     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 31, 1998


                                    REGISTRATION NOS. 333-52583 AND 333-52583-01
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 2

                                       TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                       FLEET CREDIT CARD MASTER TRUST II
                 (FORMERLY ADVANTA CREDIT CARD MASTER TRUST II)
                             (ISSUER OF SECURITIES)

                     FLEET BANK (RI), NATIONAL ASSOCIATION
                   (DEPOSITOR TO THE TRUST DESCRIBED HEREIN)
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                    UNITED STATES                                            050495490
             (STATE OR OTHER JURISDICTION                                 (I.R.S. EMPLOYER
                   OF ORGANIZATION)                                    IDENTIFICATION NUMBER)

                                50 KENNEDY PLAZA
                                   18TH FLOOR
                         PROVIDENCE, RHODE ISLAND 02903
                                 (401) 278-5451
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               LINDA MORRIS, ESQ.
                     FLEET BANK (RI), NATIONAL ASSOCIATION
                                   PA HR GO1F
                               101 GIBRALTAR ROAD
                          HORSHAM, PENNSYLVANIA 19044
                                 (215) 444-2339
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   COPIES TO:

                             PAUL WEIFFENBACH, ESQ.
                       ORRICK, HERRINGTON & SUTCLIFFE LLP
                               WASHINGTON HARBOUR
                              3050 K STREET, N.W.
                             WASHINGTON, D.C. 20007
                                 (202) 339-8400

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective as determined by market conditions.

    If any of the securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------
TITLE OF SECURITIES TO BE        AMOUNT TO BE       PROPOSED MAXIMUM AGGREGATE      PROPOSED MAXIMUM AGGREGATE
REGISTERED                        REGISTERED              PRICE PER UNIT*                 OFFERING PRICE*
-----------------------------------------------------------------------------------------------------------------
Asset Backed Certificates....     $1,000,000                   100%                         $1,000,000
-----------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------

-----------------------------  ----------------------
-----------------------------  ----------------------
TITLE OF SECURITIES TO BE            AMOUNT OF
REGISTERED                       REGISTRATION FEE**
----------------------------------------------------------------------------
Asset Backed Certificates....           $295
---------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------

*  Estimated solely for the purpose of calculating the registration fee.

** Previously paid.
                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

EXPLANATORY NOTE

     On February 20, 1998, through a series of transactions, Advanta National Bank transferred substantially all of its consumer credit card business to affiliates of Fleet Financial Group, Inc., including Fleet Bank (RI), National Association, and the rights and obligations of Advanta National Bank, as Seller and Servicer under the Pooling and Servicing Agreement were assigned, transferred to and assumed by Fleet Bank (RI), National Association. References herein to the "Seller" or the "Servicer" shall, unless the context otherwise requires, for historical purposes prior to February 20, 1998 mean Advanta National Bank and shall mean Fleet Bank (RI), National Association and its successors and assigns for all periods on or after February 20, 1998.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED WITHOUT THE DELIVERY OF A FINAL PROSPECTUS SUPPLEMENT AND ACCOMPANYING PROSPECTUS. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                  REPRESENTATIVE FORM OF PROSPECTUS SUPPLEMENT
PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED             , 199 )

                       FLEET CREDIT CARD MASTER TRUST II
            (FORMERLY KNOWN AS ADVANTA CREDIT CARD MASTER TRUST II)

$            CLASS A [FLOATING-RATE] [      %] ASSET-BACKED CERTIFICATES, SERIES
                                  199 -

$            CLASS B [FLOATING-RATE] [      %] ASSET-BACKED CERTIFICATES, SERIES
                                  199 -

                     FLEET BANK (RI), NATIONAL ASSOCIATION
                              SELLER AND SERVICER
                            ------------------------

     Each Class A [Floating-Rate] [     %] Asset-Backed Certificate, Series
199 -     (collectively, the "Class A Certificates") and each Class B
[Floating-Rate][     %] Asset-Backed Certificate, Series 199 -
(collectively, the "Class B Certificates" and, together with the Class A Certificates, the "Certificates") offered hereby will represent an undivided interest in the assets of the Fleet Credit Card Master Trust II (formerly known as the ADVANTA Credit Card Master Trust II) (the "Trust") formed pursuant to a Pooling and Servicing Agreement between a predecessor in interest of Fleet Bank
(RI), National Association (the "Bank"), as Seller and Servicer (each as defined herein), and Bankers Trust Company, as trustee (the "Trustee").
                                                        (Continued on next page)
                            ------------------------

     POTENTIAL INVESTORS SHOULD CONSIDER THE INFORMATION SET FORTH IN "RISK FACTORS" COMMENCING ON PAGE S-18 HEREIN AND ON PAGE 17 IN THE PROSPECTUS.

     THE CERTIFICATES REPRESENT INTERESTS IN THE TRUST AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF FLEET BANK (RI), NATIONAL ASSOCIATION OR ANY OF ITS AFFILIATES. A CERTIFICATE IS NOT A DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION (THE "FDIC"). THE RECEIVABLES ARE NOT INSURED OR GUARANTEED BY THE FDIC OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

     THE CLASS B CERTIFICATES WILL BE SUBORDINATE TO THE CLASS A CERTIFICATES.
[THE TRUST IS ALSO ISSUING $          OF CLASS C INTERESTS. THE CLASS C
INTERESTS WILL BE SUBORDINATE TO BOTH THE CLASS A CERTIFICATES AND THE CLASS B CERTIFICATES.]

---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
                                                     PRICE TO              UNDERWRITING           PROCEEDS TO THE
                                                     PUBLIC(1)               DISCOUNT                TRUST(1)
---------------------------------------------------------------------------------------------------------------------
Per Class A Certificate......................            %                       %                       %
---------------------------------------------------------------------------------------------------------------------
Per Class B Certificate......................            %                       %                       %
---------------------------------------------------------------------------------------------------------------------
Total........................................            $                       $                       $
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------

(1) Plus accrued interest, if any, at the rate of             , as applicable,
    from             ,      .
                            ------------------------

     The Certificates are offered by the Underwriter[s] when, as and if issued by the Trust and accepted by the Underwriter[s] and subject to the Underwriter['s][s'] right to reject orders in whole or in part. It is expected that the Certificates will be offered globally and delivered in book-entry form
on or about             , 199 , through the facilities of The Depository Trust
Company, [Cedel Bank, societe anonyme and the Euroclear System].
                            ------------------------

                                [UNDERWRITER[S]]

          The date of this Prospectus Supplement is             , 199

(Continued from previous page)

     Concurrently with the issuance of the Certificates, the Trust will issue
$          Class C Asset-Backed Interests, Series 199 -     (the "Class C
Interests"), which will be subordinated to the Certificates as described herein. Only the Class A Certificates and the Class B Certificates are offered hereby.


     The property of the Trust (collectively, the "Trust Assets") includes a portfolio of MasterCard(R) and VISA(R)* credit card receivables (the "Receivables") generated or to be generated from time to time in the ordinary course of business in a portfolio of revolving credit card accounts (the "Accounts") and certain other property. A listing of all assets which constitute Trust Assets is set forth in the Prospectus on page 5. The Receivables arise in accounts which are owned by the Seller. The Bank will service the Receivables. The Certificateholders will be entitled to certain assets of the Trust, including the right to receive a varying percentage of each month's collections with respect to the Receivables at the times and in the manner described herein. The Seller owns the remaining undivided interest in the Trust not represented by the Certificates, the Class C Interests or the certificates of any other Series and any other certificated or uncertificated interests in the Trust issued as Series Enhancement. The Trust has offered and may offer from time to time other Series of certificates that represent undivided interests in certain assets of the Trust, which may have terms significantly different from the Certificates and the Class C Interests.


     Interest on the Class A Certificates will accrue from
            [at the rate of      %] [at a floating-rate determined as follows
                                    ]. Interest will be distributed on the Class
A Certificates on the      day of each month, commencing             , 199 .
Interest on the Class B Certificates will accrue from
[at the rate of      %] [at a floating-rate determined as follows
                        ]. Interest will be distributed on the Class B
Certificates on the      day of each month, commencing             , 199 .

     Principal with respect to the Class A Certificates is scheduled to be distributed to the Class A Certificateholders on the Distribution Date, or earlier or later in certain circumstances described herein. Principal with respect to the Class B Certificates is expected to be distributed to the Class B Certificateholders on the Distribution Date, or earlier or later in certain circumstances described herein.

     [The Trust will have the benefit of funds on deposit in a cash collateral account (the "Cash Collateral Account") which will be funded by an initial
deposit of $          , for the benefit of the Class A Certificates, the Class B
Certificates and the Class C Interests. Amounts on deposit in the Cash Collateral Account on each Distribution Date in excess of the Required Cash Collateral Amount will be withdrawn and applied as described herein. Amounts available to be withdrawn from the Cash Collateral Account will be applied as described herein under "Summary of Terms -- The Cash Collateral Account" and "Description of the Certificates -- The Cash Collateral Account."]

     [Application will be made to list the Certificates on the [Luxembourg Stock Exchange; however, no assurance can be given that such listing will be obtained.
Certificateholders should consult with             , the Luxembourg listing
agent for the Certificates                                     , phone number
                        , for the status of such listing.] [other exchanges].]

     CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE SERIES
199 - CERTIFICATES. SUCH TRANSACTIONS MAY INCLUDE STABILIZING AND THE PURCHASE OF THE SERIES 199 - CERTIFICATES TO COVER SYNDICATE SHORT POSITIONS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING" HEREIN.]

     THE CERTIFICATES OFFERED HEREBY (TOGETHER WITH THE CLASS C INTERESTS, WHICH ARE NOT OFFERED HEREBY OR BY THE PROSPECTUS) CONSTITUTE A SEPARATE SERIES OF CERTIFICATES BEING OFFERED BY THE SELLER FROM TIME TO TIME PURSUANT TO THE
PROSPECTUS DATED             , 199 . THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN
COMPLETE INFORMATION ABOUT THE OFFERING OF THE CERTIFICATES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS AND INVESTORS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

---------------
* MasterCard(R) and VISA(R) are federally registered servicemarks of MasterCard International Inc. and Visa U.S.A., Inc., respectively.

                                SUMMARY OF TERMS

     The following is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the accompanying Prospectus. Certain capitalized terms used herein are defined elsewhere in this Prospectus Supplement and the accompanying Prospectus. A listing of the pages on which some of such terms are defined is found in the "Index of Principal Terms" beginning on page S-49 in this Prospectus Supplement and page 68 in the accompanying Prospectus. Other Series which may be issued pursuant to other similar prospectus supplements and prospectuses or disclosure documents may also use such capitalized terms in such prospectuses or documents. However, in such cases, reference to such terms will, unless the context otherwise requires, only be made in the context of such other Series.

TRUST........................  The Fleet Credit Card Master Trust II (formerly known as the ADVANTA Credit Card master Trust II) (the "Trust").

THE CERTIFICATES AND THE
CLASS C INTERESTS............  Each of the Class A [Floating-Rate] [  %]
                               Asset-Backed Certificates, Series 199 - (the
                               "Class A Certificates") and the Class B
                               [Floating-Rate] [ %] Asset-Backed Certificates, Series 199 - (the "Class B Certificates," together with the Class A Certificates, the "Certificates") offered hereby, together with the Class C Asset-Backed Interests, Series 199 - (the "Class C Interests") represent a specified undivided interest in the Trust Assets allocated to the Certificates and the Class C Interests (the "Investor Interest"). The term "Class A Certificateholders" refers to holders of the Class A Certificates, the term "Class B Certificateholders" refers to holders of the Class B Certificates, the term "Certificateholders" refers to holders of the Certificates, and the term "Series" refers to any series of certificates issued by the Trust, including the series designated as Series 199 - ("Series 199 - ") of which the Certificates form a part. The Certificates will be issued pursuant to the Amended and Restated Pooling and Servicing Agreement dated as of December 1, 1993, as amended and restated as of May 23, 1994 (as further amended and in effect from time to time, the "Master Pooling and Servicing Agreement"), between a predecessor in interest to Fleet Bank
                               (RI), National Association (the "Bank"), as
                               Seller and as Servicer (as each such term is defined below), and Bankers Trust Company, as trustee (the "Trustee"), and a related supplement thereto (the "Supplement" and, together with the Master Pooling and Servicing Agreement, the "Pooling and Servicing Agreement" (unless the context otherwise requires)). See "Description of the Certificates." The Class C Interests will be issued concurrently with the issuance of the Certificates as part of Series 199 - and will [, together with amounts on deposit in the Cash Collateral Account,] constitute the Series Enhancement for the Certificates.

                               The Trust was organized by Advanta National Bank (formerly known as Advanta National Bank USA and prior to that known as Colonial National Bank USA and successor in interest to the former Advanta National Bank) in 1993. In connection with the Transfer and as permitted by the Master Pooling and Servicing Agreement as amended by Amendment Number 3 to the Amended and Restated Pooling and Servicing Agreement dated as of February 20, 1998, (i) Advanta National Bank transferred to the Bank, and the Bank accepted and assumed, all of Advanta National Bank's rights and obligations under the Master Pooling and Servicing Agreement and the outstanding Series Supplements, (ii) the Bank became Seller and Servicer of the Trust, (iii) Advanta National Bank was released from any continuing obligations under the Master Pooling and Servicing Agreement and the outstanding Series Supplements, (iv) the Trust's name was changed to the Fleet Credit Card Master Trust II and (v) Advanta National Bank and the Bank filed with the appropriate governmental authorities Uniform Commercial Code financing statements reflecting the transfer to and assumption by the Bank. See "Transfer and Assignment" in the Prospectus. The terms "Seller" and "Servicer" mean the entity acting in each such capacity under the Pooling and Servicing Agreement, is (a) for the period prior to February 20, 1998, Advanta National Bank and (b) for the period beginning on February 20, 1998 to the date of this Prospectus Supplement, the Bank.

                               The Certificates will be available for purchase in minimum denominations of $1,000 and in integral multiples of $1,000 in excess thereof. Except in certain limited circumstances as described in the Prospectus under "Description of the Certificates -- Definitive Certificates," the Certificates will only be available in book-entry form.

                               The Trust Assets will be allocated among the
                               Investor Interest, the interests of the holders of other Series and the interest of the holders of the Seller Certificates (the "Sellers' Interest"), as described below. The aggregate amount of Principal Receivables and amounts and other property constituting Eligible Investments, if any, on deposit in, credited to or held in the Excess Funding Account allocated to the Certificateholders and the Class C Interest Holders (the "Invested Amount") will be
                               $          on the Closing Date (the "Initial
                               Invested Amount"). The Invested Amount will,
                               except as otherwise provided herein, [increase up
                               to a maximum amount of $          during the
                               Funding Period,] remain fixed during the
                               remainder of the Revolving Period and decline thereafter during the Accumulation Period or Rapid Amortization Period as principal is deposited into the Principal Funding Account or paid on the Certificates. [The Invested Amount is subject to increase during the Funding Period to the extent amounts are withdrawn from the Pre-Funding Account and paid to the Seller in connection with an increase in the amount of Principal Receivables in the Trust.] The aggregate amount of Principal Receivables and amounts and other property constituting Eligible Investments, if any, on deposit in, credited to or held in the Excess Funding Account allocated to the Class A Certificateholders (the "Class A
                               Invested Amount") will be $          on the
                               Closing Date (the "Class A Initial Invested
                               Amount"). The aggregate amount of Principal
                               Receivables and amounts, if any, on deposit in, credited to or held in the Excess Funding Account allocated to the Class B Certificateholders (the
                               "Class B Invested Amount") will be $          on
                               the Closing Date (the "Class B Initial Invested Amount"). The aggregate amount of Principal Receivables and amounts, if any, on deposit in the Excess Funding Account allocated to the Class C Interest Holders (the "Class C Invested
                               Amount") will be $          on the Closing Date
                               (the "Class C Initial Invested Amount"). [During the Funding Period, the Class A Invested Amount, the Class B Invested Amount and the Class C Invested

                               Amount may increase under certain conditions as the Sellers' Interest is increased until the
                               Class A Invested Amount is equal to $          ,
                               the Class B Invested Amount is equal to
                               $          and the Class C Invested Amount is
                               equal to $          .]

                               Thereafter, the Class A Invested Amount will remain, prior to the commencement of the Accumulation Period or Rapid Amortization Period, fixed at [the Class A Initial Invested Amount] [such] Class A Invested Amount, except if there are unreimbursed Class A Investor Charge-Offs or if a Pay Out Event occurs. In addition, the Class B Invested Amount will decline in certain circumstances as a result of (a) the allocation to the Class B Certificates of Defaulted Amounts, including such amounts otherwise allocable to the Class A Certificates, and (b) the reallocation of collections of Principal Receivables otherwise allocable to the Class B Certificates to fund certain payments in respect of the Class A Certificates. Any such reductions in the Class B Invested Amount may be reimbursed out of Excess Spread, if any, Excess Finance Charges allocable to Series 199 - , the reallocation of certain amounts allocable to the Class C Interest [and certain amounts, if any, on deposit in the Cash Collateral Account, as described herein].

                               The Seller Amount will fluctuate as the amount of Principal Receivables in the Trust, the invested amount of each Series, the Discount Percentage and the amounts and other property constituting Eligible Investments, if any, on deposit in, credited to or held in the Excess Funding Account and the Principal Funding Account change from time to time. The Sellers' Interest will represent the right to the assets of the Trust not allocated to the Investor Interest or the holders of investor certificates of other Series (the Investor Interest and the interest in the assets of the Trust held by the holders of investor certificates of other Series is referred to herein as the "Certificateholders' Interest").

                               The Class A Certificates will represent the right to receive from the Trust Assets allocated to the Investor Interest funds up to (but not in excess
                               of) the amounts required to make payments of
                               interest on the Class A Certificates from the
                               Closing Date at [the rate of   %] [a
                               floating-rate determined as follows           ]
                               (such rate, the "Class A Certificate Rate"), and payment of principal on the
                               Distribution Date or, in certain limited circumstances, monthly payments of principal during the Rapid Amortization Period, to the extent of the Class A Invested Amount. See "Description of the Certificates -- General,"
                               "-- Interest Payments" and "-- Principal
                               Payments."

                               The Class B Certificates will represent the right to receive from the Trust Assets allocated to the Investor Interest funds up to (but not in excess
                               of) the amounts required to make payments of
                               interest on the Class B Certificates from the
                               Closing Date at the [rate of   %] [a
                               floating-rate determined as follows           ]
                               (such rate, the "Class B Certificate Rate"), and [monthly payments of principal,] following the payment in full of the Class A Investor Amount, during the Class B Accumulation Period or the Rapid Amortization Period to the extent of the Class B Invested Amount. See "Description of the

                               Certificates -- General," "-- Interest Payments" and "-- Principal Payments."

                               The Certificates represent beneficial interests in the Trust Assets only and do not represent interests in or obligations of Fleet Financial Group, Inc., the Bank or any affiliate thereof except to the limited extent provided herein. None of the Certificates, the Class C Interests, the Accounts or the Receivables are insured or guaranteed by the Federal Deposit Insurance Corporation (the "FDIC") or any other governmental agency or instrumentality.

RECEIVABLES..................  The aggregate amount of Principal Receivables and
                               Finance Charge Receivables in the Accounts as of
                                           , 199 equaled $          and
                               $          , respectively. The aggregate
                               undivided interest in the Principal Receivables and amounts on deposit in the Excess Funding Account, if any, evidenced by the Certificates and the Class C Interests will never exceed the sum of the Class A Invested Amount, the Class B Invested Amount and the Class C Invested Amount, regardless of the total amount of Principal Receivables in the Trust and amounts on deposit in the Excess Funding Account, if any, at any time. See "The Receivables."

REGISTRATION OF
CERTIFICATES.................  The Certificates initially will be represented by certificates registered in the name of Cede & Co. ("Cede"), as the nominee of The Depository Trust Company ("DTC"). No person acquiring a beneficial interest in the Certificates (a "Certificate Owner") will be entitled to receive a definitive certificate representing such person's interest (a "Definitive Certificate"), except in the event that Definitive Certificates are issued under the limited circumstances described herein. Certificateholders may elect to hold their Certificates through DTC (in the United States) or Cedel or Euroclear (in Europe). See "Description of the Certificates -- Definitive Certificates" in the Prospectus.

SELLER AND SERVICER..........  Fleet Bank (RI), National Association, a national banking association and a wholly-owned subsidiary of Fleet Financial Group, Inc. The principal executive offices of the Servicer are located at 50 Kennedy Plaza, 18th Floor, Providence, Rhode Island 02903. See "The Bank and Fleet Financial Group" in the Prospectus.

COLLECTIONS..................  All collections of Receivables will be allocated by the Servicer between amounts collected on Principal Receivables and amounts collected on Finance Charge Receivables. All such amounts will then be allocated in accordance with the respective interests of the Class A Certificateholders, the Class B Certificateholders, the holders of the Class C Interests (the "Class C Interest Holders"), the holders of the Seller Certificates and the holders of certificates and uncertificated interests of other Series, if any, in the Principal Receivables and in the Finance Charge Receivables. Subject to certain exceptions, the Servicer will deposit all collections of Receivables distributable to the Certificateholders, the Class C Interest Holders and to holders of certificates and uncertificated interests of other Series, if any, in the Collection Account no later than the day prior to the applicable Distribution Date. See "Description of the Certificates -- Allocation Percentages."

INTEREST.....................  Interest on the Certificates for each Interest
                               Period will be distributed on the      day of
                               each month or, if any such day is not a Business Day, on the next succeeding Business Day (each, a
                               "Distribution Date"), commencing             ,
                               199 in an amount equal to [one-twelfth of] the product of (i) [(a) the actual number of days in the related Interest Period divided by [360][365], times (b)] the Class A Certificate Rate or Class B Certificate Rate, as applicable, and (ii) the outstanding principal amount of the Class A Certificates or the outstanding principal amount of the Class B Certificates, as applicable, as of the preceding Record Date (or,
                               in the case of the           Distribution Date,
                               as of the Closing Date). The "Interest Period," with respect to any Distribution Date, will be the period from the previous Distribution Date through the day preceding such Distribution Date, except that the initial Interest Period will be the period from the Closing Date through
                                           , 199 , the day preceding the initial
                               Distribution Date. The term "Business Day" means any day other than a Saturday, Sunday or a day on which banking institutions in New York, New York, Providence, Rhode Island (or, with respect to the determination of LIBOR, London, England) or any other state in which the principal executive offices of the Bank or any Additional Seller or the Trustee are located, are authorized or obligated by law, executive order or governmental decree to be closed. The "Monthly Period," with respect to any Distribution Date will be the period from and including the first day of the preceding calendar month to and including the last day of such calendar month (other than the initial Monthly Period, which will commence on
                               the Closing Date and end on             , 199 ).
                               See "Description of the Certificates -- Interest Payments."

ADDITIONAL AMOUNTS AVAILABLE
TO CERTIFICATEHOLDERS........  If Class A Available Funds are less than the sum of (i) current and overdue Class A Monthly
                               Interest, (ii) current and overdue Class A
                               Additional Interest, (iii) current and overdue Class A Servicing Fee and (iv) the Class A Investor Default Amount, with respect to the related Distribution Date, Excess Spread and Excess Finance Charges allocable to Series 199 - will be applied to fund the deficiency (the "Class A Required Amount"). "Excess Spread" for any Distribution Date will equal the sum of (a) the excess of Class A Available Funds over the sum of the amounts referred to in clauses (i),
                               (ii), (iii) and (iv) above, (b) the excess of Class B Available Funds over the sum of (i) current and overdue Class B Monthly Interest,
                               (ii) current and overdue Class B Additional
                               Interest and (iii) current and overdue Class B Servicing Fee and (c) the Class C Available Funds not used, if the Bank or the Trustee is no longer the Servicer, to pay current and overdue Class C Servicing Fee. If Excess Spread and Excess Finance Charges allocable to Series 199 - with respect to such Distribution Date are less than the Class A Required Amount, [amounts, if any, on deposit in the Cash Collateral Account will then be withdrawn to fund the remaining Class A Required Amount. If Excess Spread and Excess Finance Charges allocable to Series 199 - for such Distribution Date and amounts, if any, on deposit in the Cash Collateral Account are less than the Class A Required Amount,] Reallocated Principal Collections allocable first to the Class C Invested Amount and then the Class B Invested Amount with respect to the related Monthly Period will be used to fund the remaining Class A Required Amount. If Reallocated Principal Collections with respect to such Monthly Period are insufficient to fund the remaining Class A Required Amount for the related Distribution Date, then a portion of the Class C Invested Amount will be reduced by the amount of such deficiency (but not by more than the Class A Investor Default Amount for such Monthly Period). If such reduction would cause the Class C Invested Amount to be reduced below zero, the Class B Invested Amount will be reduced by the amount by which the Class C Invested Amount would have been reduced below zero (but not by more than the excess of the Class A Investor Default Amount for such Monthly Period over the amount of such reduction in the Class C Invested Amount) to avoid a charge-off with respect to the Class A Certificates. If the Class B Invested Amount is reduced to zero, the Class A Invested Amount will be reduced by the amount by which the Class A Required Amount for any Distribution Date exceeds the sum of (i) Excess Spread and Excess Finance Charges allocated to Series 199 - , (ii) [amounts, if any, on deposit in the Cash Collateral Account and (iii) ] Reallocated Principal Collections for the related Monthly Period, but not by more than the excess of the Class A Investor Default Amount for such Monthly Period over the aggregate reductions in the Class C Invested Amount and the Class B Invested Amount with respect to such Monthly Period, and the Class A Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust. See "Description of the Certificates -- Reallocation of Cash Flows" and "-- Allocation of Investor Default Amount."

                               Excess Spread and Excess Finance Charges allocable to Series 199 - and not required to pay the Class A Required Amount or reimburse Class A Investor Charge-Offs will be applied to fund the Class B Required Amount. The "Class B Required Amount" means the amount for any Distribution Date equal to the sum of (a) the amount, if any, by which the sum of (i) current and overdue Class B Monthly Interest, (ii) current and overdue Class B Additional Interest and (iii) current and overdue Class B Servicing Fee and (b) the Class B Investor Default Amount for the related Monthly Period. If Excess Spread and Excess Finance Charges allocable to Series 199 - with respect to such Distribution Date not required to pay the Class A Required Amount are less than the Class B Required Amount, [amounts, if any, on deposit in the Cash Collateral Account not required to fund the Class A Required Amount will be withdrawn and applied to fund the Class B Required Amount. If such amounts available with respect to such Distribution Date are insufficient to pay the Class B Required Amount], Reallocated Principal Collections allocable to the Class C Invested Amount for the related Monthly Period not required to fund the Class A Required Amount will then be used to fund the remaining Class B Required Amount. If Reallocated Principal Collections allocable to the Class C Invested Amount with respect to such Monthly Period are insufficient to fund the remaining Class B Required Amount for the related Distribution Date, then the Class C Invested Amount will be reduced by the amount of such deficiency (but not by more than the Class B Investor Default Amount for such Monthly Period). If such reduction would cause the Class C Invested Amount to be reduced below zero, the Class B Invested Amount will be reduced by the amount by which the Class B Required Amount for any Distribution Date exceeds the sum of Excess Spread and Excess Finance Charges allocated to Series 199 - and not required to pay the Class A Required Amount [and amounts, if any, on deposit in the cash Collateral Account not required to pay the Class A Required Amount] and Reallocated Principal Collections not required to pay the Class A Required Amount for the related Monthly Period, but not by more than the excess of the Class B Investor Default Amount for such Monthly Period over the reduction in the Class C Invested Amount with respect thereto for such Monthly Period. In the event of a reduction of the Class A Invested Amount, the Class B Invested Amount or the Class C Invested Amount, the amount of principal and interest available to fund payments with respect to the Class A Certificates and the Class B Certificates will be decreased. See "Description of the
                               Certificates -- Reallocation of Cash Flows" and "-- Allocation of Investor Default Amount."


EXCESS FINANCE CHARGES.......  "Excess Finance Charges" means amounts designated by another Series for allocation to Series within Group [One] and which, pursuant to the Master Pooling and Servicing Agreement and any related supplement, are allocable to Series 199 - .
                               Series 199 - will be the      Series issued by
                               the Trust that will be outstanding on the Closing
                               Date. Series 199 - will be the      Series
                               included in a group of Series ("Group [One]") expected to be issued by the Trust from time to time. See "Annex I." Annex I is hereby incorporated into this Prospectus Supplement by reference. Additional Series are expected to be issued from time to time by the Trust.


[THE CASH COLLATERAL
ACCOUNT......................  A cash collateral account (the "Cash Collateral
                               Account") will be held in the name of the Trustee for the benefit of the Certificateholders and the Class C Interest Holders. The Cash Collateral Account will have a beginning balance of
                               $          which may be increased to the extent
                               collections of Excess Spread and Excess Finance Charges allocable to Series 199 - are expected to be deposited therein as described below. See "Description of the Certificates -- The Cash Collateral Account." To the extent set forth herein, withdrawals will be made from the Cash Collateral Account to pay the Class A Required Amount first, then to pay the Class B Required Amount and then to pay any unpaid Class C Servicing Fee. See "Description of the Certificates -- Reallocation of Cash Flows."]

AMOUNTS AVAILABLE AS
ENHANCEMENT..................  On each Distribution Date, the amount of enhancement (the "Enhancement") available to the Certificateholders will equal the lesser of (i) the [sum of the] Class C Investor Amount [and the amount, if any, on deposit in the Cash Collateral Account] (the "Available Enhancement Amount") and
                               (ii) the Required Enhancement Amount. The
                               "Required Enhancement Amount" with respect to any Distribution Date means, subject to certain limitations more fully described herein, the greater of (i) the product of (a) the sum of

                               (I) [the sum of] the Class A Invested Amount [and the Class A Floating Percentage of the Pre-Funded Amount] and (II) [the sum of] the Class B Invested Amount [and the Class B Floating Percentage of the Pre-Funded Amount], each as of such Distribution Date after taking into account distributions made on such Distribution Date, [minus the amount of funds on deposit in the Cash Collateral Account after taking account all deposits and withdrawals on such Distribution Date,] and (b) a fraction, the numerator of which
                               is   % and the denominator of which is the excess
                               of 100% over   % and (ii) [the sum of (A)] the
                               product of (I) $          , (II)   % [and (III) a
                               fraction the numerator of which is equal to [the sum of] the Available Cash Collateral Amount as of the immediately preceding Distribution Date [and the Class C Floating Percentage of the Pre-Funded Amount] and the denominator of which is the Total Enhancement for such Distribution Date
                               and (B) the product of (I) $          , (II)   %
                               and (III) a fraction, the numerator of which is equal to the Class C Invested Amount as of the immediately preceding Distribution Date and the denominator of which is the Total Enhancement for such Distribution Date,] subject to certain limitations. With respect to any Distribution Date, if the Available Enhancement Amount is less than the Required Enhancement Amount, certain Excess Spread and Excess Finance Charges allocable to Series 199 - will be used [first] to increase the Class C Invested Amount to the extent of any prior unreimbursed reductions in the Class C Invested Amount [and then deposited to the Cash Collateral Account to the extent of such shortfall]. See "Description of the Certificates -- Application of
                               Collections -- Excess Spread; Excess Finance
                               Charges." [On any Distribution Date, to the extent that the sum of the amount on deposit in the Cash Collateral Account and the Class C Investor Amount exceeds the Required Enhancement Amount, such excess may be paid to the Class C Interest Holders and will not be available to the Certificateholders.]

[FUNDING PERIOD..............  During the period from and including the Closing
                               Date to but excluding the earlier of (i) the
                               commencement of the Rapid Amortization Period,
                               (ii) the date on which the Invested Amount first
                               equals $          and (iii)           ,
                                         (the "Funding Period"), the Pre-Funded
                               Amount will be maintained in a trust account to be established with the Trustee (the "Pre-Funding Account"). The "Pre-Funded Amount" means the principal amount on deposit in the Pre-Funding
                               Account, which initially will equal $          or
                                 % of the initial Investor Amount of the
                               Certificates and the Class C Interests. Funds on deposit in the Pre-Funding Account will be invested by the Trustee in Eligible Investments.]

                               [During the Funding Period, funds on deposit in the Pre-Funding Account will be withdrawn on a monthly basis to the extent of any increases in the Invested Amount as a result of an increase in the amount of Principal Receivables in the Trust to the extent that the Seller Amount on the last day of a Monthly Period during the Funding Period
                               exceeds the product of (A) the sum of   % and the
                               Required Seller Percentage on such date and (B) the sum of the aggregate amount of Principal Receivables in the Trust and amounts on deposit in the Excess Funding Account on such day; provided, however, that the Invested Amount will in no
                               event exceed $          or increase by an amount
                               in excess of the Pre-Funded Amount immediately prior to giving effect to such increase. Certificateholders will have no further right to or interest in such funds upon their withdrawal from the Pre-Funding Account in connection with such increases in the Invested Amount. Should the Pre-Funded Amount be greater than zero at the end of the Funding Period, the amounts remaining on deposit in the Pre-Funding Account will be payable pro rata to the Class A Certificateholders, the Class B Certificateholders and the Class C Interest Holders on the next succeeding Distribution Date and result in a reduction of the Class A Investor Amount, the Class B Investor Amount and the Class C Investor Amount. See "Description of the Certificates -- Pre-Funding Account."]

REVOLVING PERIOD.............  No principal will be payable to or for the benefit of Certificateholders [(other than any principal payment made from amounts on deposit in the Pre-Funding Account at the end of the Funding Period)] during the period (the "Revolving Period") from and including the Closing Date to but not including the earlier of (i) the commencement of the controlled Accumulation Period and (ii) the commencement of the Rapid Amortization Period. The accumulation period with respect to the Certificates (the "Accumulation Period"), which includes separate accumulation periods for the Class A Certificates and the Class B Certificates, is scheduled to begin at
                               the close of business on             ,      .
                               Subject to the conditions set forth herein under "Description of the Certificates -- Postponement of Accumulation Period," the day on which the Revolving Period ends and the Accumulation Period begins may be delayed to no later than the end of
                               the day on             ,      . During the
                               Revolving Period, collections of Principal
                               Receivables allocated to the Certificates and the Class C Interest (other than Reallocated Principal Collections that are used to pay any deficiency in the Class A Required Amount or the Class B Required Amount) will generally be paid from the Trust to the holders of the Seller Certificates or to amortizing or accumulating Series in [Group One] or deposited into the Excess Funding Account. See "Description of the Certificates -- Principal Payments."

ACCUMULATION PERIOD;
PRINCIPAL PAYMENTS...........  Unless a Pay Out Event shall have occurred, (a)
                               the Class A accumulation period (the "Class A Accumulation Period") will begin at the end of the day on the last day of the Revolving Period and will end on the earliest of (i) the commencement of the Rapid Amortization Period,
                               (ii) the payment in full to the Class A
                               Certificateholders of the Class A Investor
                               Amount, and (iii) the Series 199 - Termination Date, and (b) the Class B accumulation period (the "Class B Accumulation Period") will commence on the first day of the Monthly Period immediately preceding the Class B Principal Commencement Date and end on the earliest of (i) the commencement of the Rapid Amortization Period, (ii) the payment in full to the Class B Certificateholders of the Class B Invested Amount and (iii) the Series 199 - Termination Date. During the Accumulation Period, the Available Investor Principal Collections will no longer be paid to the holders of the Seller Certificates or to amortizing or accumulating

                               Series in [Group One] or deposited into the Excess Funding Account as described above but instead will be deposited monthly, along with certain other amounts constituting Available Investor Principal Collections, on each Distribution Date beginning with the Distribution Date in the month following the commencement of the Accumulation Period in a trust account established by the Servicer for the benefit of Certificateholders (the "Principal Funding Account") to be accumulated for payment to the Certificateholders as provided herein, first to the Class A Certificateholders, which payment is anticipated to be on the Class A Expected Final Distribution Date, and then (following payment in full of the Class A Investor Amount) to the Class B Certificateholders, which payment is anticipated to be on the Class B Expected Final Distribution Date. With respect to any Distribution Date, during either the Rapid Amortization Period or the Accumulation Period, until the Class B Invested Amount is paid in full and subject to certain other exceptions, "Class C Monthly Principal" shall mean an amount equal to the lesser of (A) Available Investor Principal Collections not applied to Class A Monthly Principal or Class B Monthly Principal and (B) the excess, if any, of (i) [the amount on deposit in the Cash Collateral Account plus] the Class C Investor Amount over (ii) the Required Enhancement Amount (the "Enhancement Surplus"). During the Accumulation Period or the Rapid Amortization Period, collections of Principal Receivables generally will be allocated to the Invested Amount in a ratio the numerator of which is the Invested Amount as of the last day of the Revolving Period and the denominator of which is the greater of (x) the sum of the aggregate amount of Principal Receivables and the principal amount on deposit in the Excess Funding Account as of the last day of the prior Monthly Period and (y) the sum of the numerators used to calculate the Series Percentages applicable to Principal Receivables for all Series outstanding; provided, however, that such ratio is subject to adjustment to give effect to designations of Additional Accounts. See "Description of the Certificates -- Allocation
                               Percentages, --"Application of Collections" and "-- Principal Payments."

                               With respect to any Distribution Date relating to the Accumulation Period, if Available Investor Principal Collections in the prior Monthly Period are equal to or greater than the sum of (i) the Controlled Accumulation Amount on such Distribution Date and (ii) the existing Deficit Controlled Accumulation Amount (as defined below), if any, from the immediately preceding Distribution Date (such sum for such Distribution Date, the "Controlled Deposit Amount," provided that the Controlled Deposit Amount on any Distribution Date after the payment in full of the Class A Certificates shall not exceed the Class B Invested Amount), then the Controlled Deposit Amount will be deposited into the Principal Funding Account, and the excess of such Available Investor Principal Collections over the Controlled Deposit Amount and any amounts thereof applied as Class C Monthly Principal will be paid from the Trust to the holders of the Seller Certificates or to other amortizing or accumulating Series in [Group One] or deposited into the Excess Funding Account. The existing "Deficit Controlled Accumulation Amount" means, on any Distribution Date, the excess, if any, of the Controlled Deposit Amount from the prior Distribution Date over the Available Investor Principal Collections.

                               If the Available Investor Principal Collections in the prior Monthly Period are less than the Controlled Deposit Amount, such remaining Available Investor Principal Collections will be deposited into the Principal Funding Account, and the excess of the Controlled Deposit Amount over such Available Investor Principal Collections will be the Deficit Controlled Accumulation Amount for the succeeding Monthly Period. See "Description of the Certificates -- Application of Collections."

                               All amounts in the Principal Funding Account will be invested at the direction of the Servicer by the Trustee in certain Eligible Investments. Investment earnings (net of investment losses and expenses) on funds on deposit in the Principal Funding Account (the "Principal Funding Investment Proceeds") during the Accumulation Period will be included in Class A Available Funds with respect to each Distribution Date.

                               Funds on deposit in the Principal Funding Account will be available to pay the Class A Certificateholders in respect of the Class A Investor Amount on the Class A Expected Final Distribution Date. If the aggregate principal amount of deposits made to the Principal Funding Account are insufficient to pay in full the Class A Investor Amount on the Class A Expected Final Distribution Date, the Rapid Amortization Period will commence as described below and on each Distribution Date thereafter until the Class A Investor Amount is paid in full the Class A Certificateholders will receive distributions of Class A Monthly Principal. Although it is anticipated that during the Class A Accumulation Period funds will be deposited in the Principal Funding Account in an amount equal to the applicable Controlled Accumulation Amount with respect to each Distribution Date and that scheduled principal will be available for distribution to the Class A Certificateholders on the Class A Expected Final Distribution Date, no assurance can be given in that regard. See "Maturity Assumptions" herein.

                               On the Class B Expected Final Distribution Date, provided that the Class A Investor Amount is paid in full on the Class A Expected Final Distribution Date and the Rapid Amortization Period has not commenced, Available Investor Principal Collections will be used to pay the Class B Invested Amount as described herein. If the Available Investor Principal Collections are insufficient to pay the Class B Invested Amount on the Class B Expected Final Distribution Date, the Rapid Amortization Period will commence as described below and on each Distribution Date thereafter following the payment in full of the Class A Certificates until the Class B Invested Amount is paid in full, the Class B Certificateholders will receive distributions of Class B Monthly Principal. Although it is anticipated that scheduled principal will be available for distribution to the Class B Certificateholders on the Class B Expected Final Distribution Date, no assurance can be given in that regard. See "Maturity Assumptions" herein.

                               If a Pay Out Event occurs during the Accumulation Period, the Rapid Amortization Period will commence and any amount on deposit in the Principal Funding Account will be paid to the Class A Certificateholders on the Distribution Date following the Monthly Period in which the Rapid Amortization Period commences.

CLASS A EXPECTED FINAL
DISTRIBUTION DATE............  The           Distribution Date.

CLASS B EXPECTED FINAL
DISTRIBUTION DATE............  The           Distribution Date.

RAPID AMORTIZATION PERIOD;
PRINCIPAL PAYMENTS...........  During the period beginning with the occurrence of any Pay Out Event and ending on the earlier of
                               (i) the payment in full to the Certificateholders of the Class A Investor Amount and the Class B Invested Amount and payment in full to the Class C Interest Holders of the Class C Invested Amount and (ii) the Series 199 - Termination Date (the "Rapid Amortization Period"), Available Investor Principal Collections will no longer be paid from the Trust to the holders of the Seller Certificates or to amortizing or accumulating Series in [Group One] or deposited into the Excess Funding Account as described above but instead will be distributed on each Distribution Date, first to the Class A Certificateholders until the Class A Investor Amount has been paid in full, then to the Class B Certificateholders until the Class B Invested Amount is paid in full and then to the Class C Interest Holders until the Class C Invested Amount is paid in full, beginning with the Distribution following the Monthly Period in which the Rapid Amortization Period commences. See "Description of the Certificates -- Pay Out Events" for a discussion of the events which might lead to the commencement of the Rapid Amortization Period. See "Description of the
                               Certificates -- Application of Collections."

SUBORDINATION OF THE CLASS B
CERTIFICATES AND THE
CLASS C INTERESTS............  The Class B Certificates will be subordinated as described herein to the extent necessary to fund payments with respect to the Class A Certificates as described herein. In addition, the Class C Interests will be subordinated to the extent necessary to fund certain payments with respect to the Certificates. If the Class C Investor Amount and the amount on deposit in the Cash Collateral Account are reduced to zero, the Class B Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust. To the extent the Class B Invested Amount is reduced, and is not reinstated, the amount of principal distributable to the Class B Certificateholders will be reduced. See "Description of the Certificates -- Subordination."

SHARED COLLECTIONS OF
PRINCIPAL RECEIVABLES........  To the extent that collections of Principal
                               Receivables allocated to the Certificates or the Class C Interests are not needed to make payments to or for the benefit of Certificateholders or the Class C Interest Holders, such collections may be applied to cover principal payments due to or for the benefit of other Series, if any, in [Group One]. Any such application of collections will not result in a reduction of the Class A Invested Amount, the Class B Invested Amount or the Class C Invested Amount. In addition, during the Accumulation Period, certain collections of Principal Receivables allocated to other Series in [Group One], to the extent such collections are not needed to make payments in respect of such other Series, may be applied to cover principal amounts payable to or for the benefit of the Certificateholders or the Class C Interest Holders. See "Description of the
                               Certificates -- Shared Collections of Principal Receivables."

REQUIRED SELLER PERCENTAGE...  The Required Seller Percentage applicable to
                               Series 199 - is currently %, provided that the Required Seller Percentage may be reduced to as low as 2% if the Seller delivers an officer's certificate stating that such reduction will not have an Adverse Effect and the Rating Agency Condition is satisfied.

RECORD DATE..................  With respect to any Distribution Date, the last
                               Business Day of the month preceding such Distribution Date.

OPTIONAL REPURCHASE..........  The Certificates will be subject to optional repurchase by the Seller on any Distribution Date after the Investor Amount is less than or equal
                               to      % of the Initial Investor Amount. The
                               repurchase price on the Distribution Date on which such purchase occurs will be equal to the Investor Amount plus accrued and unpaid interest on the Certificates and the Class C Interests as described herein. If such optional repurchase occurs it may result in an early return of the investor's investment and no premium will be paid as a result of any such optional repurchase and there can be no assurance that a Certificateholder will be able to invest such early repayment amount at a similar rate of return. See "Description of the
                               Certificates -- Optional Repurchase."

FINAL PAYMENT OF PRINCIPAL
AND INTEREST; TERMINATION OF
TRUST........................  The interest of the Certificateholders in the
                               Trust will terminate following the earliest of
                               (i) the day after the Distribution Date on which the Investor Amount is paid in full, (ii) the
                                         Distribution Date and (iii) the
                               termination of the Trust (the "Series 199 -
                                 Termination Date"). All principal and interest
                               will be due and payable no later than the Series 199 - Termination Date. See "Description of the Certificates -- Final Payment of Principal and Interest; Termination" in the Prospectus.

TRUSTEE......................  Bankers Trust Company, a New York banking corporation.

TAX STATUS...................  Subject to the matters discussed under "Federal
                               Income Tax Consequences" herein and in the Prospectus, Special Tax Counsel to the Seller is of the opinion that, under existing law, the Class A Certificates and the Class B Certificates will properly be characterized as debt for federal income tax purposes on the date of issuance. Under the Pooling and Servicing Agreement, the Certificate Owners will agree to treat the Certificates as indebtedness for income tax purposes. See "Federal Income Tax Consequences" herein and in the Prospectus for additional information concerning the application of federal income tax laws.

ERISA CONSIDERATIONS.........  [Subject to the considerations described below, the Class A Certificates are eligible for purchase by employee benefit plan investors. Under a regulation issued by the Department of Labor, the Trust Assets would not be deemed "plan assets" of an employee benefit plan holding the Certificates if certain conditions are met, including that the Class A Certificates must be held, upon completion of the public offering made hereby, by at least 100 investors who are independent of the Seller and of one another. The Underwriter[s] expect that the Class A Certificates will be held by at least 100 independent investors at the conclusion of the offering, although no assurance can be given, and no monitoring or other measures will be taken to ensure that such condition will be met. The Seller anticipates that the other conditions of the regulation will be met. If the Trust Assets were deemed to be "plan assets" of an employee benefit plan investor (e.g., if the 100 independent investor criterion is not satisfied) violation of the "prohibited transaction" rules of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), could result and generate excise tax and other liabilities under ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), unless a statutory, regulatory or administrative exemption is available. It is uncertain whether existing exemptions from the "prohibited transaction" rules of ERISA would apply to all transactions involving the Trust Assets. Accordingly, employee benefit plan fiduciaries or other persons contemplating purchasing the Class A Certificates on behalf or with "plan assets" of any employee benefit plan should consult their counsel before making a purchase.]

                               [The Underwriter[s] currently do not expect that the Class B Certificates will be held by at least 100 such persons and, therefore, do not expect that such Class B Certificates will qualify as publicly-offered securities under the regulation referred to in the preceding paragraph. Accordingly, the Class B Certificates may not be acquired or held by (a) any employee benefit plan that is subject to ERISA, (b) any plan or other arrangement (including an individual retirement account or Keogh plan) that is subject to section 4975 of the Code, or (c) any entity whose underlying assets include "plan assets" under the regulation by reason of any such plan's investment in the entity. By its acceptance of a Class B Certificate, each Class B Certificateholder will be deemed to have represented and warranted that it is not and will not be subject to the foregoing limitations.]

                               See "ERISA Considerations" in the Prospectus.

CERTIFICATE RATINGS..........  It is a condition to the issuance of the Class A
                               Certificates that they be rated in the
                               rating category by at least      nationally
                               recognized rating [agency][agencies].

                               It is a condition to the issuance of the Class B Certificates that they be rated in the
                               rating category by at least      nationally
                               recognized rating [agency][agencies].

                               The rating agency or rating agencies rating the Certificates or any other Series are collectively referred to herein as the "Rating Agencies" or individually as a "Rating Agency." The Certificates offered hereby are investment grade asset-backed securities within the meaning of the Act and the rules promulgated thereunder.

[LISTING.....................  Application will be made to list the Certificates on the Luxembourg Stock Exchange; however, no assurance can be given that such listing will be obtained. Certificateholders should consult with
                                         , the Luxembourg listing agent for the
                               Certificates           , phone number
                                           , for the status of such listing.]

                                  RISK FACTORS

     Limited Liquidity. There is currently no market for the Certificates. The Underwriter[s] expect to make a secondary market in the Certificates, but are not obligated to do so. There can be no assurance that a secondary market will develop or, if it does develop, that such market will provide Certificateholders with liquidity of investment or that it will continue for the life of the Certificates.

     Limited Amounts of Credit Enhancement. Although credit enhancement with respect to the Certificates will be provided by the [funds held in the Cash Collateral Account and] subordination of the Class C Interests, such amounts are limited. If the Class C Invested Amount [and any amount on deposit in the Cash Collateral Account are] reduced to zero, the Class B Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust and the Class B Invested Amount may be reduced. If the Class B Invested Amount is reduced to zero, Class A Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust. See "Description of the Certificates -- Allocation Percentages,"
" -- Allocation of Investor Default Amount" [and "-- The Cash Collateral Account."]

     Effect of Subordination of Class B Certificates; Principal Payments. The Class B Certificates are subordinated in right of payment of principal to the Class A Certificates. Payments of principal in respect of the Class B Certificates will not commence until after the final principal payment with respect to the Class A Investor Amount has been made as described herein. Moreover, the Class B Invested Amount is subject to reduction if the Class A Required Amount for any Monthly Period is greater than zero and is not funded from Excess Spread, and Excess Finance Charges allocated to Series 199 - , Reallocated Principal Collections with respect to the Class C Invested Amount, [amounts, if any, on deposit in the Cash Collateral Account] and reductions in the Class C Invested Amount. To the extent the Class B Invested Amount is reduced, the percentage of collections of Finance Charge Receivables allocable to the Class B Certificateholders will be reduced. See "Description of the Certificates -- Allocation Percentages" and "-- Reallocation of Cash Flows." If the Class B Invested Amount is reduced to zero, the Class A Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust. See "Description of the Certificates--Subordination."

     Discount Option. Pursuant to the Pooling and Servicing Agreement, the Seller has the option to designate a fixed percentage or a variable percentage of Receivables that otherwise would be treated as Principal Receivables to be treated as Finance Charge Receivables. Any such designation would not result in an increase in the amount of Finance Charge Receivables and a slower rate of payment of collections in respect of Principal Receivables than otherwise would occur. Pursuant to the Pooling and Servicing Agreement, the Seller can make such a designation without notice to or the consent of Certificateholders. The Seller must provide 30 days' prior written notice to the Servicer, the Trustee and each Rating Agency of any such designation, and such designation will become effective only if (i) in the reasonable belief of the Seller such designation would not cause a Pay Out Event to occur with respect to any Series or an event which with notice or the lapse of time or both would constitute a Pay Out Event with respect to any Series and (ii) the Rating Agency Condition is satisfied. See "Description of the Certificates -- Discount Option" in the Prospectus.

     Rating of the Certificates.  It is a condition to the issuance of the Class
A Certificates that they be rated in the      rating category by at least
nationally recognized rating [agency][agencies]. It is a condition to the
issuance of the Class B Certificates that they be rated in the      rating
category by at least
nationally recognized rating [agency][agencies]. The rating of the Certificates is based primarily on the value of the Receivables [, the availability of funds on deposit in the Cash Collateral Account and the Pre-Funding Account as support for the Certificates] and, in the case of the Class A Certificates, the subordination of the Class B Certificates and the Class C Interest and, in the case of the Class B Certificates, the subordination of the Class C Interest. The ratings of the Certificates are not a recommendation to purchase, hold or sell Certificates, and such ratings do not comment as to the marketability of the Certificates, any market price or suitability for a particular investor. There is no assurance that any rating will remain for any given period of time or that any rating will not be lowered or withdrawn entirely by any such rating agency, if in its judgment circumstances so warrant.

     Book-Entry Registration. The Certificates initially will be represented by certificates registered in the name of Cede, the nominee for DTC, and will not be registered in the names of the Certificate Owners or their nominees. As a result, unless and until Definitive Certificates are issued, Certificate Owners will not be recognized by the Trustee as Certificateholders, as that term is used in the Pooling and Servicing Agreement. Until such time, Certificate Owners will only be able to exercise the rights of Certificateholders indirectly through DTC and its participating members (in the United States) [or Cedel or Euroclear (in Europe).] See "Description of the Certificates -- Book-Entry Registration" and "-- Definitive Certificates" in the Prospectus.

                       THE BANK'S CREDIT CARD ACTIVITIES

GENERAL

     The Bank, as the survivor of a November 14, 1997 merger between the Bank and Fleet Bank (Delaware), National Association, was, prior to the Transfer, the owner of a portfolio of consumer credit card accounts originated or acquired by the Bank or its predecessor (the "Existing Fleet Credit Card Portfolio"). As discussed in the Prospectus under the caption "The Bank's Credit Card Activities," on February 20, 1998, Advanta National Bank transferred to the Bank the ownership interest in substantially all of the accounts in the Advanta Consumer Credit Card Portfolio. The Fleet Credit Card Portfolio is, therefore, a combination of consumer credit card accounts derived from the Existing Fleet Credit Card Portfolio, from the Advanta Consumer Credit Card Portfolio and additional consumer credit card accounts originated or acquired by the Bank since February 20, 1998.

BILLING AND PAYMENT

     Nearly all of the accounts in the Fleet Credit Card Portfolio are subject
to finance charges at prime indexed variable rates ranging from      % to      %
for purchases and cash advances, or London interbank offered rate indexed
variable rates ranging from      % to      % for purchases and cash advances.
For more information, see "The Bank's Credit Card Activities -- Billing and Payments" in the Prospectus.

DELINQUENCIES AND LOSS EXPERIENCE


     The following tables set forth the delinquency and loss experience for each
of the periods shown for the Fleet Credit Card Portfolio. As of             ,
199 , the Fleet Credit Card Portfolio included receivables from accounts the receivables of which were transferred to trusts similar to the Trust in an
aggregate amount equal to approximately $          ("Prior Securitizations"). As
of             , 199 , the Fleet Credit Card Portfolio also included
approximately $          of receivables from accounts the receivables of which
were transferred to the Trust. Additional Accounts have been designated for inclusion in the Trust from time to time (the "Master Trust II Sales") as set forth in Annex II. Annex II is hereby incorporated into this Prospectus Supplement by reference. The Accounts in the Trust Portfolio have been selected from accounts in the Fleet Credit Card Portfolio that meet the requirements of Eligible Accounts in the Pooling and Servicing Agreement. See "The Receivables" herein and "Description of the Certificates -- Representations, Warranties and Covenants" in the Prospectus.

There can be no assurance that the delinquency and loss experience for the Receivables will be similar to the historical experience set forth below.

                             DELINQUENCY EXPERIENCE
                          FLEET CREDIT CARD PORTFOLIO
                             (DOLLARS IN THOUSANDS)

Receivables Outstanding.....................................
Receivables Contractually Delinquent........................
As a Percentage of Receivables Outstanding:.................
     30-59 Days.............................................
     60-89 Days.............................................
     90 or more days........................................
                                                              --------
          Total.............................................
                                                              ========

                                LOSS EXPERIENCE
                          FLEET CREDIT CARD PORTFOLIO
                             (DOLLARS IN THOUSANDS)

Average Receivables Outstanding.............................
Gross Losses................................................
Recoveries..................................................
Net Losses..................................................
Net Losses as a Percentage of Average Receivables
  Outstanding...............................................

INTERCHANGE

     In respect of Interchange attributed to the cardholder charges for merchandise and services in the Accounts, the Bank will be required, pursuant to the terms of the Pooling and Servicing Agreement, to transfer to the Trust in the Business Day immediately preceding the Distribution Date an amount equal to
one-twelfth of      % of the outstanding balance of the Principal Receivables
allocable to Series 199 - at the end of the last day of the preceding Monthly Period.

                                THE RECEIVABLES


     The Receivables in the Initial Accounts were conveyed to the Trust on December 3, 1993 (the "Initial Closing Date"). The Initial Accounts were selected from the Advanta Consumer Credit Card Portfolio satisfying criteria set forth in the Pooling and Servicing Agreement (the "Criteria") as applied on October 31, 1993 (the "Initial Cut-Off Date"). Receivables in Additional Accounts have been conveyed to the Trust from time to time since the Initial Closing Date as set forth in Annex II. Such Receivables were generated from Additional Accounts selected from the Advanta Consumer Credit Card portfolio prior to February 20, 1998 and from the Fleet Credit Card Portfolio after February 20, 1998, in each case satisfying the Criteria as applied on the relevant cut off date (the "Relevant Cut-Off Date"). The Initial Accounts and all Additional Accounts and any additional Receivables generated by such Accounts conveyed to the Trust are hereinafter referred to as the "Trust Portfolio." The Bank has broad discretion in selecting accounts that will be designated as Additional Accounts. The Criteria are the requirements for an account to qualify as an "Eligible Account" that are set forth in the Prospectus. In order to meet the Criteria, each Account must, on the Relevant Cut-Off Date, among other things, have been in existence and maintained by the Bank, have a cardholder with a billing address in the United States, its territories or possessions or a military address, and, except under certain circumstances, not be an account the credit card or cards with respect to which have been reported to the Bank as having been lost or stolen. See "Description of the Certificates -- Representations, Warranties and Covenants" in the Prospectus. Cardholders whose accounts are included in the Fleet Credit Card Portfolio have billing addresses in all 50 states, the District of Columbia, Puerto Rico, Guam, the Virgin Islands and certain foreign countries; provided, however, that as noted above, Eligible Accounts must, as of the Relevant Cut-Off Date, have a billing address in the United States, its territories or possessions or a military address and, as shown in the table "Geographic Distribution of Accounts and
Receivables -- Trust Portfolio," as of           ,  , 19  , more than      % of
the Accounts representing more than      % of the Receivables have billing
addresses in one of the 50 states or in the District of Columbia. Pursuant to the Pooling and Servicing Agreement, the Seller may be obligated (subject to certain limitations and conditions) to designate Additional Accounts to be included as Accounts and to convey to the Trust all Receivables of such Additional Accounts, or may elect to automatically designate Additional Accounts and convey the Receivables therein whether such Receivables are then existing or thereafter created. See "Description of the Certificates -- General"
"-- Addition of Accounts" in the Prospectus. These accounts must meet the Criteria set forth above as of the Relevant Cut-Off Date. Throughout the term of the Trust, the Accounts from which the Receivables arise will be the same MasterCard and VISA accounts designated by the Seller on the Relevant Cut-Off Date (plus any Additional Accounts subsequently designated as described above). In addition, as of the Relevant Cut-Off Date and on the date any new Receivables are created, the Seller will represent and warrant to the Trust that the Receivables are Eligible Receivables. See "Description of the
Certificates -- Representations, Warranties and Covenants" in the Prospectus.


     The Receivables, as of             , 199 , totaled $          in
Accounts. The Accounts had an average credit limit of $          . The
percentage of the aggregate total Receivables balance to the aggregate total
credit limit was      %. The average age of the Accounts was approximately
months.

     The following tables summarize the Trust Portfolio by various criteria as
of the close of business on               , 199 . Because the future composition
of the Trust Portfolio may change over time, these tables are not necessarily indicative of future results.

                         COMPOSITION BY ACCOUNT BALANCE
                                TRUST PORTFOLIO

                                                           PERCENTAGE OF
                                                               TOTAL                       PERCENTAGE OF
                                              NUMBER OF      NUMBER OF                         TOTAL
ACCOUNT BALANCE                               ACCOUNTS       ACCOUNTS       RECEIVABLES     RECEIVABLES
---------------                               ---------    -------------    -----------    -------------
Credit balance..............................                       %         $                     %

Over $......................................
          Total.............................                       %         $                     %
                                                                             ========

                          COMPOSITION BY CREDIT LIMIT
                                TRUST PORTFOLIO

                                                           PERCENTAGE OF
                                                               TOTAL                       PERCENTAGE OF
                                              NUMBER OF      NUMBER OF                         TOTAL
CREDIT LIMIT BALANCE                          ACCOUNTS       ACCOUNTS       RECEIVABLES     RECEIVABLES
--------------------                          ---------    -------------    -----------    -------------
                                                                   %         $                     %

Over $......................................
          Total.............................                       %         $                     %
                                                                             ========

                      COMPOSITION BY PERIOD OF DELINQUENCY
                                TRUST PORTFOLIO

                                                            PERCENTAGE OF
                                                                TOTAL                       PERCENTAGE
PERIOD OF DELINQUENCY                          NUMBER OF      NUMBER OF                      OF TOTAL
(DAYS CONTRACTUALLY DELINQUENT)                ACCOUNTS       ACCOUNTS       RECEIVABLES    RECEIVABLES
-------------------------------                ---------    -------------    -----------    -----------
Not Delinquent...............................                       %          $                   %
1 to 29 days.................................
30 to 59 days................................
60 to 89 days................................
90 to 119 days...............................
120 to 149 days..............................
150 to 179 days..............................
180 or more..................................
          Total..............................                       %          $                   %
                                                                               =======

                           COMPOSITION BY ACCOUNT AGE
                                TRUST PORTFOLIO

                                                             PERCENTAGE
                                                              OF TOTAL                      PERCENTAGE
                                               NUMBER OF      NUMBER OF                      OF TOTAL
AGE (IN MONTHS)                                ACCOUNTS       ACCOUNTS       RECEIVABLES    RECEIVABLES
---------------                                ---------    -------------    -----------    -----------
0 to 6 months................................                       %          $                   %
Over 6 to 12 months..........................
Over 12 to 24 months.........................
Over 24 to 36 months.........................
Over 36 to 48 months.........................
Over 48 to 60 months.........................
Over 60 to 84 months.........................
Over 84 months...............................
          Total..............................                       %          $                   %
                                                                               =======

              GEOGRAPHIC DISTRIBUTION OF ACCOUNTS AND RECEIVABLES
                                TRUST PORTFOLIO

                                                           PERCENTAGE OF
                                                               TOTAL                       PERCENTAGE OF
                                              NUMBER OF      NUMBER OF                         TOTAL
STATE                                         ACCOUNTS       ACCOUNTS       RECEIVABLES     RECEIVABLES
-----                                         ---------    -------------    -----------    -------------
Alabama.....................................                       %         $                     %
Alaska......................................
Arizona.....................................
Arkansas....................................
California..................................
Colorado....................................
Connecticut.................................
Delaware....................................
District of Columbia........................
Florida.....................................
Georgia.....................................

                                                           PERCENTAGE OF
                                                               TOTAL                       PERCENTAGE OF
                                              NUMBER OF      NUMBER OF                         TOTAL
STATE                                         ACCOUNTS       ACCOUNTS       RECEIVABLES     RECEIVABLES
-----                                         ---------    -------------    -----------    -------------
Hawaii......................................
Idaho.......................................
Illinois....................................
Indiana.....................................
Iowa........................................
Kansas......................................
Kentucky....................................
Louisiana...................................
Maine.......................................
Maryland....................................
Massachusetts...............................
Michigan....................................
Minnesota...................................
Mississippi.................................
Missouri....................................
Montana.....................................
Nebraska....................................
Nevada......................................
New Hampshire...............................
New Jersey..................................
New Mexico..................................
New York....................................
North Carolina..............................
North Dakota................................
Ohio........................................
Oklahoma....................................
Oregon......................................
Pennsylvania................................
Rhode Island................................
South Carolina..............................
South Dakota................................
Tennessee...................................
Texas.......................................
Utah........................................
Vermont.....................................
Virginia....................................
Washington..................................
West Virginia...............................
Wisconsin...................................
Wyoming.....................................
All Others..................................
          Total.............................                       %         $                     %
                                                                             ========

                              MATURITY ASSUMPTIONS

     The Pooling and Servicing Agreement provides that Class A Certificateholders will not begin to receive payments of principal until the Class A Expected Final Distribution Date or following the occurrence of a Pay Out Event that results in the commencement of the Rapid Amortization Period. Class B Certificateholders will not receive payments of principal until the payment in full of the Class A Investor Amount. Unless and until a Pay Out Event occurs, on each Distribution Date during the Accumulation Period, monthly deposits of principal equal to the lesser of (a) Available Investor Principal Collections and (b) the Controlled Deposit Amount will be made into the Principal Funding Account.

     Although it is anticipated that a single principal payment will be made to Class A Certificateholders in an amount equal to the Class A Investor Amount on
the             , Distribution Date (the "Class A Expected Final Distribution
Date") and that a single principal payment will be made to Class B Certificateholders in an amount equal to the Class B Invested Amount on the
            , Distribution Date (the "Class B Expected Final Distribution Date"), no assurance can be given in that regard.

     A Pay Out Event occurs, with respect to Series 199 - only, either automatically or after specified notice, upon (a) failure of the Seller to make certain payments or transfers of funds for the benefit of the Certificateholders within the time periods stated in the Pooling and Servicing Agreement, (b) material breaches of certain representations, warranties or covenants of the Seller, (c) (i) with respect to the end of any Monthly Period, as determined on the third Business Day preceding the related Distribution Date (the "Determination Date"), with respect to which the Seller Amount is less than the Required Seller Amount as of the last day of such Monthly Period, the failure of the Seller to convey Receivables in Additional Accounts to the Trust such that the Seller Amount is at least equal to the Required Seller Amount on or prior to the tenth Business Day following such Determination Date or (ii) with respect to the end of any Monthly Period, as determined on the related Determination Date, with respect to which the aggregate Principal Receivables in the Trust are not at least equal to the Required Principal Balance as of the last day of such Monthly Period, the failure of the Seller to convey Receivables in Additional Accounts to the Trust such that the aggregate Principal Receivables in the Trust are at least equal to the Required Principal Balance on or prior to the tenth Business Day following such Determination Date, (d) the average of the Net Portfolio Yield for three consecutive Monthly Periods being a rate which is less than the average of the Base Rate for such period, (e) the occurrence of a Servicer Default having a material adverse effect on the Certificateholders, or
(f) failure to pay in full (i) the Class A Investor Amount on the Class A Expected Final Distribution Date or (ii) the Class B Invested Amount on the Class B Expected Final Distribution Date.

     The term "Net Portfolio Yield" means, with respect to any Monthly Period, the annualized percentage equivalent of a fraction the numerator of which is the sum of (a) the amount of collections of Finance Charge Receivables during such Monthly Period allocable to the Certificates and to the Class C Interests, including any other amounts that are to be treated as Collections of Finance Charge Receivables under the Pooling and Servicing Agreement, after subtracting therefrom the Defaulted Amount allocable to the Class A Certificates, the Class B Certificates and the Class C Interests for the Distribution Date for such Monthly Period, plus (b) the amount of any Principal Funding Investment Proceeds for such Distribution Date, plus (c) the amount of any investment earnings (net of investment losses and expenses) on funds on deposit in the Pre-Funding Account for such Distribution Date plus, (d) the amount of funds, if any, to be withdrawn from the Reserve Account that, pursuant to the Supplement, are required to be included in Class A Available Funds with respect to such Distribution Date, and the denominator of which is the Investor Amount as of the last day of the prior Monthly Period. For any Monthly Period, the "Base Rate" will be equal to the annualized percentage equivalent to a fraction, the numerator of which is equal to the sum of (i) the Class A Monthly Interest, (ii) the Class B Monthly Interest, (iii) the Class C Monthly Interest and (iv) the Monthly Servicing Fee, each with respect to the related Distribution Date and the denominator of which is the Investor Amount as of the last day of the preceding Monthly Period.

     A Pay Out Event occurs, with respect to the Certificates and each other Series, automatically upon (a) an Insolvency Event relating to the Seller (including any Additional Seller), (b) the Trust becoming an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the

"Investment Company Act"), or (c) the inability of the Seller (including any Additional Seller) to transfer Receivables to the Trust in accordance with the Pooling and Servicing Agreement. There can be no assurance that a Pay Out Event will not occur. See "Description of the Certificates -- Pay Out Events."

     In the event of the occurrence of a Pay Out Event, the Rapid Amortization Period will begin. During the Rapid Amortization Period, first the Class A Certificateholders and then, following the payment in full of the Class A Investor Amount, the Class B Certificateholders will be entitled to receive monthly payments of principal equal to the Available Investor Principal Collections received by the Trust during the related Monthly Period (plus the principal amount on deposit in the Principal Funding Account) until the Class A Investor Amount or Class B Invested Amount, as applicable, are paid in full. Allocations of Principal Receivables will be based on the Principal Allocation Percentage. See "Description of the Certificates -- Allocation Percentages."

     The following table sets forth the highest and lowest cardholder monthly payment rates for the Fleet Credit Card Portfolio during any month in the periods shown and the average of the cardholder monthly payment rates for all months during the period shown, in each case calculated as a percentage of total opening monthly account balances during the periods shown. Payments shown in the table include amounts which would be deemed payments of Principal Receivables and Finance Charge Receivables with respect to the Accounts.

                             MONTHLY PAYMENT RATES
                          FLEET CREDIT CARD PORTFOLIO

                                                   YEAR ENDED
                                                  DECEMBER 31,
                                                  ------------
Lowest..........................................
Highest.........................................
Monthly Average.................................

     The amount of collections on Receivables may vary from month to month due to seasonal variations, general economic conditions, changes in tax law and payment habits of individual cardholders. There can be no assurance that collections of Principal Receivables with respect to the Trust Portfolio, and thus the rate at which Certificateholders could expect to accumulate or receive payments of principal on their Certificates during the Accumulation Period or the Rapid Amortization Period, will be similar to the historical experience set forth above. In addition, the ability of the Certificateholders to be paid the applicable Class A Investor Amount or the Class B Invested Amount on the Class A Expected Final Distribution Date and the Class B Expected Final Distribution Date, respectively, may be dependent upon the availability of Shared Principal Collections. Since the Trust, as a master trust, may issue additional Series from time to time, there can be no assurance that the issuance of additional Series or the terms of any additional Series might not have an impact on the timing of payments received by Certificateholders. Further, if a Pay Out Event occurs, the average life and maturity of the Certificates could be significantly reduced.

                        RECEIVABLE YIELD CONSIDERATIONS

     The yield on the Fleet Consumer Credit Card Portfolio for the      period
ended           ,           and for each of the      years in the period ended
            ,           is set forth in the following table. The historical
yield figures in the table are calculated on an accrual basis. Collections on the Receivables will be on a cash basis and may not reflect the historical yield experience in the table. For example, during periods of increasing delinquencies accrual yields may exceed cash yields as amounts collected on credit card receivables lag behind amounts accrued and billed to cardholders. Conversely, as delinquencies decrease, cash yield may exceed accrual yields as amounts collected in a current period may include amounts accrued during prior periods. Yield on both an accrual and a cash basis will be affected by numerous factors, including the finance charges on the Receivables, the amount of the annual cardholder fees and other fees and charges, changes in the delinquency rate on the Receivables and the percentage of cardholders who pay their balances in full each month and do not incur finance charges. There can be no assurance that the revenue from finance charges and fees for the Receivables will be similar to the historical experience set forth below. See "Risk Factors" in the Prospectus.

                     REVENUE FROM FINANCE CHARGES AND FEES
                          FLEET CREDIT CARD PORTFOLIO

                                                   YEAR ENDED

                                                  ------------,
Average Monthly Accrued Fees and Charges........
Average Account Balance.........................
Yield From Fees and Charges.....................

     The yield for the Fleet Credit Card Portfolio shown in the above table is comprised of three components: finance charges, annual cardholder fees and other service charges, such as late charges. The yield related to annual cardholder fees (on those accounts that assess such fees) and other service charges varies with the type and volume of activity in, and the balance of each account. [Information concerning annual cardholder fees, if any, to be discussed.]

     [Discussion of any significant trends in Revenue table above, if any, to be discussed.]

                        DESCRIPTION OF THE CERTIFICATES

     The Certificates will be issued pursuant to the Master Pooling and Servicing Agreement entered into between a predecessor in interest to the Bank (and later assumed by the Bank), as Seller and as Servicer of the Accounts and the Receivables, and Bankers Trust Company, as Trustee for the Certificateholders, filed as an exhibit to the Registration Statement of which the Prospectus is a part. Pursuant to the Master Pooling and Servicing Agreement, the Seller may execute further supplements thereto among each of the Seller and the Trustee in order to issue additional Series. See "Description of the Certificates -- New Issuances" in the Prospectus. The Trustee will provide a copy of the Master Pooling and Servicing Agreement (without exhibits or schedules), including any Supplements, to Certificateholders without charge upon written request. The following summary, together with information contained elsewhere in this Prospectus Supplement and the Prospectus, describes the material terms of the Certificates contained in the Pooling and Servicing Agreement. The following summary is qualified in its entirety by reference to the Pooling and Servicing Agreement.

GENERAL

     The Certificates will represent undivided interests in the Trust Assets, including the right to a floating percentage (in the case of collections of Principal Receivables during the Revolving Period, such collections will be allocated to the Certificates and paid to the holders of the Seller Certificates, to amortizing or accumulating Series in [Group One] or, in certain limited circumstances described herein, to the holders of the Class C Interests, or deposited into the Excess Funding Account, and in the case of collections of Finance Charge Receivables and Defaulted Receivables at all times) or a resettable fixed/floating percentage (in the case of collections of Principal Receivables during the Accumulation Period or the Rapid Amortization Period) (each, the "Series Percentage") of all cardholder payments on the Receivables; provided, however, that on any Distribution Date during the Accumulation Period, the amount to be deposited in the Principal Funding Account in respect of collections of Principal Receivables will be limited to the Controlled Deposit Amount on such Distribution Date. See " -- Allocation Percentages." For any Monthly Period, the portion of the Principal Receivables and any amounts on deposit in the Excess Funding Account represented by the Certificates and the Class C Interests (the "Invested Amount") will be equal to the Initial Invested Amount, [plus the amount of any increases in the Invested Amount during the Funding Period as a result of withdrawals from the Pre-Funding Account in connection with any increases in the amount of Principal Receivables in the Trust,] minus the amount of principal deposits into the Principal Funding Account, minus (without duplication of the amount of principal deposits into the Principal Funding Account) the amount of principal payments paid to the Certificateholders and the Class C Interest Holder (other than any principal payments made from any amounts on deposit in the Pre-Funding Account at the end of the Funding Period) and minus any unreimbursed reductions in the Invested Amount. See "Description of the Certificates -- Defaulted Receivables; Rebates and Fraudulent Charges" in the Prospectus and "Allocation of Investor Default Amount" herein. Each Certificate represents the right to receive monthly payments of interest for the related Interest Periods at the [applicable] Certificate Rate [for such Interest Periods] from collections of Finance Charge Receivables and, in certain circumstances Reallocated Principal Collections, and deposits or payments of principal during the Accumulation Period or the Rapid Amortization Period funded from collections of Principal Receivables allocated to the Class A Invested Amount and the Class B Invested Amount (plus certain other amounts specified herein, including, during the Accumulation Period, certain collections of Principal Receivables otherwise allocable to other Series, to the extent such collections are not needed to make payments to or for the benefit of such other Series).

     The Seller holds the interest in the Principal Receivables and the amounts on deposit in the Excess Funding Account, if any (the "Seller Amount"), not represented by the Certificates, the Class C Interest and the certificates of and uncertificated interests in other Series, if any. The Seller holds an undivided interest in the Trust (the "Sellers' Interest"), including the right to a percentage (the "Seller Percentage") of all cardholder payments on the Receivables.

     During the Revolving Period, the Investor Amount will remain constant except in certain limited circumstances [(including the circumstance where there are amounts remaining in the Pre-Funding Account at the end of the Funding Period that are paid to Certificateholders)]. See "Description of the Certificates -- Defaulted Receivables; Rebates and Fraudulent Charges" in the Prospectus and ["-- Pre-Funding Account"] and "-- Allocation of Investor Default Amounts" herein. The amount of Principal Receivables, however, will vary each day as new Principal Receivables are created and others are paid. The Seller Amount will fluctuate daily, therefore, to reflect the changes in the amount of the Principal Receivables. During the Accumulation Period or the Rapid Amortization Period, the Invested Amount will decline for each Monthly Period as cardholder payments of Principal Receivables are collected and deposited in the Principal Funding Account or paid to the Certificateholders or the Class C Interest Holders.

INTEREST PAYMENTS

     Interest will accrue on the Certificates at the [applicable] Class A Certificate Rate or Class B Certificate Rate from the date of the initial issuance of the Certificates (the "Closing Date"). Interest at such [applicable] rate will be paid to the Certificateholders on each Distribution Date beginning
on             ,      .

     Interest payments on the Certificates on any Distribution Date will be calculated on the outstanding principal amount of the Class A Certificates or the Class B Certificates, as applicable, as of the preceding Record Date (or, in the case of the first Distribution Date, as of the Closing Date) based upon the [applicable] Certificate Rate [for the related Interest Period]. Interest due but not paid on any Distribution Date will be payable on the next succeeding Distribution Date together with additional interest on such amount at the
[applicable] Certificate Rate plus      %.

     Interest on the Class A Certificates and the Class B Certificates will be calculated on the basis of [the actual number of days in the related Interest Period and a [360][365] day year.] [a 360-day year of twelve 30-day months.] The Class A Certificates will bear interest from the Closing Date at [the rate of
     %][a Floating-Rate determined as follows             .]

     On each Distribution Date, Class A Monthly Interest and Class A Monthly Interest previously due but not distributed to the Class A Certificateholders will be paid to the Class A Certificateholders from Class A Available Funds for the related Monthly Period. To the extent Class A Available Funds for such Monthly Period are insufficient to pay such interest, Excess Spread and Excess Finance Charges allocated to Series 199 - , and Reallocated Principal Collections allocable first to the Class C Invested Amount and then the Class B Invested Amount will be used to make such payments. "Class A Available Funds") means, with respect to any Monthly Period, an amount equal to the sum of (a) the Class A Floating Percentage of collections of Finance Charge Receivables allocated to the Series
199 - Certificates with respect to such Monthly Period (including [any investment earnings on amounts on deposit in the Pre-Funding Account and] certain other amounts that are to be treated as collections of Finance Charge Receivables in accordance with the Pooling and Servicing Agreement), (b) the amount of Principal Funding Investment Proceeds, if any, with respect to such Distribution Date [and (c) the amount of funds, if any, to be withdrawn from the Reserve Account that, pursuant to the Supplement, are required to be included in Class A Available Funds with respect to such Distribution Date.]

     On each Distribution Date, Class B Monthly Interest and Class B Monthly Interest previously due but not distributed to the Class B Certificateholders will be paid to the Class B Certificateholders from Class B Available Funds for the related Monthly Period. To the extent Class B Available Funds for such Monthly Period are insufficient to pay such interest, Excess Spread and Excess Finance Charges allocated to Series 199 - , and Reallocated Principal Collections allocable to the Class C Invested Amount will be used to make such payment. "Class B Available Funds" means, with respect to any Monthly Period, an amount equal to the Class B Floating Percentage of collections of Finance Charge
Receivables allocated to the Series 199 -   Certificates with respect to such
Monthly Period (including [any investment earnings on amounts on deposit in the Pre-Funding Account and] certain other amounts that are to be treated as collections of Finance Charge Receivables in accordance with the Pooling and Servicing Agreement).

     "Class A Monthly Interest" means, with respect to any Distribution Date, an amount equal to [one-twelfth of] the product of (i) [(A) a fraction, the numerator of which is the actual number of days in the period from and including the preceding Distribution Date to but excluding such Distribution Date and the denominator of which is [360][365], times (B)] the Class A Certificate Rate and
(ii) the outstanding principal amount of the Class A Certificates as of the preceding Record Date; provided, however, with respect to the first Distribution Date, Class A Monthly Interest shall be equal to the interest accrued on the outstanding principal amount of the Class A Certificates at the [applicable] Class A Certificate Rate for the period from the Closing Date through
            ,      .

     "Class B Monthly Interest" means, with respect to any Distribution Date, an amount equal to [one-twelfth of] the product of (i) [(A) a fraction, the numerator of which is the actual number of days in the period from and including the preceding Distribution Date to but excluding such Distribution Date and the denominator of which is [360][365], times (B)] the Class B Certificate Rate and
(ii) the outstanding principal amount of the Class B Certificates as of the preceding Record Date; provided, however, with respect to the first Distribution Date, Class B Monthly Interest shall be equal to the interest accrued on the outstanding principal amount of the Class B Certificates at the [applicable] Class B Certificate Rate for the period from the Closing Date through
            ,      .

     "Class C Available Funds" means, with respect to any Monthly Period, an amount equal to the Class C Floating Percentage of the collections of Finance Charge Receivables allocated to Series 199 - (including any [investment earnings on amounts on deposit in the Pre-Funding Account and any] other amounts that are to be used as collections of Finance Charge Receivables in accordance with the Pooling and Servicing Agreement)

     "Class C Monthly Interest" means, with respect to any Distribution Date, an amount equal to the product of (i)(A) a fraction, the numerator of which is the actual number of days in the period from and including the preceding Distribution Date to but excluding such Distribution Date and the denominator of which is 360, times (B) the Class C Interest Rate and (ii) the Class C Investor amount as of the preceding Record Date; provided, however, with respect to the first Distribution Date, Class C Monthly Interest shall be equal to the interest accrued on the Class C Initial Investor Amount at the applicable Class C
Interest Rate for the period from the Closing Date through             ,      .

     "Class C Interest Rate" means a rate specified in the Class C Supplemental
Agreement not greater than [one month LIBOR plus      % per annum].

[PRE-FUNDING ACCOUNT]

     [The Servicer will establish and maintain in the name of the Trustee, on behalf of the Certificateholders and the Class C Interest Holders, the Pre-Funding Account with an Eligible Institution. Funds on deposit in the Pre-Funding Account will be withdrawn on a monthly basis to the extent of any increases in the Invested Amount during the Funding Period as a result of an increase in the amount of Principal Receivables in the Trust to the extent that the Seller Amount on the last day of any Monthly Period during the Funding
Period exceeds the product of (A) the sum of      % and the Required Seller
Percentage on such date and (B) the sum of the aggregate amount of Principal Receivables in the Trust and amounts on deposit in the Excess Funding Account on such day; provided, however, that the Invested Amount will in no event exceed
$          or increase by an amount in excess of the Pre-Funded Amount immediately prior to giving effect to such increase. Should the Pre-Funded Amount be greater than zero at the end of the Funding Period, any principal amounts remaining on deposit in the Pre-Funding Account will be withdrawn for pro rata distribution to Certificateholders and the Class C Interest Holders on the next succeeding Distribution Date.]

     [All amounts on deposit in the Pre-Funding Account will be invested by the Trustee in Eligible Investments. On each Distribution Date with respect to the Funding Period, all net investment income earned on amounts in the Pre-Funding Account during the preceding Monthly Period will be withdrawn from the Pre-Funding Account and deposited into the Collection Account for distribution as collections of Finance Charge Receivables allocable to the Certificateholders and the Class C Interest Holders. Such investment income will be deemed to be collections of Finance Charge Receivables allocable to the Certificates and the Class C Interest for such Monthly Period.]

PRINCIPAL PAYMENTS

     During the Revolving Period (which begins on the Closing Date and ends on the day before the commencement of the Accumulation Period or, if earlier, the Rapid Amortization Period), no principal payments will be made to the Certificateholders [(other than any principal payment made from any amount on deposit in the Pre-Funding Account at the end of the Funding Period)]. On each Distribution Date during the Revolving Period, collections of Principal Receivables allocable to the Certificateholders' Interest and the Class C Interests will, subject to certain limitations, including the allocation of any Reallocated Principal Collections with respect to the related Monthly Period to pay the Class A Required Amount and the Class B Required Amount and payments of Class C Monthly Principal, be treated as Shared Principal Collections. Class C Monthly Principal will be applied in accordance with the Class C Supplemental Agreement. The "Class C Supplemental Agreement" means the Class C Supplemental Agreement dated as of the Closing Date, between the Bank, as Seller and Servicer, and the Trustee.

     The first principal payment [(other than any principal payment made from any amount on deposit in the Pre-Funding Account at the end of the Funding Period)] will be made to the Certificateholders on the earlier of the Class A Expected Final Distribution Date or on the Distribution Date in the month following the month in which the Rapid Amortization Period commences. On each Distribution Date with respect to the Class A Accumulation Period, an amount equal to the least of (a) Available Investor Principal Collections on deposit in the Collection Account with respect to such Distribution Date, (b) the applicable Controlled Deposit Amount for such Distribution Date and (c) the Class A Invested Amount, will be deposited in the Principal Funding Account for payment to the Class A Certificateholders on the Class A Expected Final Payment Date or on the first Distribution Date with respect to the Rapid Amortization Period. After the Class A Investor Amount has been paid in full, on each Distribution Date with respect to the Class B Accumulation Period, amounts equal to the least of (a) Available Investor Principal Collections on deposit in the Collection Account with respect to such Distribution Date (minus the portion of such Available Investor Principal Collections applied to Class A Monthly Principal on such Distribution Date), (b) the applicable Controlled Deposit Amount for such Distribution Date and (c) the Class B Invested Amount will be paid to the Class B Certificateholders until the Class B Invested Amount has been paid in full.

     "Available Investor Principal Collections" means, with respect to any Monthly Period, an amount equal to the sum of (a) (i) an amount equal to the product of the Invested Principal Collections multiplied by the sum of the Class A Principal Percentage and the Class B Principal Percentage for such Monthly Period, minus (ii) the amount of Reallocated Principal Collections with respect to such Monthly Period used to fund the Class A Required Amount or the Class B Required Amount (excluding certain reallocated Principal Collections that have resulted in a reduction of the Class C Invested Amount), plus (b) any Shared Principal Collections with respect to other Series in [Group One] that are allocated to Series 199 - , plus (c) any other amounts which pursuant to the Supplement are to be treated as Available Investor Principal Collections with respect to the related Distribution Date, plus (d) an amount equal to the excess, if any, of Class C Principal Collections over Class C Monthly Principal. "Invested Principal Collections" means for any Monthly Period, the Principal Allocation Percentage of all collections of Principal Receivables during such Monthly Period.

     "Class C Principal Collections" means, with respect to any Monthly Period, the Invested Principal Collections less an amount equal to the product of (i) the Invested Principal Collections and (ii) the sum of the Class A Principal Percentage and the Class B Principal Percentage with respect to such Monthly Period. plus the amount, if any, of Excess Spread and Excess Finance Charges to be distributed pursuant to clauses [(h) and (i)] of "-- Application of Collections -- Excess Spread; Excess Finance Charges" on the related Distribution Date, minus the amount of Reallocated Principal Collections with respect to such Monthly Period which are required to fund any deficiency in the amounts to be distributed pursuant to the Class A Required Amount or the Class B Required Amount for the related Distribution Date (excluding Reallocated Principal Collections which have been allocated to reduce the Class B Invested Amount).

     On each Distribution Date during the Rapid Amortization Period until the Class A Investor Amount has been paid in full or the Series 199 - Termination Date occurs, the Class A Certificateholders will be entitled to receive Available Investor Principal Collections in an amount up to the Class A Investor Amount. After payment in full of the Class A Investor Amount, the Class B Certificateholders will be entitled to receive, on each such Distribution Date, Available Investor Principal Collections until the earlier of the date the Class B Invested Amount is paid in full and the Series 199 - Termination Date.

     "Class A Monthly Principal" with respect to any Distribution Date relating to the Class A Accumulation Period or the Rapid Amortization Period will equal the least of (i) the Available Investor Principal Collections on deposit in the Collection Account with respect to such Distribution Date, (ii) for each Distribution Date with respect to the Class A Accumulation Period (and on or prior to the Class A Expected Final Distribution Date), the Controlled Deposit Amount for such Distribution Date and (iii) the Class A Invested Amount on such Distribution Date.

     "Class B Monthly Principal" with respect to any Distribution Date, beginning with the Class B Principal Commencement Date, will equal the least of
(i) the Available Investor Principal Collections on deposit in the Collection Account with respect to such Distribution Date (minus the portion of such Available Principal Collections applied to Class A Monthly Principal on such Distribution Date), (ii) for each Distribution Date with respect to the Class B Accumulation Period, the Controlled Deposit Amount for such Distribution Date and (iii) the Class B Invested Amount on such Distribution Date.

     "Class C Monthly Principal" means (i) on any Distribution Date prior to the Distribution Date on which the Class B Invested amount is paid in full, an amount equal to the lesser of (A) Class C Principal Collections with respect to such Distribution Date plus Available Investor Principal Collections (not including any amounts specified in clause (d) of the definition of "Available Investor Principal Collections") not applied to Class A Monthly Principal or Class B Monthly Principal on such Distribution Date and (B) the Enhancement Surplus on such Distribution Date, if any, (ii) beginning with the Distribution Date on which the Class B Invested Amount is paid in full, an amount equal to the sum of the Available Investor Principal Collections with respect to such Distribution Date (minus the portion of such available Investor Principal Collections applied to Class A Monthly Principal and Class B Monthly Principal on such Distribution Date) and the Class C Principal Collections with respect to such Distribution Date, and (iii) on any Distribution Date, in addition to the amounts, if any, set forth in items (i) and (ii), at the option of the Seller, and after receipt by the Servicer and the Trustee of a written determination by each rating agency that such action will not result in a reduction or withdrawal of the then current ratings of the Class A Certificates or the Class B Certificates, an amount established by the Seller and consistent with any restrictions set forth in the determination of the Rating Agency; provided, however, with respect to any Distribution Date, Class C Monthly Principal will not exceed the Class C Invested Amount.

     "Controlled Accumulation Amount" means (a) for any Distribution Date with respect to the Class A Accumulation Period, the maximum Class A Invested Amount
during the Revolving Period divided by             , subject to upward
adjustment in connection with the postponement of the Class A Accumulation Period, and (b) for any Distribution Date with respect to the Class B Accumulation Period, the maximum Class B Invested Amount during the Revolving Period.

     "Deficit Controlled Accumulation Amount" means (a) on the first Distribution Date with respect to the Class A Accumulation Period or the Class B Accumulation Period, the excess, if any, of the Accumulation Amount for such Distribution Date over the amount distributed from the Collection Account as Class A Monthly Principal or Class B Monthly Principal, as the case may be, for such Distribution Date and (b) on each subsequent Distribution Date with respect to the Class A Accumulation Period or the Class B Accumulation Period, the excess, if any, of the Controlled Deposit Amount for such subsequent Distribution Date over the amount distributed from the Collection Account as Class A Monthly Principal or Class B Monthly Principal, as the case may be, for such subsequent Distribution Date.

[POSTPONEMENT OF ACCUMULATION PERIOD

     Upon written notice to the Trustee, the Servicer may elect to postpone the commencement of the Class A Accumulation Period and extend the length of the Revolving Period, subject to certain conditions, including those set forth below. The Servicer may make such election only if the Accumulation Period
Length (determined as described below) is less than      months. On each
Determination Date, until the Class A Accumulation Period begins, the Servicer will determine the "Accumulation Period Length," which is the number of months expected to be required to fully fund the Principal Funding Account no later than the Class A Expected Final Distribution Date, based on (a) the monthly collections of Principal Receivables expected to be distributable to the Certificateholders of all Series, assuming a principal payment rate no greater than the lowest monthly principal payment rate on the Receivables for the
preceding      months and (b) the amount of principal expected to be
distributable to certificateholders of Series which are not expected to be in their revolving periods during the Class A Accumulation Period. If the
Accumulation Period Length is less than      months, the Servicer may, at its
option, postpone the commencement of the Class A Accumulation Period such that the number of months included in the Class A Accumulation Period will be equal to or exceed the Accumulation Period Length. The effect of the foregoing calculation is to permit the reduction of the length of the Class A Accumulation Period based on the investor interest of certain other Series that are scheduled to be in their revolving periods during the Class A Accumulation Period and on increases in the principal payment rate occurring after the Closing Date. The length of the Class A Accumulation Period will not be less than one month.]

SUBORDINATION

     The Class B Certificateholders' Interest and the Class C Interests will be subordinated to the extent necessary to fund certain payments with respect to the Class A Certificates. In addition, the Class C Interests will be subordinated to the extent necessary to fund certain payments with respect to the Class B Certificates. Certain principal payments otherwise allocable to the Class B Certificateholders may be reallocated to the Class A Certificateholders and the Class B Invested Amount may be reduced. Similarly, certain principal payments allocable to the Class C Interests may be reallocated to the Class A Certificateholders and the Class B Certificateholders and the Class C Invested Amount may be reduced. To the extent the Class B Invested Amount is reduced, the percentage of collections of Finance Charge Receivables allocated to the Class B Certificateholders in subsequent Monthly Periods will be reduced. Moreover, to the extent the amount of such reduction in the Class B Invested Amount is not reimbursed, the amount of principal distributable to the Class B Certificateholders will be reduced. See "-- Allocation Percentages,"
"-- Reallocation of Cash Flows," and "-- Application of Collections -- Excess Spread; Excess Finance Charges."

ALLOCATION PERCENTAGES

     Pursuant to the Pooling and Servicing Agreement, with respect to each Monthly Period the Servicer will allocate among the Class A Certificates, the Class B Certificates and the Class C Interests, the certificateholders' interest for all other Series issued and outstanding and the Sellers' Interest all collections of Finance Charge Receivables and Principal Receivables and the Defaulted Amount with respect to such Monthly Period.

     Collections of Finance Charge Receivables and the Defaulted Amount with respect to any Monthly Period will be allocated to Series 199 - based on the Floating Allocation Percentage. The "Floating Allocation Percentage" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Invested Amount as of the last day of the preceding Monthly Period (or with respect to the first Monthly Period, the Initial Invested Amount) and the denominator of which is the greater of (1) the sum of (x) the total amount of the Principal Receivables in the Trust as of such day (or with respect to the first Monthly Period, the total amount of Principal Receivables in the Trust on the Closing Date) and (y) the principal amount on deposit in the Excess Funding Account as of such day and (2) the sum of the numerators used to calculate the Series Percentages with respect to Finance Charge Receivables or Defaulted Receivables, as applicable, for all Series of certificates then outstanding; provided, however, that such ratio is subject to adjustment to give effect to designations of Additional Accounts. Such amounts so allocated will be further allocated between the Class A Certificateholders, the Class B Certificateholders and the Class C Interest Holders in accordance with the Class A Floating Percentage, the Class B Floating Percentage and the Class C Floating Percentage, respectively.

     The "Class A Floating Percentage" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Class A Invested Amount as of the close of business on the last day of the preceding Monthly Period (or with respect to the first Monthly Period, the Class A Initial Invested Amount) and the denominator of which is equal to the Invested Amount as of the close of business on such day (or with respect to the first Monthly Period, the Initial Invested Amount).

     The "Class B Floating Percentage" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Class B Invested Amount as of the close of business on the last day of the preceding Monthly Period (or with respect to the first Monthly Period, the Class B Initial Invested Amount) and the denominator of which is equal to the Invested Amount as of the close of business on such day (or with respect to the first Monthly Period, the Initial Invested Amount).

     The "Class C Floating Percentage" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Class C Invested Amount as of the close of business on the last day of the preceding Monthly Period (or with respect to the first Monthly Period, the Class C Initial Invested Amount) and the denominator of which is equal to the Invested Amount as of the close of business on such day (or with respect to the first Monthly Period, the Initial Invested Amount).

     Collections of Principal Receivables will be allocated to Series 199 - based on the Principal Allocation Percentage. The "Principal Allocation Percentage" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is (a) during the Revolving Period, the Invested Amount as of the last day of the immediately preceding Monthly Period (or, in the case of the first Monthly Period, the Closing Date) and (b) during the Accumulation Period or the Rapid Amortization Period, the Invested Amount as of the last day of the Revolving Period, and the denominator of which is the greater of (i) the sum of the total amount of Principal Receivables in the Trust as of the last day of the immediately preceding Monthly Period and the principal amount on deposit in the Excess Funding Account as of such last day (or, in the case of the first Monthly Period, the Closing Date) and (ii) the sum of the numerators used to calculate the Series Percentages applicable to Principal Receivables for all Series outstanding as of the date as to which such determination is being made; provided, however, that such ratio is subject to adjustment to give effect to designations of Additional Accounts.

     Such amounts allocated to the Certificateholders will be further allocated between the Class A Certificateholders and the Class B Certificateholders and the Class C Interests based on the Class A Principal Percentage and the Class B Principal Percentage, respectively. The "Class A Principal Percentage" means, with respect to any Monthly Period, (a) during the Revolving Period, the percentage equivalent (which shall never exceed 100%) of a fraction, the numerator of which is equal to the Class A Invested Amount as of the last day of the immediately preceding Monthly Period (or, in the case of the first Monthly Period, the Closing Date), and the denominator of which is equal to the Invested Amount as of such day (or, in the case of the first Monthly Period, the Closing
Date) and (b) during the Accumulation Period or the Rapid Amortization Period, the percentage equivalent (which shall never exceed 100%) of a fraction, the numerator of which is the Class A Invested Amount as of the last day of the Revolving Period, and the denominator of which is the Invested Amount as of such last day.

     The "Class B Principal Percentage" means, with respect to any Monthly Period, (i) during the Revolving Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Class B Invested Amount as of the last day of the immediately preceding Monthly Period (or, in the case of the first Monthly Period, the Closing Date) and the denominator of which is the Invested Amount as of such day (or, in the case of the first Monthly Period, the Closing Date) and (ii) during the Accumulation Period or the Rapid Amortization Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Class B Invested Amount as of the last day of the Revolving Period, and the denominator of which is the Invested Amount as of such last day. Collections of Principal Receivables allocable to Series 199 - and not allocated to the Class A Certificateholders or the Class B Certificateholders will be allocated, in an amount up to the Class C Invested Amount, to the Class C Interest Holders.

     As used herein, the following terms have the meanings indicated:

     "Class A Invested Amount" for any date means an amount equal to (i) the Class A Initial Invested Amount, [plus (ii) the amount of any increases in the Class A Invested Amount during the Funding Period on or prior to such date, ] minus (iii) the amount of principal payments [(other than principal payments made from amounts on deposit in the Pre-Funding Account on the first Distribution Date following the end of the Funding Period)] made to the Class A Certificateholders on or prior to such date, minus (iv) the excess, if any, of the aggregate amount of Class A Investor Charge-Offs for all prior Distribution Dates over the aggregate amount of any reimbursements of Class A Investor Charge-Offs for all Distribution Dates prior to such date and minus (v) the principal amount on deposit in the Principal Funding Account (the "Principal Funding Account Balance").

     "Class B Invested Amount" for any date means an amount equal to (i) the Class B Initial Invested Amount, [plus (ii) the amount of any increases in the Class B Invested Amount during the Funding Period on or prior to such date,] minus (iii) the amount of principal payments [(other than principal payments made from amounts on deposit in the Pre-Funding Account on the first Distribution Date following the end of the Funding Period)] made to Class B Certificateholders on or prior to such date, minus (iv) the excess, if any, of the aggregate amount of Class B Investor Charge-Offs for all prior Distribution Dates over the aggregate amount of any reimbursement of Class B Investor Charge-Offs for all Distribution Dates preceding such date, minus (v) the aggregate amount of Reallocated Principal Collections for all prior Distribution Dates which have been used to fund the Class A Required Amount with respect to such Distribution Dates (excluding any Reallocated Principal Collections that have resulted in a reduction of the Class C Invested Amount), minus (vi) an amount equal to the amount by which the Class B Invested Amount has been reduced to fund the Class A Investor Default Amount on all prior Distribution Dates as described under "-- Allocation of Investor Default Amount," and plus (vii) the aggregate amount of Excess Spread and Excess Finance Charges allocated to Series 199 - and applied on all prior Distribution Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (iv), (v) and
(vi); provided, however, that the Class B Invested Amount may not be reduced below zero.

     "Class C Invested Amount" means an amount equal to (i) the Class C Initial Invested Amount, [plus (ii) the amount of any increases in the Class C Invested Amount during the Funding Period on or prior to such date,] minus (iii) the aggregate amount of principal payments [(other than principal payments made from amounts on deposit in the Pre-Funding Account on the first Distribution Date following the end of the Funding Period)] made with respect to the Class C Interests prior to the date of determination, minus (iv) the aggregate amount of Reallocated Principal Collections allocable to the Class C Invested Amount for all prior Distribution Dates which have been used to fund the Class A Required Amount or the Class B Required Amount, minus (v) an amount equal to the aggregate amount by which the Class C Invested Amount has been reduced to fund the Class A Investor Default Amount and the Class B Investor Default Amount on all prior Distribution Dates as described under "-- Allocation of Investor Default Amount," minus (vi) an amount equal to the product of the Class C Floating Percentage and the Investor Default Amount (the "Class C Investor Default Amount") with respect to any Distribution Date that is not funded out of Excess Spread and Excess Finance Charges allocated to Series 199 - and available for such purpose on such Distribution Date, and plus (vi) the aggregate amount of Excess Spread and Excess Finance Charges allocated and available to reimburse amounts deducted pursuant to the foregoing clauses (iv),
(v) and (vi); provided, however, that the Class C Invested Amount may not be reduced below zero.

     "Invested Amount," for any date means an amount equal to the sum of the Class A Invested Amount, the Class B Invested Amount and the Class C Invested Amount.

     "Class A Investor Amount" for any date means an amount equal to the sum of the Class A Invested Amount, [plus the Class A Floating Percentage of the Pre-Funded Amount,] plus the Principal Funding Account Balance.

     ["Class B Investor Amount" for any date means an amount equal to the sum of the Class B Invested Amount plus the Class B Floating Percentage of the Pre-Funded Amount.]

     ["Class C Investor Amount" for any date means an amount equal to the sum of the Class C Invested Amount plus the Class C Floating Percentage of the Pre-Funded Amount.]

     "Investor Amount," for any date means an amount equal to the sum of the Class A Investor Amount, the Class B Investor Amount and Class C Investor Amount.

     "Series Investor Amount" for any date means an amount equal to the numerator of the Principal Allocation Percentage on such date.

REALLOCATION OF CASH FLOWS

     With respect to each Distribution Date, on each Determination Date, the Servicer will determine the amount (the "Class A Required Amount"), which will be equal to the amount, if any, by which (a) the sum of (i) Class A Monthly Interest for such Distribution Date, (ii) any Class A Monthly Interest previously due but not paid to Class A Certificateholders on a prior Distribution Date, (iii) any Class A Additional Interest and any Class A Additional Interest previously due but not paid to the Class A Certificateholders on a prior Distribution Date, (iv) the Class A Servicing Fee for such Distribution Date and any unpaid Class A Servicing Fee and (v) the Class A Investor Default Amount, if any, for such Distribution Date exceeds (b) the Class A Available Funds. If the Class A Required Amount is greater than zero, Excess Spread and Excess Finance Charges allocated to Series 199 - and available for such purpose will be used to fund the Class A Required Amount with respect to such Distribution Date. If such Excess Spread and Excess Finance Charges are insufficient to fund the Class A Required Amount, [amounts, if any, on deposit in the Cash Collateral Account will then be used to fund the remaining Class A Required Amount. If such Excess Spread and Excess Finance Charges and amounts, if any, on deposit in the Cash Collateral Account are insufficient to fund the Class A Required Amount,] collections of Principal Receivables allocable first to the Class C Interests and then to the Class B Certificates for the related Monthly Period ("Reallocated Principal Collections") will then be used to fund the remaining Class A Required Amount. If Reallocated Principal Collections with respect to the related Monthly Period, together with Excess Spread and Excess Finance Charges allocated to Series
199 - [and amounts, if any, on deposit in the Cash Collateral Account] are insufficient to fund the Class A Required Amount for such related Monthly Period, then the Class C Invested Amount will be reduced by the amount of such excess (but not by more than the Class A Investor Default Amount for such Distribution Date). In the event that such reduction would cause the Class A Invested Amount to be a negative number, the Class C Invested Amount will be reduced to zero, and the Class B Invested Amount will be reduced by the amount by which the Class C Invested Amount would have been reduced below zero (but not by more than the excess of the Class A Investor Default Amount, if any, for such Distribution Date over the amount of such reduction, if any, of the Class C Invested Amount with respect to such Distribution Date). In the event that such reduction would cause the Class B Invested Amount to be a negative number, the Class B Invested Amount will be reduced to zero, and the Class A Invested Amount will be reduced by the amount by which the Class B Invested Amount would have been reduced below zero, but not by more than the excess, if any, of the Class A Investor Default Amount for such Distribution Date over the amount of the reductions, if any, of the Class C Invested Amount and the Class B Invested Amount with respect to such Distribution Date as described above. Any such reduction in the Class A Invested Amount will have the effect of slowing or reducing the return of principal and interest to the Class A Certificateholders. In such case, the Class A Certificateholders will bear directly the credit and other risks associated with their interest in the Trust. See "-- Allocation of Investor Default Amount."

     With respect to each Distribution Date, on each Determination Date, the Servicer will determine the amount (the "Class B Required Amount"), which will be equal to the sum of (a) the amount, if any, by which the sum of (i) Class B Monthly Interest for such Distribution Date, (ii) any Class B Monthly Interest previously due but not paid to the Class B Certificateholders on a prior Distribution Date, (iii) any Class B Additional Interest and any Class B Additional Interest previously due but not paid to Class B Certificateholders on a prior Distribution Date and (iv) the Class B Servicing Fee for such Distribution Date and any unpaid Class B Servicing Fee exceeds the Class B Available Funds and (b) the Class B Investor Default Amount for such Monthly Period. If the Class B Required Amount is greater than zero, Excess Spread and Excess Finance Charges allocated to Series 199 - not required to pay the Class A Required Amount or reimburse Class A Investor Charge-Offs will be used to fund the Class B Required Amount with respect to such Distribution Date. If such Excess Spread and Excess Finance Charges available to fund the remaining Class B Required Amount with respect to such Distribution Date are less than the Class B Required Amount [amounts, if any, on in the Cash Collateral Account not required to fund the Class A Required Amount will then be used to fund the remaining Class B Required Amount. If such Excess Spread and Excess Finance Charges and amounts, if any, on deposit in the Cash Collateral Account are insufficient to pay the Class B Required Amount,] Reallocated Principal Collections allocable to the Class C Interests not required to pay the Class A Required Amount for the related Monthly Period will then be used to fund the remaining Class B Required Amount. If such Reallocated Principal Collections allocable to the Class C Interests with respect to the related Monthly Period are insufficient to fund the remaining Class B Required Amount, then the Class C Invested Amount remaining after any adjustments made thereto for the benefit of the Class A Certificateholders will be reduced by the amount of such insufficiency (but not by more than the Class B Investor Default Amount for such Distribution Date). In the event that such a reduction would cause the Class C Invested Amount to be a negative number, the Class C Invested Amount will be reduced to zero, and the Class B Invested Amount will be reduced by the amount by which the Class C Invested Amount would have been reduced below zero (but not by more than the excess of the Class B Investor Default Amount for such Distribution Date over the amount of such reduction of the Class C Invested Amount), and the Class B Certificateholders will bear directly the credit and other risks associated with their interests in the Trust. See "-- Allocation of Investor Default Amount."

     Reductions of the Class A Invested Amount or Class B Invested Amount shall thereafter be reimbursed and the Class A Invested Amount or Class B Invested Amount increased to the extent of Excess Spread and Excess Finance Charges and Reallocated Principal Collections available for such purposes on each Distribution Date. See "-- Application of Collections -- Excess Spread; Excess Finance Charges." When such reductions of the Class A Invested Amount and Class B Invested Amount have been fully reimbursed, reductions of the Class C Invested Amount shall be reimbursed until reimbursed in full in a similar manner.

APPLICATION OF COLLECTIONS

     Application of Collections to the Collection Account. The Servicer will apply, or will instruct the Trustee to apply, on or prior to the close of business on the second Business Day following the date of processing of any collections, all collections and other funds to be deposited into the Collection Account that are allocated to the Certificates and the Class C Interests as follows:

          (1) during the Revolving Period, an amount equal to the Floating Allocation Percentage of the collections of Finance Charge Receivables processed on such date will be allocated to the Certificates and the Class C Interests, and of that allocation, the following amounts will be deposited and retained in the Collection Account: [an amount equal to the Monthly Interest for the related Distribution Date less amounts previously deposited in the Collection Account for such Monthly Interest] [prior to the day, the entire amount of such allocation and on and after the day the difference between the amount required to pay the Monthly Interest and amounts previously deposited for such Monthly Interest];

          (2) during the Accumulation Period or Rapid Amortization Period, an amount equal to the Floating Allocation Percentage of the collections of Finance Charge Receivables processed on such date will be allocated to the Certificates and the Class C Interests and deposited and retained in the Collection Account;

          (3) during the Revolving Period, an amount equal to the Principal Allocation Percentage of collections of Principal Receivables processed on such date will be allocated to the Certificates and the Class C Interests and paid to the holders of the Seller Certificates; provided that such amount will be paid to the holders of the Seller Certificates only if the Seller Amount is greater than the Required Seller Amount and the aggregate amount of Principal Receivables is greater than the Required Principal Balance and otherwise will be deposited in the Excess Funding Account until the Seller Amount is greater than the Required Seller Amount and the aggregate amount of Principal Receivables is greater than the Required Principal Balance and the remainder will be paid to the holders of the Seller Certificates; provided further, that if the Total Enhancement is less than the Required Enhancement Amount, an amount equal to the sum of
     (x) the Class C Principal Percentage of the product of the Principal Allocation Percentage and the collections of Principal Receivables and (y) the Class B Principal Percentage of the product of the Principal Allocation Percentage and the collections of Principal Receivables ("Subordinate Principal Collections") will be deposited and retained in the Collection Account;

          (4) during the Accumulation Period, an amount equal to the Principal Allocation Percentage of collections of Principal Receivables processed on such date (for any such date, a "Percentage Allocation") will be allocated to the Certificates and the Class C Interests and deposited and retained in the Collection Account; provided, however, that if the sum of such Percentage Allocations with respect to the same Monthly Period exceeds the Controlled Deposit Amount for the related Distribution Date, then such excess shall not be treated as a Percentage Allocation and shall be paid to the holders of the Seller Certificates only if the Seller Amount on such Date of Processing is greater than the Required Seller Amount and the aggregate amount of Principal Receivables is greater than the Required Principal Balance and otherwise will be deposited in the Excess Funding Account until the Seller Amount is greater than the Required Seller Amount and the aggregate amount of Principal Receivables is greater than the Required Principal Balance and the remainder will be paid to the holders of the Seller Certificates; provided further, however, that if the is total Enhancement is less than the Required Enhancement Amount, Subordinate Principal Collections will be retained in the Collection Account; and

          (5) during the Rapid Amortization Period, an amount equal to the Principal Allocation Percentage of the collections of Principal Receivables processed on such date will be allocated to the Certificates and the Class C Interests and deposited and retained in the Collection Account; provided, however, that after the date on which an amount of such collections equal to the Investor Amount has been deposited into the Collection Account and allocated to the Certificates and the Class C Interests, such amount in excess of the Investor Amount will be paid to the holders of the Seller Certificates only if the Seller Amount is greater than the Required Seller Amount and aggregate amount of Principal Receivables is greater than the Required Principal Balance and otherwise will be deposited in the Excess Funding Account until the Seller Amount is greater than the Required Seller Amount and the aggregate amount of Principal Receivables is greater than the Required Principal Balance and the remainder will be paid to the holders of the Seller Certificates.

     Withdrawals from Series Accounts. On or before each Distribution Date, the Servicer will direct the Trustee to make the following withdrawals from the following Series Accounts:

          [(1) on the Business Day preceding each Transfer Date with respect to the Funding Period, all net investment income earned on amounts in the Pre-Funding Account during the preceding Monthly Period will be withdrawn from the Pre-Funding Account and deposited into the Collection Account for distribution as collections of Finance Charge Receivables allocable to the Certificateholders and the Class C Interest Holders;]

          (2) on each Distribution Date with respect to the Class A Accumulation Period beginning on the second such Distribution Date and on the first Distribution Date with respect to the Rapid Amortization Period, if applicable, all Principal Funding Investment Proceeds then on deposit in the Principal Funding Account will be withdrawn from the Principal Funding Account and deposited into the Collection Account for distribution as a portion of Class A Available Funds for such Distribution Date;

          (3) on each Distribution Date after the Reserve Account Funding Date, all net investment income accrued since the preceding Distribution Date on funds on deposit in the Reserve Account will be retained in the Reserve Account (to the extent that the amount on deposit in the reserve Account is less that the Required Reserve Account Amount) and the balance, if any, will be deposited in the Collection Account for distribution as collections of Finance Charge Receivables allocable to the Certificateholders and the Class C Interest Holders and;

          (4) on or before each Distribution Date with respect to the Class A Accumulation Period and on the first Distribution Date with respect to the Rapid Amortization Period, if applicable, an amount equal to the lesser of
     (a) the Available Reserve Account Amount with respect to such Distribution Date and (b) the excess, if any, of a portion of the Class A Monthly Interest determined in accordance with the Pooling and Servicing Agreement over the Principal Funding Investment Proceeds with respect to such Distribution Date (provided that the amount of such withdrawal will be reduced to the extent that funds otherwise would be available to be deposited in the Reserve Account on such Distribution Date) will be withdrawn from the Reserve Account and deposited in the Collection Account for distribution as a portion of Class A Available Funds for such Distribution Date.

     Payment of Interest, Fees and Other Items. On each Distribution Date, the Trustee, acting pursuant to the Servicer's instructions, will apply the Class A Available Funds, Class B Available Funds (see "-- Interest Payments" above) and Class C Available Funds in the following priority:

          (A) On each Distribution Date, an amount equal to the Class A Available Funds with respect to such Distribution Date will be withdrawn from the Collection Account and distributed in the following priority:

             (1) an amount equal to Class A Monthly Interest for such Distribution Date, plus the amount of any Class A Monthly Interest previously due but not paid to the Class A Certificateholders on a prior Distribution Date, plus any additional interest with respect to interest amounts that were due but not paid to the Class A Certificateholders on a prior Distribution Date at a rate equal to the Class A Certificate
        Rate plus      % per annum ("Class A Additional Interest"), will be
        distributed to the Class A Certificateholders;

             (2) an amount equal to the Class A Servicing Fee for such Distribution Date, plus the amount of any Class A Servicing Fee previously due but not distributed to the Servicer on a prior Distribution Date, will be distributed to the Servicer (unless such amount has been netted against deposits to the Collection Account);

             (3) an amount equal to the Class A Investor Default Amount for such Distribution Date will be treated as a portion of Available Investor Principal Collections for such Distribution Date; and

             (4) the balance, if any, shall constitute Excess Spread and shall be allocated and distributed as described under "-- Excess Spread; Excess Finance Charges" below.

          (B) On each Distribution Date, an amount equal to the Class B Available Funds with respect to such Distribution Date will be withdrawn from the Collection Account and distributed in the following priority:

             (1) an amount equal to Class B Monthly Interest for such Distribution Date, plus the amount of any Class B Monthly Interest previously due but not paid to the Class B Certificateholders on a prior Distribution Date, plus any additional interest with respect to interest amounts that were due but not paid to the Class B Certificateholders on a prior Distribution Date at a rate equal to the Class B Certificate
        Rate plus      % per annum ("Class B Additional Interest"), will be
        distributed to the Class B Certificateholders;

             (2) an amount equal to the Class B Servicing Fee for such Distribution Date, plus the amount of any Class B Servicing Fee previously due but not distributed to the Servicer on a prior Distribution Date, will be distributed to the Servicer (unless such amount has been netted against deposits to the Collection Account); and

             (3) the balance, if any, shall constitute Excess Spread and shall be allocated and distributed as described under "-- Excess Spread; Excess Finance Charges."

          (C) On each Distribution Date, an amount equal to the Class C Available Funds with respect to such Distribution Date will be withdrawn from the Collection Account and distributed in the following priority:

             (1) if the Bank or the Trustee is no longer the Servicer, an amount equal to the Class C Servicing Fee for such Distribution Date, plus the amount of any Class C Servicing Fee previously due but not distributed to the Servicer on a prior Distribution Date, will be distributed to the Servicer (unless such amount has been netted against deposits to the Collection Account); and

             (2) the balance, if any, shall constitute Excess Spread and shall be allocated and distributed as described under "-- Excess Spread; Excess Finance Charges" below.

     "Excess Spread" means, with respect to any Distribution Date, an amount equal to the sum of the amounts described in clause (A) (4) above, clause (B)
(3) above and clause (C) (2) above under "-- Payment of Interest, Fees and Other Items."

     Excess Spread; Excess Finance Charges. On each Distribution Date, the Trustee, acting pursuant to the Servicer's instructions, will apply Excess Spread and Excess Finance Charges allocated to Series 199 - with respect to the related Monthly Period to make the following distributions in the following priority:

          (1) an amount equal to any deficiency pursuant to clauses (A) (1), (2) and (3) above under "-- Payment of Interest, Fees and Other Items" will be used to fund such deficiency, provided that, in the event such deficiency exceeds the amount of Excess Spread and Excess Finance Charges allocated to
     Series 199  -     , such Excess Spread and Excess Finance Charges shall be
     applied first to pay amounts due with respect to such Distribution Date pursuant to clause (A)(1) above under "-- Payment of Interest, Fees and Other Items", second to pay the Class A Servicing Fee pursuant to clause
     (A)(2) above under "-- Payment of Interest, Fees and Other Items" and third to pay the Class A Investor Default Amount for such Distribution Date pursuant to clause (A)(3) above under "-- Payment of Interest, Fees and Other Items";

          (2) an amount equal to the aggregate amount of Class A Investor Charge-Offs which have not been previously reimbursed will be treated as a portion of Available Investor Principal Collections for such Distribution Date as described under "-- Payments of Principal" below;

          (3) an amount equal to any deficiency pursuant to clauses (B)(1) and
     (2) above under "-- Payment of Interest, Fees and Other Items" will be used to fund such deficiency, provided that, in the event such deficiency for such Distribution Date exceeds the remaining amount of Excess Spread and
     Excess Finance Charges allocated to Series 199 -     , such Excess Spread
     and Excess Finance Charges shall be applied first to pay amounts due with respect to such Distribution Date pursuant to clause (B)(1) above under "-- Payment of Interest, Fees and Other Items," and second to pay the Class B Servicing Fee pursuant to clause (B)(2) above under "-- Payment of Interest, Fees and Other Items";

          (4) an amount equal to the Class B Investor Default Amount for such Distribution Date will be treated as a portion of Available Investor Principal Collections for such Distribution Date as described under "-- Payments of Principal" below;

          (5) an amount equal to the aggregate amount by which the Class B Invested Amount has been reduced pursuant to clauses [(iv), (v) and (vi)] of the definition of "Class B Invested Amount" under "-- Allocation Percentages" above (but not in excess of the aggregate amount of such reductions which have not been previously reimbursed) shall be treated as a portion of Available Investor Principal Collections for such Distribution Date;

          (6) an amount equal to Class C Monthly Interest, for such Distribution Date, plus the amount of any Class C Monthly Interest previously due but not paid to the Class C Interest Holders on a prior Distribution Date, plus any additional interest with respect to amounts that were due but not paid to the Class C Interest Holders on a prior Distribution Date at a rate equal to the Class C Interest Rate ("Class C Additional Interest"), will be distributed to the Class C Interest Holders;

          (7) an amount equal to the Class C Servicing Fee due but not paid to the Servicer on such Distribution Date or a prior Distribution Date shall be paid to the Servicer;

          (8) an amount equal to the Class C Investor Default Amount for such Distribution Date shall be treated as a portion of Class C Principal Collections with respect to such Distribution Date;

          (9) an amount equal to the aggregate amount by which the Class C Invested Amount has been reduced pursuant to clauses (iv), (v) and (vi) of the definition of "Class C Invested Amount" under "-- Allocation Percentages" above (but not in excess of the aggregate amount of such reductions which have not been previously reimbursed) shall be treated as a portion of Class C Principal Collections for such Distribution Date;

          (10) an amount up to the excess, if any, of the Required Cash Collateral Amount over the remaining Available Cash Collateral Amount (without giving effect to any deposit to the Cash Collateral Account made on such date) shall be deposited to the Cash Collateral Account; and

          (11) an amount up to the excess, if any, of the Required Reserve Account Amount over the principal amount on deposit in the Reserve Account will be deposited in the Reserve Account;

          [(12) an amount equal to the aggregate of any amounts to be applied pursuant to the Class C Supplemental Agreement out of Excess Spread and
     Excess Finance Charges allocated to Series 199 -     will be applied in
     accordance with the Class C Supplemental Agreement; and]

          (13) the balance, if any, will constitute a portion of Excess Finance Charges for such Distribution Date and will be available for allocation to other Series in [Group One] or to the holders of the Seller Certificates as described in "Description of the Certificates -- Sharing of Excess Finance Charges" in the Prospectus.

     [Cash Collateral Account;] Reallocated Principal Collections. On or before each Distribution Date after giving effect to the distributions above under "-- Excess Spread; Excess Finance Charges," the Trustee, acting pursuant to the Servicer's instructions, will apply [the Available Cash Collateral Amount on such

Distribution Date and] Reallocated Principal Collections for the related Monthly Period to make the following distributions in the following priority:

          [(1) if the amount of Excess Spread and Excess Finance Charges
     allocated to Series 199  -     for the related Monthly Period is less than
     the amounts specified in clauses (1) through (5) and (7) above under "-- Excess Spread; Excess Finance Charges," an amount equal to such deficiency, not to exceed the Available Cash Collateral Amount, will be withdrawn from the Cash Collateral Account and distributed to fund such deficiency in order of priority set forth in clauses (1) through (5) and
     (7) above under "-- Excess Spread; Excess Finance Charges";]

          (2) if the [sum of (x) the amount of] Excess Spread and Excess Finance
     Charges allocated to Series 199  -     for the related Monthly Period [and
     (y) the Available Cash Collateral Amount on such Distribution Date] is less than the Class A Required Amount, Reallocated Principal Collections, up to the amount of such deficiency, withdrawn from the Collection Account and distributed to fund such deficiency in the order of priority set forth in clause (1) above under "-- Excess Spread; Excess Finance Charges";

          (3) if [the sum of (x)] the amount of Excess Spread and Excess Finance
     Charges allocated to Series 199  -     for the related Monthly Period not
     required to fund the Class A Required Amount or reimburse Class A Investor Charge Offs [and (y) the Available Cash Collateral Amount not required to fund the Class A Required Amount] is less than the Class B Required Amount, Reallocated Principal Collections allocable to the Class C Interest not required to fund the Class A Required Amount, up to the amount of such deficiency, will be withdrawn from the Collection Account and distributed to fund such deficiency in the order of priority set forth in clauses (3) and (4) above under "-- Excess Spread; Excess Finance Charges."

     Payments of Principal. On each Distribution Date, the Trustee, acting pursuant to the Servicer's instructions, will distribute Available Investor Principal Collections (see "-- Principal Payments" above) in the following priority:

          (1) on each Distribution Date with respect to the Revolving Period, all such Available Investor Principal Collections that are not allocated as a portion of Class C Monthly Principal will be treated as Shared Principal Collections and applied as described under "Description of the Certificates -- Shared Principal Collections" in the Prospectus;

          (2) on each Distribution Date with respect to the Accumulation Period or the Rapid Amortization Period, all such Available Investor Principal Collections will be distributed or deposited in the following priority:

             (i) an amount equal to Class A Monthly Principal will be deposited in the Principal Funding Account for payment to the Class A Certificateholders on the earlier to occur of the Class A Expected Final Distribution Date or the first Distribution Date with respect to the Rapid Amortization Period;

             (ii) for each Distribution Date beginning on the Distribution Date on which the Class A Investor Amount is paid in full (the "Class B Principal Commencement Date"); provided, that if the Class A Investor Amount is paid in full on the Class A Expected Final Distribution Date and the Rapid Amortization Period has not commenced, the Class B Principal Commencement Date will be the Class B Expected Final Distribution Date, an amount equal to Class B Monthly Principal for such Distribution Date will be paid to the Class B Certificateholders;

             (iii) the balance, if any, may be treated as Class C Monthly Principal if so required by the definition thereof; and

             (iv) the balance, if any, will be treated as Shared Principal Collections and applied as described under "Description of the Certificates -- Shared Principal Collections" in the Prospectus.

          (3) on each Distribution Date with respect to the Revolving Period, all such Class C Principal Collections will be distributed or deposited in the following priority:

             (i) an amount equal to Class C Monthly Principal for such Distribution Date, up to the Class C Invested Amount on such Distribution Date, will be applied in accordance with the Class C Supplemental Agreement; and

             (ii) the balance, if any, will be treated as Available Investor Principal Collections and applied as described in clause (1) above;

          (4) on each Distribution Date with respect to the Accumulation Period or the rapid Amortization Period, all such Class C Principal Collections will be distributed or deposited in the following priority:

             (i) an amount equal to Class C Monthly Principal for such Distribution Date, up to the Class C Invested Amount on such Distribution Date, will be applied in accordance with the Class C Supplemental Agreement; and

             (ii) the balance, if any, will be treated as Available Investor Principal Collections and applied as described in clause (2) above.

PRINCIPAL FUNDING ACCOUNT

     Pursuant to the Supplement, the Servicer will establish and maintain the principal funding account as a segregated trust account held for the benefit of the Certificateholders (the "Principal Funding Account"). During the Class A Accumulation Period, the Trustee at the direction of the Servicer will transfer Available Investor Principal Collections to the Principal Funding Account as described under "-- Application of Collections -- Payments of Principal."

     Funds on deposit in the Principal Funding Account will be invested by the Trustee at the direction of the Servicer in Eligible Investments. Investment earnings (net of investment losses and expenses) on funds on deposit in the Principal Funding Account (the "Principal Funding Investment Proceeds") will be included in Class A Available Funds with respect to each Distribution Date.

[RESERVE ACCOUNT

     Pursuant to the Supplement, the Servicer will establish and maintain the reserve account as a segregated trust account held for the benefit of the Certificateholders (the "Reserve Account"). The Reserve Account is established to assist with the subsequent distribution of interest on the Certificates during the Class A Accumulation Period. With respect to each Distribution Date from and after the Reserve Account Funding Date, but prior to the termination of the Reserve Account, the Trustee, acting pursuant to the Servicer's instructions, will apply Excess Spread and Excess Finance Charges allocated to the Certificates (to the extent described above under "-- Application of Collections -- Excess Spread; Excess Finance Charges") to increase the amount on deposit in the Reserve Account (to the extent such amount is less than the Required Reserve Account Amount). The "Reserve Account Funding Date" will be the Distribution Date with respect to the Monthly Period which commences no later
than   months prior to the Monthly Period in which, as of the related
Determination Date, the Class A Accumulation Period is scheduled to commence, or such earlier date as the Servicer may determine. The "Required Reserve Account Amount" with respect to any Distribution Date on or after the Reserve Account
Funding Date will be equal to (a) the product of (i)      % of the Class A
Investor Amount as of the preceding Distribution Date (after giving effect to all changes therein on such date) and (ii) a fraction, the numerator of which is the number of Monthly Periods scheduled to be included in the Class A
Accumulation Period as of such date, and the denominator of which is      ,
provided that if such numerator is one, the Required Reserve Account Amount will be zero, or (b) any other amount designated by the Seller, provided, that if such designation is of a lesser amount, the Seller shall have provided the Servicer and the Trustee with evidence that the Rating Agency Condition has been satisfied and the Seller shall have delivered to the Trustee a certificate of an authorized officer to the effect that, based on the facts known to such officer at such time, in the reasonable belief of the Seller, such designation will not cause a Pay Out Event or an event that, after the giving of notice or the lapse of time, would cause a Pay Out

Event to occur. On each Distribution Date, after giving effect to any deposit to be made to, and any withdrawal to be made from the Reserve Account, the Trustee will withdraw from the Reserve Account an amount equal to the excess, if any, of the amount on deposit in the Reserve Account over the Required Reserve Account Amount and will pay such amount to the holders of the Seller Certificates.

     Provided that the Reserve Account has not terminated as described below, all amounts on deposit in the Reserve Account with respect to any Distribution Date (after giving effect to any deposits to, or withdrawals from, the Reserve Account to be made on such Distribution Date) will be invested by the Trustee at the direction of the Servicer in Eligible Investments. The interest and other investment income (net of investment expenses and losses) earned on such investments will be retained in the Reserve Account (to the extent the amount on deposit is less than the Required Reserve Account Amount) or deposited in the Collection Account and treated as collections of Finance Charge Receivables allocable to Series 199 - .

     On or before each Distribution Date with respect to the Class A Accumulation Period and on the first Distribution Date with respect to the Rapid Amortization Period, a withdrawal will be made from the Reserve Account, and the amount of such withdrawal will be deposited in the Collection Account and included in Class A Available Funds in an amount equal to the lesser of (a) the Available Reserve Account Amount with respect to such Distribution Date and (b) the excess, if any, of a portion of the Class A Monthly Interest determined in accordance with the Pooling and Servicing Agreement over the Principal Funding Investment Proceeds with respect to such Distribution Date; provided, that the amount of such withdrawal shall be reduced to the extent that funds otherwise would be available to be deposited in the Reserve Account on such Distribution Date. On each Distribution Date, the amount available to be withdrawn from the Reserve Account (the "Available Reserve Account Amount") will be equal to the lesser of the amount on deposit in the Reserve Account (before giving effect to any deposit to be made to the Reserve Account on such Distribution Date) and the Required Reserve Account Amount for such Distribution Date.

     The Reserve Account will be terminated following the earliest to occur of
(a) the termination of the Trust pursuant to the Pooling and Servicing Agreement, (b) the date on which the Class A Investor Amount is paid in full and
(c) if the Class A Accumulation Period has not commenced, the occurrence of a Pay Out Event or, if the Class A Accumulation Period has commenced, the earlier of the first Distribution Date with respect to the Rapid Amortization Period and the Class A Expected Final Distribution Date. Upon the termination of the Reserve Account, all amounts on deposit therein (after giving effect to any withdrawal from the Reserve Account on such date as described above) will be distributed to the holder of the Seller Certificates. Any amounts withdrawn from the Reserve Account and distributed to the holders of the Seller Certificates as described above will not be available for distribution to the Certificateholders.]

[PAIRED SERIES

     The Certificates are subject to being paired with one or more later issued Series (each, a "Paired Series") on or after the commencement of the Accumulation Period or the Rapid Amortization Period. A Paired Series will be pre-funded with an initial deposit to a funding account or may have a variable principal amount. Any such funding account will be held for the benefit of such Paired Series and not for the benefit of the Certificateholders. Upon payment in full of the Certificates, assuming that there have been no unreimbursed charge-offs with respect to any related Paired Series, the aggregate investor amount of such Paired Series will have been increased by an amount up to an aggregate amount equal to the Investor Amount. The issuance of a Paired Series will be subject to the conditions described under "Description of the Certificates -- New Issuances" in the Prospectus.

     There can be no assurance that the terms of any Paired Series might not have an impact on the calculation of the Series Percentage or the timing or amount of payments received by a Certificateholder. The full extent by which the timing or amount of payments received by a Certificateholder may be affected will be dependent on a number of factors and will not be readily determinable by the change that may occur in the Series Percentage.]

SHARED COLLECTIONS OF PRINCIPAL RECEIVABLES

     To the extent that collections of Principal Receivables allocated to the Certificates or the Class C Interest are not needed to make payments to or for the benefit of the Certificateholders or the Class C Interest Holders, such collections may be applied to cover principal payments due to or for the benefit of other Principal Sharing Series [in Group One]. Any such application of collections will not result in a reduction of the Invested Amount of the Certificates and the Class C Interests.

     Similarly, certain collections of Principal Receivables allocated to other Principal Sharing Series [in Group One], to the extent such collections are not needed to make payments to or for the benefit of Certificateholders of such other Series ("Shared Principal Collections"), will be applied, if necessary, to cover payments of principal due to Certificateholders during the Accumulation Period. There can be no assurance that such Shared Principal will be available to cover payments of principal or deposits due on any Distribution Date during the Accumulation Period. If no such Shared Principal Collections were available to the Certificates, the Class A Investor Amount might not be paid in full by the Class A Expected Final Distribution Date and the Class B Invested Amount might not be paid in full by the Class B Expected Final Distribution Date. Such Shared Principal Collections may also be allocated to other Series either currently outstanding or to be issued by the Trust in the future. To the extent such Shared Principal Collections are allocated to other Series, the pro rata share of such Shared Principal Collections allocated to Certificateholders will be reduced.

THE CASH COLLATERAL ACCOUNT

     The Cash Collateral Account will be held for the benefit of the Certificateholders and the Interest Holders, as their interests appear in the Supplement. Funds on deposit in the Cash Collateral Account will be invested in certain Eligible Investments. On each Distribution Date, all interest and earnings (net of losses and investment expenses) accrued since the preceding Distribution Date on funds on deposit in the Cash Collateral Account will be paid to the holders of the Seller Certificates. The Cash Collateral Account will
be funded on the Closing Date in the initial amount of $          .

     On each Distribution Date, the amount available to be withdrawn from the Cash Collateral Account (the "Available Cash Collateral Amount") will be equal to the least of (i) the amount on deposit in the Cash Collateral Account (before giving effect to any deposit to, or withdrawal from, the Cash Collateral Account on such Distribution Date), (ii) the Required Enhancement Amount and (iii) the Invested Amount as of such date.

     The "Required Enhancement Amount" for any Distribution Date means the greater of (i) the product of (a) the sum of (I) [the sum of] the Class A Invested Amount [and the Class A Floating Percentage of the Pre-Funded Amount] and (II) [the sum of] the Class B Invested Amount [and the Class B Floating Percentage of the Pre-Funded Amount], each as of such Distribution Date after taking into account distributions made on such Distribution Date, minus the amount of funds on deposit in the Cash Collateral Account after taking into account all deposits and withdrawals on such Distribution Date, and (b) a
fraction, the numerator of which is      % and the denominator of which is the
excess of 100% over      % and (ii) the sum of (A) the product of (I)
$          , (II)      % and (III) a fraction the numerator of which is equal to
the Available Cash Collateral Amount as of the immediately preceding
Distribution Date and (B) the product of (I) $          , (II)      % and (III)
a fraction the numerator of which is equal to the Class C Invested Amount as of the immediately preceding Distribution Date and the denominator of which is the Total Enhancement Amount; provided, however, that (i) if certain withdrawals are made from the Cash Collateral Account or if a Pay Out Event with respect to Series 199 - occurs or if there are certain reductions in the Class C Invested Amount, the Required Enhancement Amount for such Distribution Date shall equal the Required Enhancement Amount for the Distribution Date immediately preceding the occurrence of such withdrawal, Pay Out Event or reduction in the Class C Invested Amount, (ii) in no event shall the Required Enhancement Amount exceed the sum of the Class A Invested Amount and the Class B Invested Amount on such date, and (iii) the Required Enhancement Amount may be reduced without the consent of the Certificateholders, if the Seller shall have received written notice that the Rating Agency Condition has been satisfied for such reduction and the Seller shall have delivered a certificate of an authorized officer to the effect that, based on the facts known to such officer at such time, in the reasonable belief of the Seller, such reduction will not cause a Pay Out Event with respect to Series 199 - or an event that, after the giving of notice or the lapse of time, would constitute a Pay Out Event with respect to Series 199 - .

     On each Distribution Date, one or more withdrawals may be made from the Cash Collateral Account in an amount up to the Available Cash Collateral Amount, to fund the amounts specified in clauses (1) through (5) and (7) of "-- Application of Collections -- Excess Spread; Excess Finance Charges" in order of priority specified therein.

     On each Distribution Date, the Servicer or the Trustee, acting pursuant to the Servicer's instructions, will apply Excess Spread and Excess Finance Charges (to the extent described above under "-- Application of Collections -- Excess Spread; Excess Finance Charges") to increase the amount on deposit in the Cash Collateral Account to the extent such amount is less than the Required Cash Collateral Amount. The "Required Cash Collateral Amount" means on any date of determination the required Enhancement Amount less the Class C Investor Amount. In addition, if on any Distribution Date the amount on deposit in the Cash Collateral Account exceeds the Required Cash Collateral Amount, such excess will be withdrawn and paid to the holder of the Seller Certificates.]

ALLOCATION OF INVESTOR DEFAULT AMOUNT

     On each Determination Date, the Servicer will calculate the Investor Default Amount for the preceding Monthly Period. The term "Investor Default Amount" means, for any Monthly Period, the product of (i) the Floating Allocation Percentage with respect to such Monthly Period and (ii) the Defaulted Amount for such Monthly Period. A portion of the Investor Default Amount will be allocated to the Class A Certificateholders (the "Class A Investor Default Amount") on each Distribution Date in an amount equal to the product of the Class A Floating Percentage applicable during the related Monthly Period and the Investor Default Amount for such Monthly Period. A portion of the Investor Default Amount will be allocated to the Class B Certificateholders (the "Class B Investor Default Amount") in an amount equal to the product of the Class B Floating Percentage applicable during the related Monthly Period and the Investor Default Amount for such Monthly Period. A portion of the Investor Default Amount will be allocated to the Class C Interest Holders in an amount equal to the Class C Investor Default Amount. An amount equal to the Class A Investor Default Amount for each Monthly Period will be paid from Class A Available Funds, Excess Spread and Excess Finance Charges allocated to Series 199 - or from [amounts, if any, on deposit in the Cash Collateral Account and] Reallocated Principal Collections and applied as described above in "-- Application of Collections -- Payment of Interest, Fees and Other Items," "-- Application of Collections -- Excess Spread; Excess Finance Charges" and
"-- Reallocation of Cash Flows." An amount equal to the Class B Investor Default Amount for each Monthly Period will be paid from Excess Spread and Excess Finance Charges allocated to Series 199 - or from [amounts, if any, on deposit in the Cash Collateral Account and] Reallocated Principal Collections allocable to the Class C Invested Amount and applied as described above in "-- Application of Collections -- Excess Spread; Excess Finance Charges" and "-- Reallocation of Cash Flows;"

     On each Distribution Date, if the Class A Required Amount for such Distribution Date exceeds the sum of Excess Spread and Excess Finance Charges allocable to Series - , [amounts, if any, on deposit in the Cash Collateral Account and] Reallocated Principal Collections, the Class C Invested Amount will be reduced by the amount of such excess, but not by more than the Class A Investor Default Amount for such Distribution Date. In the event that such reduction would cause the Class C Invested Amount to be a negative number, the Class C Invested Amount will be reduced to zero, and the Class B Invested Amount will be reduced by the amount by which the Class C Invested Amount would have been reduced below zero, but not by more than the excess, if any, of the Class A Investor Default Amount for such Distribution Date over the amount of such reduction, if any, of the Class C Invested Amount with respect to such Distribution Date. In the event that such reduction would cause the Class B Invested Amount to be a negative number, the Class B Invested Amount will be reduced to zero, and the Class A Invested Amount will be reduced by the amount by which the Class B Invested Amount would have been reduced below zero, but not by more than the excess, if any, of the Class A Investor Default Amount for such Distribution Date over the amount of the reductions, if any, of the Class C Invested Amount and the Class B Invested Amount with respect to such Distribution Date as described above (a "Class A Investor Charge Off"), which will have the effect of slowing or reducing the return of principal to the Class A Certificateholders. If the Class A Invested Amount has been reduced by the amount of any Class A Investor Charge-Offs, it will thereafter be increased on any Distribution Date (but not by an amount in excess of the aggregate Class A Investor Charge Offs) by the amount of Excess Spread and Excess Finance Charges allocated to Series 199 - and available for such purpose as described under "-- Application of Collections -- Excess Spread; Excess Finance Charges."

     On each Distribution Date, if the Class B Required Amount for such Distribution Date exceeds the sum of Excess Spread and Excess Finance Charges allocable to Series 199 - and not required to pay the Class A Required Amount [, amounts, if any, on deposit in the Cash Collateral Account not required to pay the Class A Required Amount] and Reallocated Principal Collections allocable to the Class C Interests and not required to pay the Class A Required Amount, then the Class C Invested Amount will be reduced by the amount of such excess. In the event that such reduction would cause the Class C Invested Amount to be a negative number, the Class C Invested Amount will be reduced to zero, and the Class B Invested Amount will be reduced by the amount by which the Class C Invested Amount would have been reduced below zero, but not by more than the excess, if any, of the Class B Investor Default Amount for such Distribution Date over the amount of such reduction, if any, of the Class C Invested Amount with respect to such Distribution Date (a "Class B Investor Charge Off"). If the Class B Invested Amount has been reduced by the amount of any Class B Investor Charge Offs, it will thereafter be increased on any Distribution Date (but not by an amount in excess of the aggregate Class B Investor Charge Offs) by the amount of Excess Spread, Excess Finance Charges allocated to Series 199 - and available for such purpose as described under "-- Application of Collections -- Excess Spread; Excess Finance Charges."

OPTIONAL REPURCHASE

     On the Distribution Date occurring on or after the date that the Investor
Amount is reduced to      % or less of the Initial Investor Amount, the Seller
will have the option (to be exercised in its sole discretion) to repurchase the Certificates. The purchase price of the Certificates and the Class C Interests will be equal to the Investor Amount as of the last day of the Monthly Period preceding the Distribution Date on which such purchase occurs plus accrued and unpaid interest on the unpaid principal amount of the Certificates plus accrued and unpaid interest on the Class C Interests. Following any such repurchase, the Certificateholders will have no further rights with respect to the Receivables; provided, however, that such repurchase in no way impacts Certificateholders' rights under the federal securities law.

     Any such optional repurchase may result in an early repayment of the Certificateholders' investment without any prepayment penalty and there can be no assurance that a Certificateholder will be able to invest such early repayment amount at a similar rate of return.

PAY OUT EVENTS

     The Revolving Period will continue through                  ,      , (or
such later date resulting from postponement of the Class A Accumulation Period), unless a Pay Out event occurs prior to such date. A "Pay Out Event" for Series 199 - refers to any of the following events, which are applicable only to Series 199 - (although other Series may have similar or identical pay out events):

          (a) failure on the part of the Seller (i) to make any payment or deposit on the date required under the Pooling and Servicing Agreement on or before the date occurring five Business Days after the date such payment or deposit is required to be made; or (ii) duly to observe or perform in any material respect any other covenants or agreements of the Seller in the Pooling and Servicing Agreement, which failure has a material adverse effect on the Certificateholders (which determination will be made, for so long as the Class C Invested Amount is greater than zero, without reference to whether any funds are available pursuant to any Series Enhancement) and continues unremedied for a period of 60 days after written notice of such failure shall have been given to the Seller by the Trustee, or to the Seller and the Trustee by the holders of Certificates aggregating not less than 50% of the outstanding principal balance of the Certificates;

          (b) any representation or warranty made by the Seller in the Pooling and Servicing Agreement or any information required to be given by the Servicer on behalf of the Seller to identify the Accounts proves to have been incorrect in any material respect when made or delivered and continues to be incorrect in any material respect for a period of 60 days after written notice of such failure shall have been given to the Seller by the Trustee, or to the Seller and the Trustee by the holders of Certificates aggregating not less than 50% of the outstanding principal balance of the Certificates and as a result the interest of the Certificateholders are materially and adversely affected (which determination shall be made, for so long as the Class C Invested Amount is greater than zero, without reference to whether any funds are available pursuant to any Series Enhancement); provided, however, that a Pay Out Event shall not be deemed to have occurred with respect to this subparagraph (b) if the Seller has accepted reassignment of the related Receivable or all such Receivables, if applicable, during such period (or such longer period as the Trustee may specify) in accordance with the provisions of the Pooling and Servicing Agreement;

          (c) with respect to the end of any Monthly Period (i) with respect to which the Seller Amount is less than the Required Seller Amount, the failure of the Seller to convey on or prior to the tenth Business Day following the related Determination Date Receivables in Additional Accounts to the Trust such that the Seller Amount is at least equal to the Required Seller Amount or (ii) with respect to which the aggregate Principal Receivables are less than the Required Principal Balance, the failure of the Seller to convey on or prior to the tenth Business Day following the related Determination Date Receivables in Additional Accounts to the Trust such that the aggregate Principal Receivables are at least equal to the Required Principal Balance;

          (d) the Net Portfolio Yield averaged over three consecutive Monthly Periods is less than the Base Rate averaged over such period;

          (e) any Servicer Default occurs which would have a material adverse effect on the Certificateholders; or

          (f) the Class A Investor Amount shall not be paid in full on the Class A Expected Final Distribution Date or the Class B Invested Amount shall not be paid in full on the Class B Expected Final Distribution Date.

     A Pay Out Event for all Series refers to any of the following events, which are applicable to the Certificates and other Series:

          (g) an Insolvency Event relating to any Seller (including any Additional Seller);

          (h) the Trust becomes an "investment company" within the meaning of the Investment Company Act; or

          (i) the inability of any Seller (including any Additional Seller) for any reason to transfer Receivables to the Trust in accordance with the provisions of the Pooling and Servicing Agreement.

     In the case of any event described in subparagraphs (a), (b) or (e), a Pay Out Event will be deemed to have occurred only if, after any applicable grace period described in such clauses, the Trustee or Certificateholders and Class C Interest Holders evidencing undivided interests aggregating not less than 50% of the aggregate unpaid principal amount of the Certificates and the Class C Interests, by written notice to the Seller and the Servicer (and to the Trustee if given by the Certificateholders and the Class C Interest Holders), declare that a Pay Out Event has occurred with respect to the Certificates and the Class C Interests and is continuing as of the date of such notice, and in the case of any event described in subparagraphs (c), (d), (f), (g), (h), or (i), a Pay Out Event will be deemed to have occurred without any notice or other action on the part of the Trustee, or the Certificateholders and the Class C Interest Holders immediately upon the occurrence of such event. Upon the occurrence of a Pay Out Event, the Rapid Amortization Period will commence. In such event, distributions of principal to the Certificateholders in the priority provided for above will begin on the first Distribution Date following the month in which the Pay Out Event occurred.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The share of the Servicing Fee allocable to the Certificates and the Class C Interests with respect to any Distribution Date (the "Monthly Servicing Fee")
will be equal to one-twelfth of the product of (a)      % (the "Servicing Fee
Rate") and (b) the Invested Amount as of the last day of the Monthly Period preceding such Distribution Date (the amount calculated pursuant to this clause
(b) is referred to as the "Servicing Base Amount"); provided, however, with respect to the first Distribution Date, the Monthly Servicing Fee will be
$          .

     The share of the Monthly Servicing Fee allocable to the Class A Certificateholders with respect to any Distribution Date (the "Class A Servicing Fee") will be equal to one-twelfth of the product of (a) the Class A Floating Percentage, (b) the Servicing Fee Rate and (c) the Servicing Base Amount; provided, however, that with respect to the first Distribution Date, the Class A
Servicing Fee will be $          . The share of the Monthly Servicing Fee
allocable to the Class B Certificateholders with respect to any Distribution Date (the "Class B Servicing Fee") will be equal to one-twelfth of the product of (a) the Class B Floating Percentage, (b) the Net Servicing Fee Rate and (c) the Servicing Base Amount; provided, however, that with respect to the first
Distribution Date, the Class B Servicing Fee will be equal to $          . The
Class A Servicing Fee and the Class B Servicing Fee shall be payable to the Servicer solely to the extent amounts are available for distribution in respect thereof as described under "-- Application of Collections -- Payment of Interest, Fees and Other Items" above.

                        FEDERAL INCOME TAX CONSEQUENCES

     Based on the application of existing law to the facts as set forth in the Pooling and Servicing Agreement and other relevant documents, Orrick, Herrington & Sutcliffe LLP, special counsel to the Banks ("Special Tax Counsel"), is of the opinion that the Certificates will properly be treated as indebtedness for federal income tax purposes. See "Federal Income Tax Consequences" in the Prospectus.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in the underwriting agreements relating to the [Class A Certificates] [and the Class B Certificates] (collectively, the "Underwriting Agreement"), the Bank has agreed to sell to the underwriter[s] named below (the "Underwriters"), and each of the underwriters has agreed to purchase from the Bank, the principal amount of [Class A Certificates] [and Class B Certificates] set forth opposite its name below:

          UNDERWRITER            CLASS A CERTIFICATES   CLASS B CERTIFICATES
          -----------            --------------------   --------------------
     ..........................      $                      $
     ..........................      $                      $
     ..........................      $                      $
     ..........................      $                      $

     If the Underwriter[s] create a short position in the Certificates in connection with the offering, i.e., if they sell more Certificates than are set forth on the cover page of this Prospectus Supplement, the Underwriter[s] may reduce that short position by purchasing Certificates in the open market.

     In general, the purchase of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchase.

     None of the Seller, the Servicer, nor the Underwriter[s] makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Certificates. In addition, none of the Seller, the Servicer, nor the Underwriter[s] makes any representation that the Underwriter[s] will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

     The Seller has been advised by the Underwriters[s] that the Underwriter[s] propose initially to offer the [Class A Certificates] [Class B Certificates] to the public at the prices set forth on the cover page of this Prospectus Supplement and to certain dealers at such price less a concession not in excess
of      % of the principal amount of the [Class A Certificates] [Class B
Certificates]. The Underwriter[s] may allow and such dealers may reallow a
concession not in excess of      % of the principal amount of the [Class A
Certificates] [Class B Certificates] to certain other dealers. After the initial public offering, the public offering price and such concessions may be changed. The Seller has agreed that it will indemnify the Underwriter[s] against certain liabilities, including liabilities under the Act, or contribute to payments the Underwriter[s] may be required to make in respect thereof. [The Underwriter[s] have agreed to reimburse the Seller for certain expenses of the issuance and distribution of the Certificates.]

                                 LEGAL MATTERS

     Certain legal matters relating to the issuance of the Certificates will be passed upon for the Seller by Edwards & Angell, Boston, Massachusetts. Certain legal matters relating to the federal tax consequences of such issuance will be passed upon for the Seller, by Orrick, Herrington & Sutcliffe LLP, Washington, D.C. Certain matters relating to the issuance of the Certificates and ERISA matters will be passed upon for the Underwriter[s] by Orrick, Herrington & Sutcliffe LLP.

                            INDEX OF PRINCIPAL TERMS

TERM                                                                 PAGE NO.
----                                                                 --------
  Accounts..................................................              S-2
  Accumulation Period.......................................             S-11
  Accumulation Period Length................................             S-31
  Available Cash Collateral Amount..........................             S-43
  Available Enhancement Amount..............................              S-9
  Available Investor Principal Collections..................             S-29
  Available Reserve Account Amount..........................             S-42
  Bank......................................................         S-1, S-3
  Base Rate.................................................             S-24
  Business Day..............................................              S-7
  Cash Collateral Account...................................         S-2, S-9
  Cede......................................................              S-6
  Certificate Owner.........................................              S-6
  Certificateholders........................................              S-3
  Certificateholders' Interest..............................              S-5
  Certificates..............................................         S-1, S-3
  Class A Accumulation Period...............................             S-11
  Class A Additional Interest...............................             S-37
  Class A Available Funds...................................             S-27
  Class A Certificate Rate..................................              S-5
  Class A Certificateholders................................              S-3
  Class A Certificates......................................         S-1, S-3
  Class A Expected Final Distribution Date..................             S-24
  Class A Floating Percentage...............................             S-32
  Class A Initial Invested Amount...........................              S-4
  Class A Invested Amount...................................        S-4, S-33
  Class A Investor Amount...................................             S-34
  Class A Investor Charge Off...............................             S-45
  Class A Investor Default Amount...........................             S-44
  Class A Monthly Interest..................................             S-28
  Class A Monthly Principal.................................             S-30
  Class A Principal Percentage..............................             S-33
  Class A Required Amount...................................        S-7, S-34
  Class A Servicing Fee.....................................             S-47
  Class B Accumulation Period...............................             S-11
  Class B Additional Interest...............................             S-38
  Class B Available Funds...................................             S-28
  Class B Certificate Rate..................................              S-5
  Class B Certificateholders................................              S-3
  Class B Certificates......................................         S-1, S-3
  Class B Expected Final Distribution Date..................             S-24
  Class B Floating Percentage...............................             S-32
  Class B Initial Invested Amount...........................              S-4
  Class B Invested Amount...................................        S-4, S-33
  Class B Investor Amount...................................             S-34
  Class B Investor Charge Off...............................             S-45

TERM                                                                PAGE NO.
----                                                                --------
  Class B Investor Default Amount...........................             S-44
  Class B Monthly Interest..................................             S-28
  Class B Monthly Principal.................................             S-30
  Class B Principal Commencement Date.......................             S-40
  Class B Principal Percentage..............................             S-33
  Class B Required Amount...................................        S-8, S-35
  Class B Servicing Fee.....................................             S-47
  Class C Additional Interest...............................             S-39
  Class C Available Funds...................................             S-28
  Class C Floating Percentage...............................             S-32
  Class C Initial Invested Amount...........................              S-4
  Class C Interest Holders..................................              S-6
  Class C Interest Rate.....................................             S-28
  Class C Interests.........................................         S-2, S-3
  Class C Invested Amount...................................        S-4, S-34
  Class C Investor Amount...................................             S-34
  Class C Investor Default Amount...........................             S-34
  Class C Monthly Interest..................................             S-28
  Class C Monthly Principal.................................       S-12, S-30
  Class C Principal Collections.............................             S-30
  Class C Supplemental Agreement............................             S-29
  Closing Date..............................................             S-27
  Code......................................................             S-16
  Controlled Accumulation Amount............................             S-31
  Controlled Deposit Amount.................................             S-12
  Criteria..................................................             S-20
  Deficit Controlled Accumulation Amount....................       S-12, S-31
  Definitive Certificate....................................              S-6
  Determination Date........................................             S-24
  Distribution Date.........................................              S-7
  DTC.......................................................              S-6
  Enhancement...............................................              S-9
  Enhancement Surplus.......................................             S-12
  ERISA.....................................................             S-16
  Excess Finance Charges....................................              S-9
  Excess Spread.............................................        S-7, S-38
  Existing Fleet Credit Card Portfolio......................             S-19
  FDIC......................................................         S-1, S-6
  Floating Allocation Percentage............................             S-32
  Funding Period............................................             S-10
  Group [One]...............................................              S-9
  Initial Closing Date......................................             S-20
  Initial Cut-Off Date......................................             S-20
  Initial Invested Amount...................................              S-4
  Interest Period...........................................              S-7
  Invested Amount...........................................  S-4, S-26, S-34
  Invested Principal Collections............................             S-30
  Investment Company Act....................................             S-25
  Investor Amount...........................................             S-34
  Investor Default Amount...................................             S-44

TERM                                                                 PAGE NO.
----                                                                 --------
  Investor Interest.........................................              S-3
  Master Pooling and Servicing Agreement....................              S-3
  Master Trust II Sales.....................................             S-19
  Monthly Servicing Fee.....................................             S-47
  Monthly Period............................................              S-7
  Net Portfolio Yield.......................................             S-24
  Paired Series.............................................             S-42
  Pay Out Event.............................................             S-45
  Percentage Allocation.....................................             S-36
  Pooling and Servicing Agreement...........................              S-3
  Pre-Funded Amount.........................................             S-10
  Pre-Funding Account.......................................             S-10
  Principal Allocation Percentage...........................             S-32
  Principal Funding Account.................................       S-12, S-41
  Principal Funding Account Balance.........................             S-33
  Principal Funding Investment Proceeds.....................       S-13, S-41
  Prior Securitizations.....................................             S-19
  Rapid Amortization Period.................................             S-14
  Rating Agencies...........................................             S-16
  Rating Agency.............................................             S-16
  Reallocated Principal Collections.........................             S-34
  Receivables...............................................              S-2
  Relevant Cut-Off Date.....................................             S-20
  Required Cash Collateral Amount...........................             S-44
  Required Enhancement Amount...............................        S-9, S-43
  Required Reserve Account Amount...........................             S-41
  Reserve Account...........................................             S-41
  Reserve Account Funding Date..............................             S-41
  Revolving Period..........................................             S-11
  Seller....................................................              S-4
  Seller Amount.............................................             S-27
  Seller Percentage.........................................             S-27
  Sellers' Interest.........................................        S-4, S-27
  Series....................................................              S-3
  Series 199 -  ............................................              S-3
  Series 199 -  Termination Date............................             S-15
  Series Investor Amount....................................             S-34
  Series Percentage.........................................             S-26
  Servicer..................................................              S-4
  Servicing Base Amount.....................................             S-47
  Servicing Fee Rate........................................             S-47
  Shared Principal Collections..............................             S-43
  Special Tax Counsel.......................................             S-47
  Subordinate Principal Collections.........................             S-36
  Supplement................................................              S-3
  Trust.....................................................         S-1, S-3
  Trust Assets..............................................              S-2
  Trust Portfolio...........................................             S-20
  Trustee...................................................         S-1, S-3
  Underwriters..............................................             S-48
  Underwriting Agreement....................................             S-48

                                                                         ANNEX I


                                                           [As of July 31, 1998]


                              OTHER SERIES ISSUED

     The Certificates will be the           Series to be issued by the Trust.
The table below sets forth the principal characteristics of the           other
Series heretofore issued by the Trust and currently outstanding. Such Series are the Series 1994-B Certificates, the Series 1994-D Certificates, the Series 1995-A Certificates, the Series 1995-B Certificates, the Series 1995-C Certificates, the Series 1995-D Certificates, the Euro Series 1995-E Certificates, the Series 1995-F Certificates, the Series 1995-G Certificates, the Series 1996-A Certificates, the Series 1996-B Certificates, the Series 1996-C Certificates, the Series 1996-D Certificates, the Series 1996-E Certificates, and the Series 1998-A Certificates. Series 1995-B and Euro Series 1995-E were issued in offerings exempt from the registration requirements of the Act. Solely for purposes of this Annex I, "LIBOR" shall mean London interbank offered quotations for United States dollar deposits determined as set forth in the related Series Supplements.

SERIES 1994-B
Initial Invested Amount......................  $450,000,000
Initial Pre-Funded Amount....................  $300,000,000
Invested Amount as of December 31, 1997......  $750,000,000
Class A Certificate Rate.....................  One Month LIBOR plus .28% per annum (capped at 12% per annum)
Class B Certificate Rate.....................  One Month LIBOR plus .53% per annum (capped at 12% per annum)
Collateral Rate..............................  No higher than One Month LIBOR plus 1.00% per annum
Initial Enhancement Amount...................  $75,000,000
Series Servicing Fee Rate....................  2% per annum
Stated Series 1994-B Termination Date........  October 1, 2001
Series Issuance Date.........................  July 19, 1994

SERIES 1994-D
Initial Invested Amount......................  $600,000,000
Initial Pre-Funded Amount....................  $400,000,000
Invested Amount as of December 31, 1997......  $61,920,687
Class A Certificate Rate.....................  One Month LIBOR plus .16% per annum
Class B Certificate Rate.....................  One Month LIBOR plus .36% per annum
Collateral Rate..............................  No higher than One Month LIBOR plus 1.00% per annum
Initial Enhancement Amount...................  $105,000,000
Series Servicing Fee Rate....................  2% per annum
Stated Series 1994-D Termination Date........  September 1, 2000
Series Issuance Date.........................  October 11, 1994

SERIES 1995-A
Initial Invested Amount......................  $600,000,000
Initial Pre-Funded Amount....................  $100,000,000
Invested Amount as of December 31, 1997......  $700,000,000
Class A Certificate Rate.....................  One Month LIBOR plus .180% per annum
Class B Certificate Rate.....................  One Month LIBOR plus .375% per annum
Collateral Rate..............................  No higher than One Month LIBOR plus 1.00% per annum
Initial Enhancement Amount...................  $73,500,000
Series Servicing Fee Rate....................  2% per annum
Stated Series 1995-A Termination Date........  January 1, 2003
Series Issuance Date.........................  January 18, 1995

SERIES 1995-B
Maximum Certificate Investor Amount..........  $600,000,000
Investor Amount as of December 31, 1997......  $18,000,000
Certificate Rate.............................  Commercial Paper Index
Initial Enhancement Amount...................  $41,000,000
Series Servicing Fee Rate....................  2% per annum
Stated Series 1995-B Termination Date........  November 1, 2001 (extendible)
Series Issuance Date.........................  March 22, 1995

SERIES 1995-C
Initial Invested Amount......................  $375,000,000
Initial Pre-Funded Amount....................  $200,000,000
Investor Amount as of December 31, 1997......  $575,000,000
Class A Certificate Rate.....................  Three Month LIBOR plus .20% per annum
Class B Certificate Rate.....................  Three Month LIBOR plus .34% per annum
Collateral Rate..............................  No higher than One Month LIBOR plus 1.00% per annum
Initial Enhancement Amount...................  $60,375,000
Series Servicing Fee Rate....................  2% per annum
Stated Series 1995-C Termination Date........  January 1, 2005
Series Issuance Date.........................  April 27, 1995

SERIES 1995-D
Initial Invested Amount......................  $450,000,000
Initial Pre-Funded Amount....................  $150,000,000
Investor Amount as of December 31, 1997......  $600,000,000
Class A Certificate Rate.....................  One Month LIBOR plus .19% per annum
Class B Certificate Rate.....................  One Month LIBOR plus .32% per annum
Initial Enhancement Amount...................  $63,000,000
Series Servicing Fee Rate....................  2% per annum
Stated Series 1995-D Termination Date........  February 1, 2004
Series Issuance Date.........................  July 25, 1995

EURO SERIES 1995-E...........................  $275,000,000
Initial Invested Amount
Initial Pre-Funded Amount....................  $25,000,000
Investor Amount as of December 31, 1997......  $300,000,000
Class A Certificate Rate.....................  Three Month LIBOR plus .09% per annum
Class B Certificate Rate.....................  Three Month LIBOR plus .21% per annum
Initial Enhancement Amount...................  $31,500,000
Series Servicing Fee Rate....................  2% per annum
Series 1995-E Termination Date...............  December 15, 2000
Series Issuance Date.........................  September 6, 1995

SERIES 1995-F
Initial Invested Amount......................  $750,000,000
Initial Pre-Funded Amount....................  $100,000,000
Investor Amount as of December 31, 1997......  $850,000,000
Class A-1 Certificate Rate...................  6.05% per annum
Class A-2 Certificate Rate...................  One Month LIBOR plus .19% per annum
Class B Certificate Rate.....................  One Month LIBOR plus .30% per annum
Initial Enhancement Amount...................  $65,875,000
Series Servicing Fee Rate....................  2% per annum
Series 1995-F Termination Date...............  August 1, 2003
Series Issuance Date.........................  November 21, 1995

SERIES 1995-G
Initial Invested Amount......................  $500,000,000
Investor Amount as of December 31, 1997......  $500,000,000
Class A Certificate Rate.....................  One Month LIBOR plus .14% per annum
Class B Certificate Rate.....................  One Month LIBOR plus .29% per annum
Collateral Rate..............................  No higher than One Month LIBOR plus 1.00% per annum
Initial Enhancement Amount...................  $50,000,000
Series Servicing Fee Rate....................  2% per annum
Series 1995-G Termination Date...............  June 2002 Distribution Date
Series Issuance Date.........................  December 15, 1995

SERIES 1996-A
Initial Invested Amount......................  $400,000,000
Initial Pre-Funded Amount....................  $100,000,000
Investor Amount as of December 31, 1997......  $500,000,000
Class A-1 Certificate Rate...................  6.50% per annum
Class A-2 Certificate Rate...................  One Month LIBOR plus .23% per annum
Class B Certificate Rate.....................  One Month LIBOR plus .35% per annum
Collateral Rate..............................  No higher than One Month LIBOR plus 1.00% per annum
Initial Enhancement Amount...................  $43,750,000
Series Servicing Fee Rate....................  2% per annum
Series 1996-A Termination Date...............  November 2005 Distribution Date
Series Issuance Date.........................  January 18, 1996

SERIES 1996-B
Initial Invested Amount......................  $750,000,000
Investor Amount as of December 31, 1997......  $750,000,000
Class A Certificate Rate.....................  Three Month LIBOR plus .230% per annum
Class B Certificate Rate.....................  Three Month LIBOR plus .375% per annum
Collateral Rate..............................  No higher than One Month LIBOR plus 1.00% per annum
Initial Enhancement Amount...................  $75,000,000
Series Servicing Fee Rate....................  2% per annum
Series 1996-B Termination Date...............  January 2007 Distribution Date
Series Issuance Date.........................  March 26, 1996

SERIES 1996-C
Initial Invested Amount......................  $700,000,000
Investor Amount as of December 31, 1997......  $700,000,000
Class A Certificate Rate.....................  Three Month LIBOR plus .120% per annum
Class B Certificate Rate.....................  Three Month LIBOR plus .250% per annum
Collateral Rate..............................  No higher than Three Month LIBOR plus 1.00%
                                               per annum
Initial Enhancement Amount...................  $70,000,000
Series Servicing Fee Rate....................  2% per annum
Series 1996-C Termination Date...............  November 2003 Distribution Date
Series Issuance Date.........................  May 13, 1996

SERIES 1996-D
Initial Invested Amount......................  $575,000,000
Initial Pre-Funded Amount....................  $125,000,000
Investor Amount as of December 31, 1997......  $700,000,000
Class A Certificate Rate.....................  One Month LIBOR plus .15% per annum
Class B Certificate Rate.....................  One Month LIBOR plus .30% per annum
Collateral Rate..............................  No higher than One Month LIBOR plus 1.00% per annum
Initial Enhancement Amount...................  $70,000,000
Series Servicing Fee Rate....................  2% per annum
Series 1996-D Termination Date...............  June 2005 Distribution Date
Series Issuance Date.........................  June 18, 1996

SERIES 1996-E
Initial Invested Amount......................  $450,000,000
Initial Pre-Funded Amount....................  $50,000,000
Invested Amount as of December 31, 1997......  $500,000,000
Class A Certificate Rate.....................  One Month LIBOR plus .10% per annum
Class B Certificate Rate.....................  One Month LIBOR plus .33% per annum
Collateral Rate..............................  No higher than One Month LIBOR plus 1.00%
Initial Enhancement Amount...................  $50,000,000
Series Servicing Fee Rate....................  2% per annum
Series 1996-E Termination Date...............  May 2004 Distribution Date
Series Issuance Date.........................  November 1, 1996

SERIES 1998-A
Initial Invested Amount......................  $862,500,000
Initial Pre-Funded Amount....................  $287,500,000
Investor Amount as of           , 1998.......  $
Class A Certificate Rate.....................  One Month LIBOR plus .04% per annum
Class B Certificate Rate.....................  One Month LIBOR plus .24% per annum
Collateral Rate..............................  No higher than One Month LIBOR plus 1.00% per annum
Initial Enhancement Amount...................  $97,750,000
Series Servicing Fee Rate....................  2% per annum
Series 1998-A Termination Date...............  July 2003 Distribution Date
Series Issuance Date.........................  February 6, 1998

[Subsequent Series to be listed]

                                                                        ANNEX II

                       RECEIVABLES IN ADDITIONAL ACCOUNTS
                       CONVEYED TO THE TRUST BY THE BANKS

                                                             NUMBER OF     RECEIVABLES
ASSIGNMENT     DATE RECEIVABLES                             ADDITIONAL    IN ADDITIONAL
  NUMBER     TRANSFERRED TO TRUST   RELEVANT CUT-OFF DATE   ACCOUNTS(1)    ACCOUNTS(1)
----------   --------------------   ---------------------   -----------   -------------
    1        May 16,1994            March 31, 1994             276,371    $ 367,091,261
    2        July 1, 1994           May 31, 1994               157,629    $ 202,859,562
    3        August 17, 1994        July 31, 1994              226,342    $ 351,961,171
    4        September 23, 1994     August 31, 1994            192,815    $ 299,924,106
    5        November 18, 1994      October 31, 1994           332,866    $ 406,625,727
    6        January 6, 1995        November 30, 1994          217,320    $ 316,458,944
    7        March 15, 1995         February 28, 1995          291,057    $ 348,693,399
    8        April 18, 1995         March 31, 1995             143,714    $ 168,739,171
    9        May 23, 1995           April 30, 1995              98,330    $ 137,485,579
    10       July 18, 1995          June 30, 1995              322,271    $ 432,984,240
    11       August 15, 1995        July 31, 1995              126,338    $ 188,302,827
    12       August 31, 1995        August 11, 1995             67,968    $  94,548,321
    13       November 21, 1995      October 25, 1995           285,122    $ 491,863,655
    14       December 15, 1995      November 26, 1995          265,376    $ 369,389,253
    15       January 18, 1996       December 26, 1995          182,985    $ 330,263,251
    16       February 19, 1996      January 31, 1996           269,467    $ 560,543,656
    17       March 26, 1996         February 29, 1996          150,460    $ 330,531,723
    18       May 1, 1996            March 31, 1996              68,056    $ 251,797,517
    19       May 13, 1996           March 31, 1996             219,150    $ 499,241,938
    20       June 18, 1996          April 30, 1996             244,770    $ 636,632,670
    21       June 30, 1996          May 31, 1996                73,771    $ 200,155,226
    22       September 1, 1996      July 31, 1996              217,130    $ 640,152,919
    23       November 1, 1996       September 30, 1996         151,051    $ 500,113,079
    24       November 1, 1996       September 30, 1996          30,631    $ 100,564,456
    25       November 15, 1996      October 31, 1996           100,603    $ 250,370,356
    26       January 17, 1996       December 31, 1996          118,232    $ 368,278,729
    27       February 14, 1997      January 31, 1997           111,777    $ 307,635,708
    28       March 14, 1997         February 28, 1997          169,598    $ 400,826,266
    29       April 18, 1997         March 31, 1997             204,546    $ 450,500,767
    30       May 14, 1997           April 30, 1997             155,299    $ 450,053,037
    31       June 13, 1997          May 31, 1997               148,940    $ 241,091,790
    32       June 29, 1997          May 31, 1997                 5,757    $  10,065,454
    33       September 12, 1997     August 31, 1997            250,570    $ 499,607,860
    34       September 30, 1997     August 31, 1997            218,401    $ 301,830,170
    35       November 14, 1997      October 31, 1997           167,351    $ 322,443,973
    36       December 12, 1997      November 30, 1997          228,234    $ 203,845,007
    37       January 30, 1998       December 31, 1997          492,821    $ 729,961,299
    38       February 13, 1998      January 31, 1998          [250,000]   [$350,000,000]
    39       April 14, 1998         March 31, 1998            [317,000]   [$750,000,000]
    40       May 14, 1998           April 30, 1998            [250,000]   [$475,000,000]
    41       July 1, 1998           May 31, 1998              [256,000]   [$500,000,000]
    42       [Subsequent additions to be listed.]
    43
    44

---------------

(1) The amounts shown are as of the Relevant Cut-Off Date.

------------------------------------------------------------
------------------------------------------------------------

     NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE SELLER OR THE UNDERWRITER(S). NEITHER THIS PROSPECTUS SUPPLEMENT NOR THE PROSPECTUS CONSTITUTES AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS, NOR ANY SALE HEREUNDER OR THEREUNDER, SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THEIR RESPECTIVE DATES OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE SELLER OR THE TRUST SINCE SUCH DATES.
                            ------------------------

                               TABLE OF CONTENTS


                                            PAGE
                                            ----
             PROSPECTUS SUPPLEMENT
Summary of Terms..........................   S-3
Risk Factors..............................  S-18
The Bank's Credit Card Activities.........  S-19
The Receivables...........................  S-20
Maturity Assumptions......................  S-24
Receivable Yield Considerations...........  S-25
Description of the Certificates...........  S-26
Federal Income Tax Consequences...........  S-47
Underwriting..............................  S-48
Legal Matters.............................  S-48
Index of Principal Terms..................  S-49
                   PROSPECTUS
Prospectus Supplement.....................     2
Reports to Certificateholders.............     2
Available Information.....................     2
Incorporation of Certain Documents by
  Reference...............................     2
Summary of Terms..........................     4
Risk Factors..............................    17
Formation of the Trust....................    22
Transfer and Assignment...................    23
The Bank's Credit Card Activities.........    24
Use of Proceeds...........................    29
The Bank and Fleet Financial Group........    29
Material Legal Aspects of the
  Receivables.............................    29
Description of the Certificates...........    31
Enhancement...............................    59
Federal Income Tax Consequences...........    60
ERISA Considerations......................    65
Plan of Distribution......................    67
Underwriting..............................    68
Legal Matters.............................    68
Index of Principal Terms..................    69


     UNTIL             , 19  , ALL DEALERS EFFECTING TRANSACTIONS IN THE
CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND A PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS.
------------------------------------------------------------
------------------------------------------------------------
------------------------------------------------------------
------------------------------------------------------------

                               FLEET CREDIT CARD

                                MASTER TRUST II
                                $

                       CLASS A [      %] [FLOATING-RATE]
                           ASSET-BACKED CERTIFICATES,
                                SERIES 199 -

                       CLASS B [      %] [FLOATING-RATE]
                           ASSET-BACKED CERTIFICATES,
                                SERIES 199 -

                                FLEET BANK (RI),
                              NATIONAL ASSOCIATION
                              SELLER AND SERVICER

                  -------------------------------------------
                             PROSPECTUS SUPPLEMENT
                  -------------------------------------------


                                [UNDERWRITER(S)]


------------------------------------------------------------
------------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY NOR SHALL THERE BY ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION.


                   SUBJECT TO COMPLETION, DATED JULY 31, 1998


PROSPECTUS

                       FLEET CREDIT CARD MASTER TRUST II
            (FORMERLY KNOWN AS ADVANTA CREDIT CARD MASTER TRUST II)

                 ASSET-BACKED CERTIFICATES, ISSUABLE IN SERIES

                     FLEET BANK (RI), NATIONAL ASSOCIATION
                              SELLER AND SERVICER

     This Prospectus relates to certain Asset-Backed Certificates (the "Certificates") that may be issued from time to time by Fleet Credit Card Master Trust II (formerly ADVANTA Credit Card Master Trust II) (the "Trust") in one or more series (each a "Series"). The Trust was formed pursuant to a pooling and servicing agreement between a predecessor in interest of Fleet Bank (RI), National Association (the "Bank"), as seller and servicer, and Bankers Trust Company, as Trustee. The property of the Trust includes and will include a portfolio of credit card receivables (the "Receivables") generated from time to time in the ordinary course of business in a portfolio of revolving credit card accounts (the "Accounts") owned by the Bank, and all monies due in payment of the Receivables and certain other property, which may include participation interests in other pooled assets, all, as more fully described herein and, with respect to any Series, in the related Prospectus Supplement.

     The Certificates will be offered from time to time under this Prospectus on terms determined for each Series at the time of the sale and as described in the related Prospectus Supplement. Each Series will consist of one or more Classes, one or more of which may be fixed rate Certificates, floating rate Certificates or other type of Certificates as specified in the related Prospectus Supplement. Payments of interest on each Class will be made on each Distribution Date specified in the related Prospectus Supplement. Principal payments on each Class will be made as specified in the related Prospectus Supplement. Any Series may include one or more Classes which are subordinated in right and priority to the extent described in the related Prospectus Supplement to payment of principal or interest to one or more other Classes of such Series.

     Each Certificate will represent an undivided interest in the Trust and each Certificateholder will be entitled to receive a varying percentage of each month's collections with respect to the Receivables at the times and in the manner described herein and, with respect to any Series, in the related Prospectus Supplement. One or more Classes of a Series may be entitled to the benefits of a cash collateral guaranty or account, letter of credit, surety bond, insurance policy or other form of enhancement as specified in the Prospectus Supplement relating to such Series.

     THE CERTIFICATES WILL REPRESENT INTERESTS IN THE TRUST AND WILL NOT REPRESENT INTERESTS IN OR RECOURSE OBLIGATIONS OF FLEET FINANCIAL GROUP, INC., FLEET BANK (RI), NATIONAL ASSOCIATION OR ANY AFFILIATE THEREOF. A CERTIFICATE IS NOT A DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION (THE "FDIC"). THE RECEIVABLES ARE NOT INSURED OR GUARANTEED BY THE FDIC OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

     POTENTIAL INVESTORS SHOULD CONSIDER THE INFORMATION SET FORTH IN "RISK FACTORS" COMMENCING ON PAGE 17 HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT.

     The Certificates offered by this Prospectus and by the related Prospectus Supplement are offered by the underwriters, if any, subject to prior sale, to withdrawal, cancellation or modification of the offer without notice, to delivery to and acceptance by the underwriters, if any, and certain further conditions. Retain this Prospectus for future reference.

     Certain capitalized terms used herein are defined elsewhere in the Prospectus. A listing of the pages on which such terms are defined can be found in "Index of Principal Terms" beginning on page 68 herein.

     Each Series of Certificates or Class of Certificates offered hereby will be rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization.

     THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF THE SECURITIES OFFERED HEREBY UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

            , 1998

                               TABLE OF CONTENTS


                                      PAGE
                                      ----
PROSPECTUS SUPPLEMENT...............    2
REPORTS TO CERTIFICATEHOLDERS.......    2
AVAILABLE INFORMATION...............    2
INCORPORATION OF CERTAIN DOCUMENTS
  BY REFERENCE......................    2
SUMMARY OF TERMS....................    4
RISK FACTORS........................   17
FORMATION OF THE TRUST..............   22
TRANSFER AND ASSIGNMENT.............   23
  The Transfer......................   23
  Amendment to Pooling and Servicing
     Agreement......................   23
  Assignment and Assumption
     Agreement......................   23
  Rights Agreement..................   24
  Conversion to Limited
     Partnership....................   24
THE BANK'S CREDIT CARD ACTIVITIES...   24
  General...........................   24
  Acquisition and Use of Credit
     Cards..........................   25
  Billing and Payments..............   26
  Description of FDR................   27
  Delinquencies.....................   27
  Interchange.......................   28
  Competition.......................   28
USE OF PROCEEDS.....................   29
THE BANK AND FLEET FINANCIAL
  GROUP.............................   29
MATERIAL LEGAL ASPECTS OF THE
  RECEIVABLES.......................   29
  Transfer of Receivables...........   29
  Matters Relating to
     Receivership...................   30
  Consumer Protection Laws..........   31
DESCRIPTION OF THE CERTIFICATES.....   31
  General...........................   32
  Book-Entry Registration...........   33
  Definitive Certificates...........   36
  The Bank Certificate; Additional
     Sellers........................   36
  Interest Payments.................   37
  Principal Payments................   37
  Shared Principal Collections......   38
  Sharing of Excess Finance Charge
     Collections....................   38
  Companion Series..................   38
  Groups............................   39
  New Issuances.....................   39
  Transfer and Assignment of
     Receivables....................   40
  Liquidation of Receivables........   40
  Representations, Warranties and
     Covenants......................   41



                                      PAGE
                                      ----
  Addition of Accounts..............   45
  Automatic Account Additions.......   47
  Removal of Accounts...............   47
  Servicing Procedures..............   48
  Discount Option...................   48
  Trust Accounts....................   49
  Series Percentage and Seller
     Percentage.....................   50
  Application of Collections........   50
  Operation of Excess Funding
     Account........................   50
  Defaulted Receivables; Rebates and
     Fraudulent Charges.............   50
  Final Payment of Principal and
     Interest; Termination..........   51
  Trust Pay Out Events..............   52
  Servicing Compensation and Payment
     of Expenses....................   53
  Matters Regarding the Servicer....   53
  Indemnification...................   54
  Servicer Default..................   55
  Reports to Certificateholders.....   56
  Evidence as to Compliance.........   57
  Amendments........................   57
  Defeasance........................   58
  List of Certificateholders........   58
  The Trustee.......................   58
ENHANCEMENT.........................   59
  General...........................   59
  Subordination.....................   59
  Letter of Credit..................   59
  Cash Collateral Guaranty or
     Account........................   59
  Collateral Interest...............   60
  Surety Bond or Insurance Policy...   60
  Spread Account....................   60
FEDERAL INCOME TAX CONSEQUENCES.....   60
  General...........................   60
  Treatment of the Certificates as
     Debt...........................   61
  Treatment of the Trust............   61
  Taxation of Interest Income of
     U.S. Certificate Owners........   63
  Sale or Exchange of
     Certificates...................   63
  Non-U.S. Certificate Owners.......   63
  Information Reporting and Backup
     Withholding....................   64
  State and Local Taxation..........   65
ERISA CONSIDERATIONS................   65
PLAN OF DISTRIBUTION................   67
UNDERWRITING........................   68
LEGAL MATTERS.......................   68
INDEX OF PRINCIPAL TERMS............   69
ANNEX I: GLOBAL CLEARANCE,
  SETTLEMENT AND TAX DOCUMENTATION
  PROCEDURES........................  I-1

                             PROSPECTUS SUPPLEMENT

     Each Prospectus Supplement relating to a Series to be offered thereby and hereby will, among other things, set forth with respect to such Series: (a) the initial aggregate principal amount, the certificate interest rate (or method for determining it) and authorized denominations of each Class of such Series; (b) certain information concerning the Receivables and other property, if any, allocated for such Series; (c) the expected date or dates on which the principal amount of the Certificates will be paid to Certificateholders; (d) the extent to which any Class within a Series is subordinated to any other Class of such Series or any other Series; (e) the identity of each Class of floating rate Certificates and fixed rate Certificates included in such Series, if any, or such other type of Class of Certificates; (f) the Distribution Dates for the respective Classes; (g) relevant financial information with respect to the Receivables and other property, if any; (h) additional information with respect to any Series Enhancement, guaranteed investment contract or other agreement relating to such Series; (i) the plan of distribution of such Series; and (j) whether the Certificates are to be issuable in registered or book-entry form.

                         REPORTS TO CERTIFICATEHOLDERS

     Unless and until Definitive Certificates are issued, monthly and annual unaudited reports, containing information concerning the Trust and prepared by the Servicer, will be sent on behalf of the Trust to Cede & Co., as registered holder of the Certificates, pursuant to the Pooling and Servicing Agreement. See "Description of the Certificates -- Book Entry Registration," "-- Reports to Certificateholders" and "-- Evidence as to Compliance." Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. Neither the Bank nor Fleet Financial Group, Inc. intends to send any of its financial reports to Certificateholders. The Servicer will file with the Securities and Exchange Commission (the "Commission") such reports with respect to the Trust as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder.

                             AVAILABLE INFORMATION

     The Bank, as depositor to the Trust, has filed a Registration Statement under the Securities Act of 1933, as amended (the "Act"), with the Commission on behalf of the Trust with respect to the Certificates offered pursuant to this Prospectus. This Prospectus, which forms part of the Registration Statement, does not contain all of the information contained in the Registration Statement and amendments thereof and exhibits thereto. For further information, reference is made to the Registration Statement and amendments thereof and exhibits thereto, which are available for inspection without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; the Commission's regional offices at Seven World Trade Center, 13th Floor, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of the Registration Statement and amendments thereof and exhibits thereto may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a public access site on the Internet through the World Wide Web at which site reports, proxy and information statements and other information regarding registrants, including all electronic filing, may be viewed. The Internet address of the Commission's World Wide Web site is http://www.sec.gov.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The information contained in all reports and other documents filed by the Servicer with respect to the Trust pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Certificates offered are incorporated by reference into and considered to be a part of this Prospectus. The information contained in such reports and other documents automatically updates the information in this Prospectus and should be relied upon over different information included in this Prospectus or the accompanying Prospectus Supplement.

     The Servicer will provide without charge to each person to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Written requests for such copies should be directed to the Servicer at Fleet Bank (RI), National Association, Fleet Credit Card Services, 300 North Wakefield Drive, Newark, Delaware 19713. Telephone requests for such copies should be directed to the Servicer at (215) 444-6800.

                                SUMMARY OF TERMS


     The following is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and in the Prospectus Supplement with respect to the Series offered thereby, and to the Pooling and Servicing Agreement and the Series Supplement with respect to such Series (the "Series Supplement") between the Bank, as Seller and Servicer, and Bankers Trust Company (or another bank or trust company qualified under the Pooling and Servicing Agreement and named in the Prospectus Supplement for the related Series), as Trustee (collectively, the Pooling and Servicing Agreement and any Series Supplement are sometimes referred to as the "Pooling and Servicing Agreement"). Certain capitalized terms used herein are defined elsewhere in this Prospectus. A listing of the pages on which some of such terms are defined is found in the "Index of Principal Terms" beginning on page 69. Other Series which may be issued pursuant to other similar prospectuses or disclosure documents may also use such capitalized terms in such prospectuses or documents. However, in such cases, reference to such terms will, unless the context otherwise requires, only be made in the context of such other Series.


TRUST........................  The Fleet Credit Card Master Trust II (formerly known as the ADVANTA Credit Card Master Trust II) (the "Trust"), was formed pursuant to a pooling and servicing agreement dated as of December 1, 1993, as amended and restated on May 23, 1994, and as subsequently amended. Such pooling and servicing agreement, as amended (the "Pooling and Servicing Agreement"), is between Fleet Bank
                               (RI), National Association, as Seller and
                               Servicer, and Bankers Trust Company, as Trustee. The Pooling and Servicing Agreement, as originally executed, was between Colonial National Bank USA and the Trustee. Colonial National Bank USA subsequently changed its name to Advanta National Bank USA and, following a merger into it by Advanta National Bank, Advanta National Bank USA changed its name to Advanta National Bank ("Advanta National Bank"). Advanta National Bank and the Trustee entered into Amendment Number 3 to Amended and Restated Pooling and Servicing Agreement dated as of February 20, 1998 ("Amendment Number 3") to permit Advanta National Bank to assign and delegate to the Bank all of Advanta National Bank's rights and obligations under the Pooling and Servicing Agreement and to change the name of the Trust from ADVANTA Credit Card Master Trust II to the Fleet Credit Card Master Trust II. On February 20, 1998, immediately after Amendment Number 3 became effective, Advanta National Bank, the Bank, Fleet Credit Card, LLC (the "LLC") and the Trustee entered into an Assignment and Assumption Agreement under which (i) Advanta National Bank transferred to the Bank, and the Bank accepted and assumed, all of Advanta National Bank's rights and obligations under the Pooling and Servicing Agreement, (ii) the Bank became Seller and Servicer of the Trust, (iii) Advanta National Bank was released from any continuing obligations under the Pooling and Servicing Agreement, (iv) the Trust's name was changed to Fleet Credit Card Master Trust II, and
                               (iv) Advanta National Bank and the Bank filed with the appropriate governmental authorities Uniform Commercial Code financing statements reflecting the transfer to and assumption by the Bank. See "Transfer and Assignment." The terms "Seller" and "Servicer" mean the entity acting in such capacity under the Pooling and Servicing Agreement, which is (a) for the period prior to February 20, 1998, Advanta National Bank and (b) for the period beginning on February 20, 1998 the Bank and each Additional Seller. See "-- Seller."

                               The Trust Assets consist of and will consist of
                               (1) receivables (the "Receivables") arising under revolving credit card accounts (the "Accounts") selected from a portfolio of consumer revolving credit card accounts originated or acquired by Advanta National Bank prior to February 20, 1998 (the "Advanta Consumer Credit Card Portfolio") or by the Bank or affiliates of the Bank (together with the Advanta Consumer Credit Card Portfolio, the "Fleet Credit Card Portfolio"), which accounts are currently MasterCard* and VISA* credit card accounts but may include consumer revolving credit card accounts affiliated with other programs or private-label credit card accounts, (2) all monies due or to become due and all amounts received with respect thereto, all proceeds of the Receivables, (3) the right to receive certain Interchange attributed to cardholder charges for merchandise and services in the Accounts, (4) certain amounts recovered from Accounts in which the Receivables have been written off as uncollectible, (5) proceeds of credit insurance policies relating to the Receivables, (6) all monies and other property constituting Eligible Investments on deposit in, credited to or held in bank accounts of the Trust and (7) the benefits of any type of enhancement ("Series Enhancement") issued with respect to any Series (the drawing on or payment of such Series Enhancement being available only to Certificateholders of a specified Series or Class). The Trust assets may also include participations (including 100% participations) representing undivided interests in a pool of assets consisting of revolving credit card receivables or consumer loan receivables (secured and unsecured) arising as a result of advances made on bank cards, retail cards, corporate cards, and unsecured revolving lines of credit, and any interests in both such types of receivables, including securities representing or backed by both such types of receivables and any interests in both such types of receivables owned by the Seller or any affiliate of the Seller and collections thereon (collectively, "Participation Interests"). Advanta National Bank conveyed to the Trust all Receivables existing under certain designated Accounts at the time of the formation of the Trust (the "Initial Accounts") and all Receivables arising under such Initial Accounts from time to time thereafter. In addition, Advanta National Bank and the Bank have conveyed and the Bank may convey in the future all Receivables existing under certain designated Additional Accounts (including Automatic Additional Accounts) and all Receivables thereafter arising in such Additional Accounts.


CERTIFICATES OFFERED.........  The investor certificates issued by the Trust, including any investor certificates offered pursuant to this Prospectus and any Prospectus Supplement (the "Certificates"), represent undivided interests in the Trust, which, with respect to each Series, shall consist of the right to receive, to the extent necessary to make the required payments with respect to the Certificates of such Series at the times and in the amounts specified in the related Series Supplement, the portion of collections allocable to Certificateholders of such Series pursuant to the Pooling and Servicing Agreement and the related Series Supple-

---------------

* MasterCard and VISA are registered trademarks of MasterCard International Incorporated and VISA USA, Inc., respectively.

                               ment, funds and other property constituting
                               Eligible Investments on deposit in, credited to or held in the Collection Account and the Excess Funding Account allocable to Certificateholders of such Series pursuant to the Pooling and Servicing Agreement and the related Series Supplement, funds and other property constituting Eligible Investments on deposit in, credited to or held in any deposit, trust, escrow or similar account maintained for the benefit of such Series or any Class of such Series (each, a "Series Account") and funds available pursuant to any related Series Enhancement (collectively, with respect to all Series, the "Certificateholders' Interest"), it being understood that the Certificates of any Series or Class shall not represent any interest in any Series Account or Series Enhancement for the benefit of any other Series or Class. The Certificates may be issued from time to time pursuant to the Pooling and Servicing Agreement and a related Series Supplement. Each Series will consist of one or more classes (each a "Class"), one or more of which may be Classes of fixed rate Certificates or floating rate Certificates or other types of Certificates. Each Class may differ in, among other things, the priority of principal payments, the maturity date, distribution dates and rate of interest. Additionally, the Certificates of one or more Classes may be subordinated to the Certificates of one or more other Classes with respect to the right to receive payments of principal, interest, or both under the circumstances and in such amounts as described herein and in the related Prospectus Supplement. The term "Certificateholders" refers to holders of the Certificates, and the term "Series" refers to any series of Certificates issued by the Trust. See "Description of the Certificates."


                               If so specified in the related Prospectus
                               Supplement, the Certificates of a Series will be available for purchase in minimum denominations of $1,000 and in integral multiples of $1,000 in excess thereof and will be available only in book-entry form, except in certain limited circumstances. The Trust assets will be allocated among the Certificateholders' Interest of each Series, including certain providers of Series Enhancement holding uncertificated subordinated interests, and the interest of the holders of the Seller Certificates (the "Sellers' Interest"). The Sellers' Interest represents the right to the assets of the Trust not allocated to the Certificateholders' Interest. The term "Seller Amount" refers to, at any time of determination, an amount equal to the sum of (a) the aggregate amount of principal Receivables in, credited to or held in the Trust at such time and (b) the principal amount on deposit in, credited to or held in the Excess Funding Account at such time, minus the sum of the amount of Principal Receivables and the principal amount on deposit in, credited to or held in the Excess Funding Account allocated to each Series then outstanding (for each Series, its "Invested Amount"). The Seller Amount will fluctuate as the amount of Principal Receivables in the Trust changes from time to time. The term "Investor Amount" for a Series will be set forth in the Series Supplement for such Series and, for a Series offered hereby, the related Prospectus Supplement, and generally refers to the principal amount of the Certificateholders' Interest in the assets of the Trust.

                               The Certificates of a Class offered hereby and pursuant to a Prospectus Supplement will represent the right to receive from the assets of the Trust allocated to the applicable Series funds up to (but not in excess of) the amounts required to make payments of interest on the Certificates of such Class at the rate specified in the related Prospectus Supplement, and payments of principal during any related Amortization Period to the extent specified in the related Prospectus Supplement.

                               Each Class of Certificates will include the right to receive (but only to the extent needed to make required payments under the Pooling and Servicing Agreement) varying percentages of collections of Finance Charge Receivables and Principal Receivables for the related Monthly Period. During the Revolving Period relating to such Class, subject to certain limitations, collections of Principal Receivables allocable to the Certificates of such Class will generally be allocated and paid to the holders of the Seller Certificates or to other Series. During any Amortization Period relating to such Class, collections of Principal Receivables will be allocated to such Class as provided herein and in the related Prospectus Supplement.

                               The Certificates of each Series represent the right to receive payments from the Trust only and do not represent interests in or recourse obligations of Fleet Financial Group, Inc. ("Fleet Financial Group"), the Bank or any affiliate thereof. None of the Certificates, the Accounts, the Receivables or the Participations are insured or guaranteed by the Federal Deposit Insurance Corporation (the "FDIC") or any other governmental agency or instrumentality.

NEW ISSUANCES................  The Pooling and Servicing Agreement authorizes the Trustee to issue three types of certificates:
                               (i) one or more Series of Certificates which will be transferable and have the characteristics described below, (ii) a Bank Certificate, evidencing the Bank's interest as Seller (the "Bank Certificate"), which will initially be held by the Bank and which is transferable in certain circumstances to members of the affiliated group of which Fleet Financial Group is the common parent and (iii) Supplemental Certificates delivered in exchange for a portion of the Bank Certificate under certain circumstances described in the Pooling and Servicing Agreement (each, a "Supplemental Certificate", and, together with the Bank Certificate, the "Seller Certificates").

                               A new issuance of Certificates (a "New Issuance") may occur only upon satisfaction of the following conditions: (i) on or before the fifth day immediately preceding the date of such New Issuance, the Seller shall have given notice of such issuance and its date to the Trustee and the Servicer; and on or before the tenth day immediately preceding the date of such New Issuance, the Seller shall have given each Rating Agency notice of such issuance and (ii) the Seller shall have delivered to the Trustee (a) the related Series Supplement specifying the Principal Terms of the new Series, (b) any agreement relating to the Series Enhancement, (c) written confirmation from each Rating Agency that the New Issuance will not result in the Rating Agency reducing or withdrawing its rating of any outstanding Series or Class (the "Rating Agency Condition"), (d) an officer's certificate from the Seller stating that the Seller reasonably believes that such New Issuance will not cause a Pay Out Event to occur with respect to any Series, and (e) if any Series of Certificates are outstanding that were characterized as debt at the time of their issuance, an opinion of counsel to the effect that, for federal tax purposes, the New Issuance will not adversely affect the tax characterization of Certificates of any outstanding Series or Class that were characterized as debt at the time of their issuance, that the Trust will not be deemed to be an association (or publicly traded partnership) taxable as a corporation and that such New Issuance will not cause an event in which gain or loss would be recognized by any Certificateholder or the Trust (a "Tax Opinion"). The Seller may offer a Series to the public or other investors under a prospectus or other disclosure document (a "Disclosure Document") in transactions either registered under the Act or exempt from registration thereunder, directly or through one or more underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise.

RECEIVABLES..................  The Receivables arise in Accounts that were selected prior to February 20, 1998 from the Advanta Consumer Credit Card Portfolio and thereafter from the Fleet Credit Card Portfolio, based on criteria provided in the Pooling and Servicing Agreement. The initial accounts (the "Initial Accounts") were selected from the Advanta Consumer Credit Card Portfolio and the Receivables therein were conveyed to the Trust on December 9, 1993. With respect to Additional Accounts or Participation Interests to be included in the Trust, the selection was made or will be made on the date specified in the related assignment of such Additional Accounts or Participation Interests to the Trust (each, a "Related Cut-Off Date"). The Receivables consist of amounts charged by cardholders for merchandise and services and cash advances (collectively, the "Principal Receivables"), plus the related periodic finance charges, annual membership fees and annual service charges, late fees, overlimit fees, cash advance fees, all other fees and charges with respect to Accounts designated by the Seller to be included as Finance Charge Receivables and net recovery amounts ("Recoveries") with respect to Defaulted Receivables (collectively, the "Finance Charge Receivables"); provided, however, that if the Seller exercises the discount option, an amount equal to the product of the Discount Percentage and the amount of all or any specified portion of Principal Receivables created after the effective date of such option will be treated as Discount Option Receivables and added to Finance Charge Receivables. See "Description of the
                               Certificates -- Discount Option." In addition, certain fees ("Interchange") received by the Seller, as a creditor participating in the VISA and MasterCard International associations, as partial compensation for taking credit risk, absorbing fraud losses and funding receivables for a limited period prior to initial billing attributed to cardholder charges for merchandise and services will be treated as collections of Finance Charge Receivables for purposes of the Pooling and Servicing Agreement. When an Account is designated to the Trust Receivables in such Account as of the Related Cut-Off Date are conveyed to this Trust and, thereafter, all new Receivables arising in such Account will be conveyed automatically to the Trust, except as described herein, but will not affect the amount of the initial Investor Amount of a Series. The total amount of Receivables will fluctuate from day to day, because the amount of new Receivables arising in the Accounts and the amount of payments collected on existing Receivables will usually differ each day. Because the Seller's Interest represents the interest in the Principal Receivables not represented by the Certificates of any Series, the amount of the Seller's Interest in Principal Receivables will fluctuate daily as Receivables are collected and new Receivables are conveyed to the Trust. See "The Receivables" in the Prospectus Supplement.


REGISTRATION OF CERTIFICATES;
BOOK-ENTRY REGISTRATION......  If so specified in the related Prospectus
                               Supplement, the Certificates of each Series initially will be represented by certificates registered in the name of Cede & Co. ("Cede"), as the nominee of The Depository Trust Company ("DTC") and will not be registered in the names of the Certificateholders or their nominees. No person acquiring a beneficial interest in the Certificates of a Series (a "Certificate Owner") will be entitled to receive a definitive certificate representing such person's interest (a "Definitive Certificate"), except in the event that Definitive Certificates of such Series are issued under the limited circumstances described herein and in the related Prospectus Supplement. See "Description of the Certificates -- Definitive Certificates."


                               Consequently, unless and until Definitive
                               Certificates are issued, the Certificateholders will not be recognized by the Trustee as "Certificateholders" (as such term is used in the Pooling and Servicing Agreement and any Series Supplement). Hence, until such time, Certificateholders will only be able to exercise the rights of a Certificateholder indirectly through DTC, and its participating organizations, and unless the Prospectus Supplement for a Series provides otherwise, through Cedel or Euroclear and their respective participating organizations. See "Description of the Certificates -- Book-Entry Registration" and "-- Definitive Certificates."


CLEARANCE AND SETTLEMENT.....  If so provided in the related Prospectus
                               Supplement, Certificate Owners of each Series offered hereby may elect to hold their Certificates through any of (i) DTC (in the United States) or (ii) Cedel or Euroclear (in Europe). Transfers within DTC, Cedel or Euroclear, as the case may be, will be made in accordance with the usual rules and operating procedures of the relevant system. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Cedel or Euroclear, on the other, will be effected in DTC through the relevant Depositaries of Cedel or Euroclear. See "Description of the Certificates -- Book-Entry Registration."


SERVICER.....................  Fleet Bank (RI), National Association. The
                               principal executive offices of the Bank are located at 50 Kennedy Plaza, 18th Floor, Providence, Rhode Island 02903. The Bank conducts its servicing functions through Fleet Credit Card Services, L.P. The Bank is a wholly-owned subsidiary of Fleet National Bank. Fleet National Bank is a wholly-owned subsidiary of Fleet Financial Group, Inc., a diversified financial services company organized under the laws of the State of Rhode Island.

SELLER.......................  The Bank is currently the only Seller. Subject to certain conditions described herein under
                               "Description of the Certificates -- The Bank
                               Certificate; Additional Sellers," the Bank may designate one or more affiliates to transfer all right, title and interest in Receivables or Participation Interests to the Trust from time-to-time. Any such Additional Seller will generally have the same rights and obligations as those of the Seller described herein.

ISSUER.......................  Fleet Credit Card Master Trust II.

COLLECTIONS..................  All collections of Receivables and Participation
                               Interests, if any, will be allocated by the Servicer between amounts collected on Principal Receivables and amounts collected on Finance Charge Receivables. All such amounts will then be allocated in accordance with the respective interests of the Certificateholders of each Class of each Series as described in the related Prospectus Supplement. The Servicer will deposit all collections of Receivables and Participation Interests, if any, distributable to Certificateholders in an eligible account established for such purpose (the "Collection Account") no later than the day prior to the applicable Distribution Date. The "Distribution Date" for a Series will be the fifteenth day of each month (or, if such day is not a business day, the next business day) or such other date specified in the Series Supplement for a Series. See "Description of the Certificates -- Series Percentage and Seller Percentage" herein and "Description of the Certificates -- Allocation Percentages" in the Prospectus Supplement.

INTEREST.....................  Interest on the Certificates for each Interest
                               Period with respect to a Series will be
                               distributed as set forth in the related
                               Prospectus Supplement. Interest payments in respect of a Series will generally be funded from the portion of Finance Charge Receivables collected during the related Monthly Period allocable to such Series and, if necessary and if specified in the related Prospectus Supplement, from any Series Enhancement available for such Series. The terms "Interest Period" and "Monthly Period" have the meanings specified in the Prospectus Supplement relating to each Series. See "Description of the Certificates -- Interest Payments" and "Risk Factors -- Bank's Ability to Change Terms of Receivables; Decrease in Finance Charges."

REVOLVING PERIOD.............  During the period from the closing date with respect to a Series (the "Relevant Closing Date") and ending on the day immediately preceding the commencement of an Amortization Period with respect to such Series (the "Revolving Period"), collections of Principal Receivables allocated to the Certificates of such Series will be paid from the Trust to the holders of the Seller Certificates, to other Series or deposited in the Excess Funding Account (unless such collections allocated to a subordinated Class are used to make payments with respect to a Senior Class).


AMORTIZATION PERIODS;
PRINCIPAL PAYMENTS...........  If so specified in the Prospectus Supplement relating to any Class, at the end of any Revolving Period for a Class, collections of Principal Receivables that had been allocated to Certificateholders of such Class but had been paid to the holders of the Seller Certificates, to other Series or deposited in the Excess Funding Account shall instead be either paid directly to such Certificateholders or accumulated for payment to such Certificateholders, in each case as specified in the Prospectus Supplement relating to such Class. The Revolving Period for a Series shall end and an amortization period shall commence either upon the occurrence of a Pay Out Event with respect to such Series (a "Rapid Amortization Period") or at a scheduled date (a "Scheduled Amortization Date") set forth in the Prospectus Supplement applicable to such Series (a "Controlled Amortization Period," "Limited Amortization Period," "Principal Amortization Period," "Optional Amortization Period," "Accumulation Period" or other like period, collectively referred to herein as an "Amortization Period," in each case as described in the related Prospectus Supplement). In the event of a Rapid Amortization Period, collections of Principal Receivables allocated to Certificateholders will generally be paid directly to such Certificateholders, subject to any subordination provisions specified in the related Prospectus Supplement. See "Description of the
                               Certificates -- Trust Pay Out Events" for a discussion of the events which might lead to a Rapid Amortization Period with respect to all Series outstanding. In the event of another Amortization Period with respect to a Class, collections of Principal Receivables will either be paid directly to Certificateholders in specified amounts on a monthly or other periodic basis or accumulated in a Series Account for the benefit of Certificateholders or otherwise applied, in each case as set forth in the Prospectus Supplement relating to such Class.

                               Funds on deposit in the Collection Account shall at the direction of the Servicer be invested by the Trustee in Eligible Investments selected by the Servicer.

SHARED PRINCIPAL
COLLECTIONS..................  On each Distribution Date, (a) the Servicer shall allocate Shared Principal Collections to each Series entitled thereto (each, a "Principal Sharing Series"), pro rata, in proportion to the Principal Shortfalls, if any, with respect to each such Series and (b) the Servicer shall withdraw from the Collection Account and pay to the holders of the Seller Certificates an amount equal to the excess, if any, of (x) the aggregate amount for all outstanding Series of collections of Principal Receivables which the related Series Supplements specify are to be treated as "Shared Principal Collections" for such Distribution Date over (y) the aggregate amount for all outstanding Principal Sharing Series which the related Series Supplements specify are "Principal Shortfalls" for such Distribution Date; provided, however, that if on any Distribution Date the Seller Amount is less than or equal to the Required Seller Amount, the Servicer will not distribute to the holders of the Seller Certificates any Shared Principal Collections that otherwise would be distributed to the holders of the Seller Certificates, but shall deposit such funds in the Excess Funding Account.

SHARING OF EXCESS COLLECTIONS
OF FINANCE CHARGE
RECEIVABLES..................  Collections of Finance Charge Receivables
                               allocable to any Class in excess of the amounts necessary to make required payments with respect to such Class may, if specified in the related Series Supplement, be applied to cover shortfalls, if any, with respect to amounts payable from collections of Finance Charge Receivables allocable to any other Class or Series then outstanding, pro rata based upon the amount of the shortfall as provided in the related Series Supplement.

COMPANION SERIES.............  If specified in the Prospectus Supplement relating to a Series, a Series of Certificates may be issued (each, a "Companion Series"), that is paired with one or more other Series or a portion of one or more other Series previously issued by the Trust (a "Prior Series"), such that a reduction in the Invested Amount of the Prior Series results in an increase in the Invested Amount of the Companion Series. If a Pay Out Event or Reinvestment Event occurs with respect to the Prior Series or the Companion Series when the Prior Series is in an Amortization Period, the percentage specified in the applicable Prospectus Supplement for the allocation of collections of Principal Receivables for the Prior Series may be reset to a lower percentage as set forth in the Prospectus Supplement for the Prior Series and the Amortization Period for the Prior Series may be lengthened.

GROUPS.......................  If specified in the Prospectus Supplements relating to any group of Series (each, a "Group"), such Series may be allocated all collections with respect to certain portions of the Receivables and any Participation Interests, provided that the Rating Agency Condition is satisfied and that such grouping will not result in the occurrence of a Pay Out Event with respect to any Series or materially adversely affect the amount or timing of distributions to be made to any Series or Class (an "Adverse Effect").

FUNDING PERIOD...............  The Prospectus Supplement relating to a Series of
                               Certificates may specify that for a period beginning on the Relevant Closing Date for such Series and ending on a specified date before the commencement of an Amortization Period with respect to such Series (the "Funding Period"), the aggregate amount of Principle Receivables in the Trust allocable to such Series may be less than the aggregate principal amount of the Certificates of such Series and an amount equal to the amount of such deficiency (the "Pre-Funding Amount") will be held in a trust account established with the Trustee for the benefit of Certificateholders of such Series (the "Pre-Funding Account") pending the transfer of additional Principal Receivables to the Trust or pending the reduction of the Invested Amounts of other Series issued by the Trust. The related Prospectus Supplement will specify the initial Invested Amount on the Relevant Closing Date, the aggregate principal amount of the Certificates of such Series (the "Full Invested Amount") and the date by which the Invested Amount is expected to equal the Full Invested Amount. The Invested Amount will increase as Principal Receivables are delivered to the Trust or as the Invested Amount of other Series of the Trust are reduced. The Invested Amount may also decrease due to the occurrence of a Pay Out Event or Reinvestment Event as specified in the related Prospectus Supplement.

                               During the Funding Period, funds on deposit in the Pre-Funding Account for a Series of Certificates will be withdrawn and paid to the Transferor to the extent of any increases in the Invested Amount. In the event that the Invested Amount does not, for any reason, equal the Full Invested Amount by the end of the Funding Period, any amount remaining in the Pre-Funding Account and any additional amount specified in the related Prospectus Supplement will be payable to the Certificateholders of such Series in a manner and at such time as set forth in the related Prospectus Supplement.

                               If so specified in the related Prospectus
                               Supplement, monies in the Pre-Funding Account with respect to any Series will be invested by the Trustee in Eligible Investments or will be subject to a guaranteed rate or investment agreement or other similar arrangement, and investment earnings and any applicable payment under any such investment arrangement will be applied to pay interest on the Certificates of such Series.

ENHANCEMENT..................  Enhancement with respect to one or more Classes of a Series ("Series Enhancement") may be provided in the form of subordination, a letter of credit, a cash collateral guaranty, a cash collateral account, a collateral interest, a surety bond, insurance policy or any combination of the above as specified in the related Prospectus Supplement. Series Enhancement may also be provided to a Class or Classes of different Series by a cross-support feature which requires that distributions of principal or interest be made with respect to Certificates of one or more Classes of a particular Series before distributions are made to one or more Classes of another Series.

                               The type, characteristics and amount of the Series Enhancement will be determined based on several factors, including the characteristics of the Receivables and Accounts and other property underlying or comprising the Trust assets as of the Relevant Closing Date with respect to any Series, and will be established on the basis of requirements of each Rating Agency rating the Certificates of such Series. The terms of the Series Enhancement with respect to any Series offered hereby will be described in the related Prospectus Supplement. If so specified in the Prospectus Supplement for a Series, the level of Series Enhancement for such Series may be reduced if such reduction satisfies the Rating Agency Condition. If so specified in the related Prospectus Supplement, any such Series Enhancement may apply only in the event of certain types of losses and the protection against losses provided by such Series Enhancement will be limited. See "Enhancement" and "Risk Factors -- Limited Nature of Rating."

a. SUBORDINATION.............  A Series of Certificates may include one or more
                               Classes of Certificates or uncertificated interests that are subordinate to one or more other Classes of such Series. The rights of the holders of any such subordinated Certificates or uncertificated interests to receive distributions on any Distribution Date for such Series will be subordinate in right and priority to the rights of the holders of Certificates which are senior to such subordinated Certificates or uncertificated interests, but only to the extent set forth in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, subordination may apply only in the event of certain types of losses not covered by another Series Enhancement. The related Prospectus Supplement will also set forth information concerning the amount of subordination of a Class or Classes of subordinated Certificates or uncertificated interests in a Series, the circumstances in which such subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, and the conditions under which amounts available from payments that would otherwise be made to holders of such subordinated Certificates or uncertificated interests will be distributed to holders of Certificates which are senior to such subordinated Certificates or uncertificated interests. If cash flows otherwise distributable to holders of a subordinated Class of a Series will be used as support for a Class of another Series, the related Prospectus Supplement will specify the manner and conditions for applying such a cross-support feature. See
                               "Enhancement -- Subordination."

b. LETTER OF CREDIT..........  If so specified in the related Prospectus
                               Supplement, support for a Series or one or more Classes of a Series may be provided by one or more letters of credit. A letter of credit may provide limited protection against certain losses in addition to or in lieu of another Series Enhancement. The issuer of the letter of credit (the "L/C Bank") will be obligated to honor demands with respect to such letter of credit, to the extent of the amount available thereunder, to provide funds under the circumstances and subject to such conditions as are specified in the related Prospectus Supplement. The liability of the L/C Bank under its letter of credit may be reduced by the amount of unreimbursed payments thereunder.

                               The maximum liability of an L/C Bank under its letter of credit will generally be an amount equal to a percentage specified in the related Prospectus Supplement of the initial Investor Amount of a Series or a Class of such Series. The maximum amount available at any time to be paid under a letter of credit will be determined in the manner specified therein and in the related Prospectus Supplement. See "Enhancement -- Letter of Credit."

c. CASH COLLATERAL GUARANTY
   OR ACCOUNT................  If so specified in the related Prospectus
                               Supplement, support for a Series or one or more Classes of a Series may be provided by a guaranty (the "Cash Collateral Guaranty") secured by the deposit of cash or certain permitted investments in an account (the "Cash Collateral Account") reserved for the beneficiaries of the Cash Collateral Guaranty or by a Cash Collateral Account alone. The amount available pursuant to the Cash Collateral Guaranty or the Cash Collateral Account will be the lesser of amounts on deposit in the Cash Collateral Account and an amount specified in the related Prospectus Supplement. The related Prospectus Supplement will set forth the circumstances under which payments are made to beneficiaries of the Cash Collateral Guaranty from the Cash Collateral Account or from the Cash Collateral Account directly.

d. COLLATERAL INTEREST.......  If so specified in the related Prospectus
                               Supplement, support for a Series of Certificates or one or more Classes of a Series may be provided initially by an uncertificated, subordinated interest in the Trust (the "Collateral Interest") in an amount initially equal to a percentage specified in the related Prospectus Supplement of the initial Investor Amount.

e. SURETY BOND OR INSURANCE
   POLICY....................  If so specified in the related Prospectus
                               Supplement, support for a Series or one or more Classes of a Series may be provided by the posting of a surety bond or the issuance of insurance by an insurance company, in each instance designed to assure the distribution of interest or principal on the Certificates of such Class or Series in the manner and amount specified in the related Prospectus Supplement.

f. SPREAD ACCOUNT............  If so specified in the related Prospectus
                               Supplement, support for a Series or one or more Classes of a Series may be provided by the periodic deposit of certain available excess cash flow from the Trust assets into an account (the "Spread Account") intended to assure the subsequent distribution of interest or principal on the Certificates of such Class or Series in the manner specified in the related Prospectus Supplement.

RECORD DATE..................  The last day of the month preceding any
                               Distribution Date, except as otherwise specified with respect to a Series in the related Prospectus Supplement.

OPTIONAL REPURCHASE..........  If specified in a Prospectus Supplement, the
                               Investor Amount of a Series may be subject to optional purchase by the Seller on any Distribution Date after such Investor Amount is less than or equal to a certain specified level. The purchase price on the Distribution Date on which such purchase occurs will be as specified in the related Prospectus Supplement and together with any amounts on deposit in, credited to or held in any Series Accounts held for the benefit of the Certificateholders of such Series, will be not less than an amount equal to the Investor Amount plus accrued and unpaid interest on the applicable Certificates. See "Description of the Certificates -- Optional Repurchase" in the related Prospectus Supplement.

FINAL PAYMENT OF
PRINCIPAL AND INTEREST;
TERMINATION OF TRUST.........  The interest of the Certificateholders of a
                               Series in the Trust will terminate following the earliest of (i) the day after the Distribution Date on which the Investor Amount of such Series is paid in full, (ii) a date specified in the Series Supplement for such Series (the "Stated Series Termination Date") and (iii) the termination of the Trust (the "Trust Termination Date"). All principal and interest will be due and payable no later than the Stated Series Termination Date.

TRUSTEE......................  Bankers Trust Company.

RISK FACTORS.................  There are material risks associated with investment in the Certificates. Investors should consider the factors set forth under the caption "Risk Factors" beginning on page 17.

TAX STATUS...................  Except to the extent otherwise specified in the related Prospectus Supplement, Special Tax
                               Counsel to the Bank is of the opinion that the Certificates of each Series (or certain Classes thereof) will be properly characterized as indebtedness for federal income tax purposes. Except as otherwise specified in the related Prospectus Supplement, the Certificate Owners of each Class as to which such opinion is rendered will be deemed to agree to treat the Certificates as indebtedness for tax purposes. See "Federal Income Tax Consequences" for additional information concerning the application of federal income tax laws.

ERISA CONSIDERATIONS.........  Under a regulation issued by the Department of
                               Labor, the Trust Assets would not be deemed "plan assets" of any employee benefit plan holding interests in a Class of the Certificates of a Series if certain conditions are met. If the Trust Assets were deemed to be "plan assets" of an employee benefit plan, there is uncertainty as to whether existing exemptions from the "prohibited transaction" rules of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), would apply to all transactions involving the Trust Assets. No assurance can be made with respect to any offering of the Certificates of any Series that the conditions which would allow the Trust Assets not to be "plan assets" will be met, although the intention of the Underwriters (but not their assurance) as to whether any Class of the Certificates of a particular Series will be "publicly-offered securities," and therefore eligible for an ERISA exemption, will be set forth in the related Prospectus Supplement. Accordingly, fiduciaries or other persons contemplating purchasing interests in the Certificates of any Series with "plan assets" of any employee benefit plan should consult their counsel before making a purchase. See "ERISA Considerations."

CERTIFICATE RATING...........  It will be a condition to the issuance of the
                               Certificates offered by this Prospectus and the related Prospectus Supplement that they be rated in one of the four highest applicable rating categories by at least one nationally recognized statistical rating organization selected by the Seller (each such rating organization rating any Series, a "Rating Agency"). The rating or ratings applicable to the Certificates of each Class will be as set forth in the related Prospectus Supplement. The Certificates offered pursuant to this Prospectus and the related Prospectus Supplement must be investment grade asset-backed securities within the meaning of the Act and the rules promulgated thereunder.

                               A security rating should be evaluated
                               independently of similar ratings of different types of securities. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each rating should be evaluated independently of any other rating. See "Risk Factors -- Limited Nature of Certificate Rating."

LISTING......................  If so specified in the Prospectus Supplement for a Series, application will be made to list the Certificates of such Series, or all or a portion of any Class thereof, on the Luxembourg Stock Exchange or any other specified exchange.

                                  RISK FACTORS

     Investors should consider the following factors in connection with the purchase of Certificates.

     Limited Liquidity. There can be no assurance that a secondary market for the Certificates of any Series offered hereby will develop or, if it does develop, that such market will provide Certificateholders with liquidity of investment or that it will continue for the life of the Certificates of such Series. The underwriters of any Series offered hereby presently expect to make a secondary market in such Certificates and pursuant to any Prospectus Supplement, but have no obligation to do so.

     Competition in the Bank Credit Card Industry. The bank credit card industry is highly competitive. There is increased competitive use of advertising, target marketing and pricing competition in interest rates and annual cardholder fees as both traditional and new credit card issuers seek to expand or to enter the market. As a result of this competition, certain major credit card issuers assess finance charges for selected portions of their portfolios at rates lower than the rates currently being assessed on the Accounts. Advanta National Bank, commencing in March 1987, and the Bank since its succession to Advanta National Bank has attempted to respond to this increased competition by marketing cards to customers primarily without an annual fee and by attempting to offer customers a finance charge rate below that generally available from competitors. In addition, the Advanta National Bank was, since 1983, and the Bank now is in the business of acquiring accounts through direct mail solicitation. The Bank's ability to compete in the credit card industry will affect its ability to generate new Receivables. See "The Bank's Credit Card Activities -- Competition."

     Bank's Ability to Change Terms of the Receivables; Decrease in Finance Charges. The Bank is not transferring the Accounts to the Trust, only the receivables arising in the Accounts. As owner of the Accounts, the Bank retains the right to determine the finance charges and the other fees and charges which will be applicable from time to time on the Accounts, to alter the minimum monthly payment required under the Accounts and to change various other terms of its agreement with cardholders with respect to the Accounts. A decrease in the finance charges and the other fees and charges assessed on the Accounts should decrease the effective yield on the Accounts and could result in the occurrence of a Series Pay Out Event for one or more Series and commencement of the Rapid Amortization Period for each such Series. Under the Pooling and Servicing Agreement, the Seller agrees that, unless required by law or as is otherwise necessary, in its sole discretion, to maintain its lending business on a competitive basis based on a good faith assessment by the Seller of the nature of its competition in the lending business, it will not reduce the annual percentage rate at which finance charges are assessed on the Receivables or the other fees and charges assessed on any of the Accounts owned by it, if, as a result of such reduction, either (i) the Seller's reasonable expectation is that such reduction will cause a Series Pay Out Event to occur, or (ii) such reduction is not also applied to any comparable segments of consumer revolving credit card accounts owned by the Seller which have characteristics the same as, or substantially similar to, such Accounts. The Seller also covenants that it will change the terms relating to any of the Accounts owned by it only if the change is made applicable to the comparable segment of the consumer revolving credit card accounts owned by the Seller with characteristics the same as or substantially similar to such Accounts, subject to compliance with all requirements of law. In servicing the Accounts, the Servicer will be required to exercise the same care and apply the same policies that it exercises in handling similar matters for its own comparable accounts. Except as set forth above, the Pooling and Servicing Agreement does not contain any restrictions on the ability of a Seller to change the terms of the Accounts or the Receivables. See "Description of the Certificates -- Representations, Warranties and Covenants." There can be no assurance that changes in applicable law, changes in the marketplace or prudent business practice might not result in a determination by the Seller to decrease finance charges or other fees and charges for existing accounts, or take actions which would otherwise change the terms of the Accounts. In addition, there can be no assurance that a change made in the terms of the Accounts would not result in the downgrade of the rating of the Certificates.

     Characteristic as a Sale; Potential Effect of Insolvency and Receivership of the Seller. The Seller has represented and warranted in the Pooling and Servicing Agreement that the transfer of the Receivables to the Trust is and will be either a sale of all right, title and interest in the Receivables and all proceeds thereof to the Trust or the grant to the Trust of a pledge of such property to the Trust. The Seller has taken and will take certain actions required to perfect the Trust's interest in the Receivables. The Seller has represented and warranted that if the transfer by it to the Trust is deemed to be a grant to the Trust of a security interest in the Receivables, upon the filing of financing statements required to be filed under the Pooling and Servicing Agreement, the Trust will have a first priority perfected security interest therein. Nevertheless, if the transfer of the Receivables and all proceeds thereof to the Trust is deemed to create a security interest therein, a tax, government lien or other nonconsensual lien on property of the Seller arising before Receivables come into existence may have priority over the Trust's interest in such Receivables. If the FDIC were appointed conservator or receiver of the Seller, the conservator's or receiver's administrative expenses may also have priority over the Trust's interest in such Receivables. Moreover, if a conservatorship or receivership proceeding were to be commenced involving the Seller and the conservator or receiver of the Seller were to take the position that the transfer of the Receivables from the Seller to the Trust should be characterized as a pledge of such Receivables, then delays in distributions on the Certificates and reductions in such distributions could result. In addition, while the Bank is the Servicer, cash collections held by the Bank may, subject to certain conditions, be commingled and used for the benefit of the Bank prior to the date on which such collections are required to be deposited in the Collection Account as described under "Description of Certificates -- Application of Collections." In the event of the conservatorship or receivership of the Bank or, in certain circumstances, the lapse of certain time periods, the Trust may not have a perfected interest in such collections and, in such event, the Trust may suffer a loss of all or part of such collections which may result in a loss to Certificateholders. See "Material Legal Aspects of the Receivables -- Transfer of Receivables."

     To the extent that the Seller has granted a security interest in the Receivables to the Trust and that security interest was validly perfected before the insolvency of the Seller and was not granted or taken in contemplation of insolvency or with the intent to hinder, delay or defraud the Seller or its creditors, the Federal Deposit Insurance Act ("FDIA"), as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended ("FIRREA"), provided that such security interest should not be subject to avoidance by the FDIC, as conservator or receiver for the Seller. Positions taken by the FDIC staff prior to the passage of FIRREA do not suggest that the FDIC, as conservator or receiver for the Seller, would interfere with the timely transfer to a Trust of payments collected on the Receivables. If, however, the FDIC were to assert a contrary position, such as requiring the Trustee to establish its right to those payments by submitting to and completing the administrative claims procedure under the FDIA, or the conservator or receiver were to request a stay of proceedings with respect to the Seller as provided under the FDIA, delays in payments on the related Series of Certificates and possible reductions in the amount of those payments could occur. In addition, the FDIC, if appointed as conservator or receiver for the Seller, has the power under the FDIA to repudiate contracts, including secured contracts of the Seller. The FDIA provides that a claim for damages arising from the repudiation of a contract is limited to "actual direct compensatory damages." In the event the FDIC were to be appointed as conservator or receiver of the Seller and were to repudiate the Pooling and Servicing Agreement, then the amount payable out of available collateral to the Certificateholders could be lower than the outstanding principal and accrued interest on the Certificates. In the event of a Servicer Default, if a conservator or receiver is appointed for the Servicer, and no Servicer Default other than such conservatorship or receivership or insolvency of the Servicer exists, the conservator or receiver may have the power to prevent either the Trustee or Certificateholders from effecting a transfer of servicing to a successor Servicer. If a conservator or receiver were appointed for the Seller pursuant to the Pooling and Servicing Agreement, new Principal Receivables would not be transferred to the Trust and the Trustee would sell the Receivables (unless Certificateholders representing more than 50% of the Investor Amount of each Series, or if any such Series has more than one Class, of each Class of such Series, and, if at such time there is more than one Seller, any Seller that is not the subject of such Insolvency Event, and any holder of a Supplemental Certificate and certain other parties specified in the Series Supplements instruct otherwise), thereby causing early termination of the Trust and a pro rata loss to the Certificateholders if the net proceeds of such sale were insufficient to pay Certificates in full. Upon the occurrence of a Pay Out Event, if a conservator or receiver was appointed for the Seller and no Pay Out Event other than such conservatorship, receivership or insolvency of the Seller existed, the conservator or receiver may have the power to prevent the early sale, liquidation or disposition of the Receivables and the commencement of the Rapid Amortization Period. In addition, a conservator or receiver for the Seller may have the power to cause the early sale of the Receivables and the early payment of the Certificates or to prohibit the continued transfer of Receivables to the Trust. See "Material Legal Aspects of the
Receivables -- Certain Matters Relating to Receivership."

     Effect of Consumer Protection Laws on Certificateholders. The Accounts and the Receivables are subject to numerous federal and state consumer protection laws which impose requirements on the making and collection of consumer loans. The Trust may be liable for certain violations of such laws that apply to the Receivables, either as assignee of the Seller with respect to the obligations arising before the transfer of the Receivables to the Trust or as a party directly responsible for obligations arising after the transfer. Such laws, as well as any new laws or rulings which may be adopted, may adversely affect the Servicer's ability to collect on the Receivables or maintain previous levels of finance charges, annual cardholder fees and other fees, and failure by the Servicer to comply with such requirements also could adversely affect the Servicer's ability to collect on the Receivables. Pursuant to the Pooling and Servicing Agreement, the Seller covenants to accept the transfer of all Receivables in an Account, upon the breach of certain representations and warranties relating to requirements of law applicable to the Seller, if, as a result of such breach, any Receivable in such Account becomes a Defaulted Receivable or the Trust's rights in, to or under such Receivables are impaired or the proceeds thereof are not available to the Trust free and clear of any lien (other than those permitted by the Pooling and Servicing Agreement and subject to certain cure periods). The Seller also makes certain other representations and warranties relating to the validity and enforceability of the Accounts and the Receivables and agrees to indemnify the Trust for, among other things, any liability arising from the violation of such laws. However, the Trustee will not make any examination of the Receivables or the records relating thereto for the purpose of establishing the presence or absence of defects, compliance with such representations and warranties, or for any other purpose. The sole remedy if any such representation or warranty is breached and such breach continues beyond the applicable cure period, if any, is that the Seller or the Servicer, as the case may be, will generally be obligated to accept the transfer of all Receivables in the Account affected thereby. In addition, in the event of a breach of certain representations and warranties, the Seller may be obligated to accept the reassignment and transfer of the Receivables transferred by it to the Trust, which reassignment will constitute the sole remedy available to Certificateholders with respect to any such breach. See "Description of the Certificates -- Representations, Warranties and Covenants" and "Material Legal Aspects of the Receivables -- Consumer Protection Laws."

     Application of federal and state bankruptcy and debtor relief laws would affect the interests of the Certificateholders in the Receivables, if such laws result in any Receivables being written off as uncollectible. See "Description of the Certificates -- Receivables in Defaulted Accounts; Rebates and Fraudulent Charges."

     Proposed Legislation -- Limitation on Finance Charges. Congress and the states may enact new laws and amendments to existing laws to regulate further the credit card industry or to reduce finance charges or other fees or charges applicable to credit card accounts. The potential effect of any such legislation could be to reduce the yield on the Accounts. If such yield is reduced, a Pay Out Event could occur, and a Rapid Amortization Period may commence. See "Description of the Certificates -- Trust Pay Out Events."

     Timing of Principal Payments Other Than at Expected Maturity. The Receivables in the Trust may be paid at any time and there is no assurance that there will be additional Receivables created in the Accounts the Receivables of which are designated for inclusion in the Trust or that any particular pattern of cardholder repayments will occur. The continuation of the Revolving Period of a Series will be dependent upon the continued generation of new Receivables for the Trust. A significant decline in the amount of Receivables generated in the Accounts could result in the occurrence of a Series Pay Out Event for one or more Series and the commencement of the Rapid Amortization Period for each such Series. In addition, increased convenience use, where cardholders pay their Account balances in full on or prior to the due date, which is generally the 25th day subsequent to the monthly billing date (the "Due Date"), and thus avoid all finance charges on purchases, would decrease the effective yield on the Accounts, and could cause the commencement of the Rapid Amortization Period for one or more Series, as well as decreased protection to holders of Certificates against defaults under the Accounts. Convenience use is more common among cardholders who are not assessed any annual cardholder fee than among those who pay such fees, and a substantial majority of the cardholders on the Accounts are not charged an annual cardholder fee. Advanta National Bank, in the past, temporarily waived authorized increases in finance charges on certain accounts notwithstanding increases in the prime rate or the London interbank offered rate, and although the Bank is not currently doing so, the Bank may decide to do so in the future. A decrease in the rate of payment by cardholders or a decline in reborrowing could delay the return of principal to the Certificateholders during the Amortization Periods for each Series. See "Receivable Yield Considerations" in the Prospectus Supplement. The Pooling and Servicing Agreement provides that the Seller will be required to designate Additional Accounts the Receivables of which will be added to the Trust in the event that the Seller Amount or the amount of the Principal Receivables is not maintained at a certain minimum amount and may, under certain circumstances, elect to add the Receivables in selected Accounts to the Trust. If Additional Accounts are not designated by the Seller when required, a Series Pay Out Event for one or more Series may occur and result in the commencement of a Rapid Amortization Period for such Series. See "Description of the Certificates -- Trust Pay Out Events" herein and "Description of the Certificates -- Pay Out Events" in the Prospectus Supplement for a discussion of other events which might lead to the commencement of the Rapid Amortization Period for a Series.

     Risks Presented by Social, Technological, Legal and Economic
Factors. Changes in use of credit and payment patterns by customers may result from a variety of social, technological, legal and economic factors. Social factors include the public's perceptions of the use of credit cards and the changing attitudes regarding the stigma of personal bankruptcy. Technological factors include new methods of payment, such as debit cards. Legal factors include any changes in the current legal structure affecting the relative positions of credit card issuers and obligors under credit card accounts. Economic factors include the rate of inflation, unemployment levels and relative interest rates. The Seller, however, is unable to determine and has no basis to predict whether, or to what extent, social, technological, legal or economic factors in any state will affect future use of credit or repayment patterns.

     Limited Nature of Certificate Rating. Any rating assigned to the Certificates of a Series or a Class of a Series by a Rating Agency will reflect such Rating Agency's assessment solely of the likelihood that Certificateholders will receive the payments of interest and principal required to be made under the Pooling and Servicing Agreement and will be based primarily on the value of the Receivables in the Trust and the availability of any Series Enhancement with respect to such Series or Class of such Series. Any such rating will therefore address credit risk and will not, unless otherwise specified in the related Prospectus Supplement with respect to any Class or Series offered hereby, address the likelihood that the principal of, or interest on, any certificates of such Class or Series will be prepaid, paid on a scheduled date or paid on any particular date before the applicable Stated Series Termination Date. In addition, any such rating will not address the possibility of the occurrence of a Pay Out Event with respect to such Class or Series or the possibility of the imposition of United States withholding tax with respect to non-U.S. Certificateholders. Further, the available amount of any Series Enhancement for any such Series or Class may be limited and may be subject to reduction from time to time as described in the related Prospectus Supplement. The rating will not be a recommendation to purchase, hold or sell Certificates of such Series or Class of such Series, and such rating will not comment as to the marketability of such Certificates, any market price or suitability for a particular investor.

     Reduction or Withdrawal of Ratings. There is no assurance that any rating will remain for any given period of time or that any rating will not be lowered or withdrawn entirely by a Rating Agency, if in such Rating Agency's judgment, circumstances so warrant. Any such reduction or withdrawal of a rating, could adversely affect the market value of the Certificates.

     Effect of Addition of Trust Assets on Credit Quality. The Seller expects, and in some cases will be obligated (subject to certain exceptions) to designate Additional Accounts, the Receivables of which will be conveyed to the Trust. Such Additional Accounts may include accounts originated using criteria different from those that were applied to the Accounts designated on an earlier date, because such accounts were originated at a different date or were acquired from another institution. Consequently, there can be no assurance that Additional Accounts designated in the future will be of the same credit quality as Accounts designated on an earlier date. In addition, the Pooling and Servicing Agreement provides that the Seller may add Participation Interests to the Trust. The designation of Additional Accounts and Participation Interests will be subject to the satisfaction of certain conditions described herein under "Description of the Certificates -- Addition of Accounts" and "-- Automatic Account Additions."

     Basis Risk. The majority of Accounts have finance charges set at a rate above the London interbank offered rate or the prime rate. Any Class of Certificates offered hereby may bear interest at a fixed-rate or a floating-rate based on a different floating-rate index. If there is a decline in the London interbank offered rate or such other specified index, the amount of collections of Finance Charge Receivables on the Accounts may be reduced, whereas the amounts payable as interest with respect to the Certificates and other amounts required to be funded out of collections of Finance Charge Receivables may not be similarly reduced.

     Issuance of New Series; Effects on Timing or Amounts of Payments to Certificateholders and Voting Rights. The Trust, as a master trust, has issued Series prior to the date of this Prospectus and is expected to issue additional Series from time to time. While the Principal Terms of any Series will be specified in a Series Supplement, the provisions of a Series Supplement and, therefore, the terms of any additional Series, will not be subject to the prior review or consent of holders of the Certificates of any previously issued Series. Such Principal Terms may include methods for allocating collections, provisions creating different or additional security or other Series Enhancement, provisions subordinating such Series to another Series or other Series (if the Series Supplement relating to such Series so permits) to such Series, and any other amendment or supplement to the Pooling and Servicing Agreement which is made applicable only to such Series. Such Principal Terms, including any subordination or other relationship of a Series to other subsequently or previously issued Series, will be described in the Prospectus Supplement relating to such Series. The issuance of any additional Series is subject to the Rating Agency Condition and, if any Series outstanding was characterized as debt at the time of its issuance, the delivery of a Tax Opinion. There can be no assurance, however, that the Principal Terms of any Series issued from time to time hereafter might not have an impact on the timing and amount of payments received by a Certificateholder of any other Series. No Series Supplement relating to a Series may change the terms of the Pooling and Servicing Agreement applicable to the Certificates of any other Series, whether such other Series have been issued before or after the Series to which such Series Supplement relates. However, the Certificateholders of any Series issued in addition to outstanding Series will have voting rights which, with respect to certain votes, waivers or consents under the Pooling and Servicing Agreement, will reduce the percentage interest represented by the Certificates of the outstanding Series of the aggregate unpaid principal amount of the Certificates of all Series that are entitled to vote. Such votes, waivers and consents include directing the appointment of a successor Servicer following a Servicer Default, amending the Pooling and Servicing Agreement and directing a reassignment of the entire portfolio of Accounts. See "Description of the Certificates -- New Issuances."

     Optional Repurchase. The terms of any Series of Certificates may provide that, at such time as the amount of the Certificates has been reduced to a stated percentage of the original Investor Amount of such Series, the Seller will be entitled to repurchase the remaining Certificates of such Series. The amount of the Certificates of a Series which may remain outstanding at the time of a repurchase will be specified on a Series by Series basis and, with respect to any given Series, subject to the specific terms of such Series, it is possible that the repurchase option could be exercised when 10% or more of the principal amount of the Certificates of such Series remained outstanding. Such repurchase may result in an early return of the Certificateholder's investment. It is not expected that any premium will be paid to the Certificateholders in the event of the exercise of the repurchase option and there can be no assurance that a Certificateholder will be able to invest such early repayment amount at a similar rate of return.


     Prepayment from Pre-Funding Account. In connection with some Series of Certificates, the Seller may establish a Pre-Funding Account and deposit a portion of the proceeds of such Series into the Pre-Funding Account pending the transfer of additional Principal Receivables to the Trust or pending the reduction of the Invested Amounts of other Series issued by the Trust. If a Pre-Funding Account is created and the amounts therein are not invested in Principal Receivables by a date specified in the related Prospectus Supplement, amounts remaining in the Pre-Funding Account will be paid to holders of the Certificates of such Series. Such payment would be made earlier than the expected principal payment date and would not include any prepayment premium. There is no assurance that such prepayment could be reinvested at a rate equivalent to the rate on the Certificates being prepaid.


     Risks Associated with Geographic Concentration. If the Trust contains a high concentration of Receivables relating to cardholders located within a single state or region in the United States, events in that state or region may have a magnified effect on the Trust due to such concentration. The Prospectus Supplement relating to a Series to be offered thereby and hereby will set forth a then-current detailed geographic breakdown of the number of Accounts and the amount of Receivables, each relating to the cardholders with addresses in each applicable state containing a concentration of cardholders. See "The Receivables -- Geographic Distribution of Accounts and Receivables" in the related Prospectus Supplement. The Bank, however, is unable to determine and has no basis to predict, with respect to any state or region, whether any such events have occurred or may occur, or to what extent such events may affect the Receivables or the payment of the Certificates, or what effect a change in the geographic distribution of the Receivables in the future may have on the Certificates.

     Allocations of Trust Assets Among One or More Series or Groups. To the extent provided in any Series Supplement, or any amendment to the Pooling and Servicing Agreement, portions of the Receivables or Participation Interests conveyed to the Trust and all collections received with respect thereto may be allocated to one or more Series or Groups as long as the Rating Agency Condition is satisfied for such allocation and the Servicer shall have delivered an officer's certificate to the Trustee to the effect that the Servicer reasonably believes that such allocation will not have an Adverse Effect.


     Effects of Book-Entry Registration. If so specified in the related Prospectus Supplement, the Certificates of each Series initially will be represented by one or more Certificates registered in the name of Cede, the nominee for DTC, and will not be registered in the names of the Certificate Owners or their nominees. Unless and until Definitive Certificates are issued for a Series, Certificate Owners relating to such Series will not be recognized by the Trustee as Certificateholders, as that term will be used in each Agreement. Hence, until such time, Certificate Owners will only be able to exercise the rights of Certificateholders indirectly through DTC, CEDEL or Euroclear and their participating organizations. See "Description of the Certificates -- Book-Entry Registration" and "-- Definitive Certificates."


                             FORMATION OF THE TRUST

     The Trust was formed, in accordance with the laws of the State of New York, pursuant to the Pooling and Servicing Agreement. The Trust, when created, was known as ADVANTA Credit Card Master Trust II. At the time of the creation of the Trust, Advanta National Bank transferred to the Trust, without recourse, all of its right, title and ownership interest in and to all Receivables in the Initial Accounts and, with respect to all Additional Accounts designated by Advanta National Bank prior to the Transfer described below, Advanta National Bank transferred to the Trust, without recourse, all of its right, title and ownership interest in and to all Receivables in such Additional Accounts. Since the Transfer, the Bank has transferred and will transfer to the Trust, without recourse, all of its right, title and ownership interest in and to all Receivables arising and created under the Accounts. Such Receivables have been and will be transferred to the Trust in exchange for the certificates of Series already outstanding and other Series to be issued plus the Seller Certificates representing the Sellers' Interest and other certificated or uncertificated interests in the Trust. The Trust assets consist of the Receivables, all monies due or to become due thereunder and all amounts received with respect thereto, all proceeds of the Receivables, Recoveries, the right to receive certain Interchange attributed to charges for merchandise and services, and proceeds of credit insurance policies relating to the Receivables, all monies and other property constituting Eligible Investments on deposit in, credited to or held in certain bank accounts of the Trust and the benefits of any Series Enhancements issued with respect to any Series (the drawing on or payment of such Series Enhancement being available only to Certificateholders of the Series to which such Series Enhancement relates). The Trust assets may also include Participation Interests.

     The Trust has not and will not engage in any activity other than acquiring and holding the Receivables, issuing Certificates and certain uncertificated interests with respect to each Series issued by the Trust, the Bank Certificate and Supplemental Certificates, making payments thereon, obtaining Series Enhancement applicable to any Series and activities related thereto. As a consequence, the Trust is not expected to have any need for, or sources of, capital resources other than the assets of the Trust.

                            TRANSFER AND ASSIGNMENT

     The Trust was created in 1993 and from such formation until February 20, 1998 was known as ADVANTA Credit Card Master Trust II and Advanta National Bank was Seller and Servicer under the Pooling and Servicing Agreement.

THE TRANSFER

     On October 28, 1997, Advanta Corp. and Fleet Financial Group, Inc. ("Fleet Financial Group") entered into a Contribution Agreement (the "Contribution Agreement") pursuant to which they agreed that Advanta Corp. and certain of its subsidiaries, including Advanta National Bank (the "Advanta Contributors"), and Fleet Financial Group and certain of its subsidiaries (the "Fleet Contributors"), would contribute certain of the assets and liabilities relating to their respective consumer credit card businesses to a newly created Rhode Island limited liability company, Fleet Credit Card, LLC (the "LLC"), initially in exchange for a 4.99% membership interest in the LLC to the Advanta Contributors and 95.01% membership interest to the Fleet Contributors and the assumption of certain liabilities, and, prior to such contribution, the LLC would direct the Fleet Contributors and the Advanta Contributors to transfer to the Bank certain of those assets and liabilities, including their credit card accounts and the assets and liabilities of Advanta National Bank relating to the ADVANTA Credit Card Master Trust II. On February 20, 1998 the Advanta Contributors and the Fleet Contributors transferred to the Bank those assets and liabilities (collectively, the "Transfer").

AMENDMENT TO POOLING AND SERVICING AGREEMENT

     Immediately prior to the Transfer, Advanta National Bank and the Trustee entered into Amendment Number 3 to Amended and Restated Pooling and Servicing Agreement ("Amendment Number 3") pursuant to which the Pooling and Servicing Agreement was amended to provide, among other things, that (1) the Bank Certificate could be transferred to a member of the affiliated group of which Fleet Financial Group is the common parent or to the Bank in connection with a servicing transfer to the Bank, (2) Advanta National Bank could assign and delegate to the Bank all of Advanta National Bank's rights and obligations under the Pooling and Servicing Agreement and each Series Supplement as Seller and as Servicer and (3) the name of the Trust would be changed to Fleet Credit Card Master Trust II upon the assignment and delegation to the Bank.

ASSIGNMENT AND ASSUMPTION AGREEMENT

     Also on February 20, 1998, immediately after the effectiveness of Amendment Number 3, Advanta National Bank, the Bank, the LLC and the Trustee entered into an Assignment and Assumption Agreement (the "Assignment Agreement") pursuant to which Advanta National Bank assigned and transferred to the Bank all of Advanta National Bank's rights and interests as Seller and Servicer under the Pooling and Servicing Agreement and each Series Supplement thereto and delegated to the Bank all of Advanta National Bank's duties and obligations as Seller and Servicer under the Pooling and Servicing Agreement and under each of the outstanding Series Supplements. Pursuant to the Assignment Agreement, the Bank accepted all of Advanta National Bank's rights and interests as Seller and Servicer and accepted and assumed all of Advanta National Bank's liabilities under and assumed and agreed to perform each and every covenant and obligation of the Seller and of the Servicer contained in the Pooling and Servicing Agreement and the Series Supplements. Pursuant to the Assignment Agreement, the Bank Certificate was assigned and transferred to the Bank. Pursuant to the Assignment Agreement, Advanta National Bank was released as Seller and Servicer and has no further obligations or liabilities under the Pooling and Servicing Agreement or the Series Supplements and the Bank has become the sole Seller and Servicer.

     In addition, ownership of the Accounts has been transferred to the Bank, and, pursuant to the Assignment Agreement, the Bank has sold, transferred, assigned, set over and otherwise conveyed to the Trustee on behalf of the Trust, for the benefit of the Certificateholders, all of the Bank's right, title and interest in and to the Receivables in the Accounts. The Bank has also granted to the Trustee on behalf of the Trust for the benefit of the Certificateholders, a first priority perfected security interest in all of the Bank's right, title and interest in and to the Receivables in the Accounts.

RIGHTS AGREEMENT

     In connection with the Transfer, the Bank and the LLC entered into a Rights Agreement dated as of February 20, 1998 pursuant to which the Bank assigned and transferred to the LLC all economic rights and interests in the assets of the Bank acquired as a result of the Transfer, and the Bank assigned and transferred to the LLC an economic interest in all liabilities assumed by the Bank as a result of the Transfer. The Rights Agreement states that the economic interests thereby transferred is the transfer of contractual rights between the Bank and the LLC to receive payments or to pay obligations and not an ownership interest in or a lien on any of the assets of the Trust and that the transfer of economic interests is subject to any and all rights, liens and security interests granted to the Trustee pursuant to the Pooling and Servicing Agreement.

LIMITED PARTNERSHIP

     Effective May 26, 1998, the LLC was merged into a limited partnership known as Fleet Credit Card Services, L.P. (the "Credit Card L.P."). A subsidiary of the Bank is the general partner of Credit Card L.P.

                       THE BANK'S CREDIT CARD ACTIVITIES

GENERAL

     The Receivables which have been conveyed or will be conveyed to the Trust pursuant to the Pooling and Servicing Agreement have been or will be, except as otherwise described in the Prospectus Supplement, generated from transactions made by holders of selected MasterCard and VISA credit card accounts, which accounts, prior to February 20, 1998 were part of a portfolio of accounts owned by Advanta National Bank (the "Advanta Consumer Credit Card Portfolio") and which on and after February 20, 1998 are part of a portfolio of accounts owned by the Bank (the "Fleet Credit Card Portfolio"). The Bank, as a result of a merger on November 14, 1997 with Fleet Bank (Delaware), National Association, was the owner of a portfolio of credit card accounts originated or acquired by the Bank or its predecessor (the "Existing Fleet Credit Card Portfolio"). On February 20, 1998, Advanta National Bank transferred to the Bank an ownership interest in substantially all of the accounts, which, as of such date, constituted the Advanta Consumer Credit Card Portfolio. As a result, the Fleet Credit Card Portfolio is a combined portfolio consisting of (i) the Existing Fleet Credit Card Portfolio, (ii) substantially all of the Advanta Consumer Credit Card Portfolio as it existed on February 20, 1998 and (iii) accounts originated or acquired by the Bank on or after February 20, 1998. The accounts in the Advanta Consumer Credit Card Portfolio included and the accounts in the Fleet Credit Card Portfolio include premium and regular accounts. Both premium and regular accounts undergo the same credit analysis, but premium accounts have higher initial credit limits because of the higher incomes of the cardholders. In addition, premium accounts generally offer a wider variety of services to the cardholders and those that charge annual cardholder fees generally have higher annual cardholder fees than regular accounts that have annual cardholder fees. Servicing of the Fleet Credit Card Portfolio is performed primarily by the Bank through its subsidiary Credit Card LP; however, certain data processing and administrative functions associated with the servicing of the Fleet Consumer Credit Card Portfolio are currently performed on behalf of the Bank by First Data Resources, Inc. ("FDR"). See "Description of FDR." If FDR were to fail or become insolvent, delays in processing and recovery of information with respect to charges incurred by cardholders could occur, and the replacement of the services that FDR currently provides to the Bank could be time-consuming. As a result, delays in payments to Certificateholders of any Series outstanding at such time could occur.

     Set forth below is certain information relating to the activities of the Bank. The Prospectus Supplement may update or supplement such information.

     To the extent the Trust assets include any Participation Interests or Receivables other than those of the type described herein, the Prospectus Supplement will describe the nature and characteristics of such Participation Interests or Receivables.

ACQUISITION AND USE OF CREDIT CARDS


     Substantially all of the Bank's new accounts are generated through direct mail and telemarketing solicitation of potential cardholders. Solicitations are either "prequalified" or non-prequalified. All of the credit cards originated are unsecured. For "prequalified" solicitations, the Bank, as successor to the consumer credit card business of Advanta National Bank, engages credit bureaus to identify those individuals in the credit bureau's own files who meet the Bank's credit and demographic criteria. Once a list of such individuals is obtained, the Bank delivers the list to third party vendors who prepare the acquisition materials. If an individual responds to a prequalified solicitation, the Bank obtains a second credit bureau report and offers a credit card to the applicant only if such report confirms the applicant's eligibility. For responses to non-prequalified solicitations, credit bureau reports are obtained for all applicants.



     Growth Strategy and Origination. The Bank acquires credit card accounts through several programs such as balance transfer programs, value added programs and acquiring credit card portfolios from other financial institutions. These programs, excluding portfolio acquisitions, emphasize segmentation and use direct mail and telemarketing as channels to market the Bank's products. The Bank's products include platinum, gold, and standard cards with either the VISA or MasterCard affiliation. Management believes that these account origination programs and varied products help to create and maintain a balanced portfolio and provide a process to sustain growth for the Bank.



     The balance transfer program represents the greatest share of new account origination. The Bank historically has emphasized direct solicitation as a source of new accounts as its expertise has increased through experience and the benefit of numerous marketing, credit and risk management tests. Currently, the Bank conducts national direct mail and telemarketing solicitations. The Bank carefully targets consumers through various data-mining methods and targeting models. The Bank aligns the product offering with the target customer segment along with the number and sequence of offers in order to maximize market penetration, response rates and usage.



     Underwriting Procedures. The Bank uses credit scoring models and proprietary scoring models developed by the Fair, Isaacs Companies, an independent firm experienced in developing credit scoring models, in evaluating the credit risk of each applicant. Credit scoring models are developed by statistically evaluating common characteristics and their correlation with credit risk. Application of a credit scoring system is intended to provide a general indication, based on the information available, of an applicant's willingness and ability to repay his or her obligations, and an estimate of the credit risk associated with such applicant. The Bank uses proprietary scoring models as a supplement to the credit scoring models. Most applications are scored on the basis of information received from an independent credit reporting agency is the basis of such score. In certain cases, in accordance with criteria established by Bank management, employment and earnings are verified by telephone. Credit limits are determined from various credit and profitability models.



     For prequalified solicitations, the Bank generally purchases the names of potential cardholders who meet established credit criteria from credit bureaus. These lists are matched against internal and external sources and edited to insure optimal quality and accuracy. The Bank then mails prequalified solicitation packages requiring only the signature and a brief amount of information from the potential cardholder. Prequalified offers target high quality potential cardholders and exhibit similar credit quality results as non-prequalified offers.



     For non-prequalified solicitations, the Bank purchases the names of potential cardholders from a variety of sources and then edits the list utilizing internal and external sources to insure quality and accuracy. The potential cardholders on the final list are mailed solicitation packages which include full applications. Respondents to such solicitations are approved or declined based on criteria which are substantially similar to the criteria used to approve or decline respondents to prequalified solicitations.

     Potential cardholders must meet minimum credit and income level standards established by the Bank to receive a specific credit limit. Cardholders not meeting the minimum standards for the initial product offering are offered a reduced credit limit for which they qualify. Generally, initial credit lines of up to $6,000 and $3,500 are offered for premium and regular cards, respectively. Since May 1993, credit line offers of $7,500 and $10,000 have been tested. Since 1997, credit lines of up to $100,000 have been offered for platinum card accounts. Generally, platinum card accounts have credit lines which are not significantly different than the credit lines offered on other premium accounts with similar credit quality. Cardholder requests for increased credit limits are evaluated based on a current credit bureau report, updated application data, and prior account performance. Cardholders may request to have their credit line increased upon completion of a full application. After a review of the full application and credit bureau report, the Bank decides whether to extend additional credit. Also, the Bank may initiate credit line increases for cardholders meeting minimum standards for usage and payment history established by the Bank. Several risk-based repricing initiatives were implemented in 1996 and 1997, during which time, no credit line increases were generally granted for cardholders.



     Accounts are opened with an initial term of one year. At the anniversary date, accounts which meet certain criteria for usage and payment history are reissued for one- to three-year terms.



     Terms and Uses of Credit Cards. Each cardholder is subject to an agreement governing the terms and conditions of the related MasterCard or VISA account. Pursuant to each such agreement, the Bank reserves the right, upon advance notice to the cardholder, to change or terminate any terms, conditions, services or features of its MasterCard and VISA accounts at any time, including increasing or decreasing finance charges, other fees and charges or minimum payment terms. The agreement with each cardholder provides that the Bank may apply such changes, when applicable, to current outstanding balances as well as to future transactions. However, the laws of the state in which particular cardholders may reside may limit the ability of the Bank to apply changes. For example, under applicable state law, certain fees and charges are prohibited altogether. See "Risk Factors -- Effects of Consumer Protection Laws on Certificateholders" and "Material Legal Aspects of the Receivables -- Consumer Protection Laws."



     A cardholder may use the credit card for purchases, balance transfers and cash advances. Cardholders make purchases when using the credit card to buy goods or services. Balance transfers result when cardholders request to move balances from other credit cards or loans to the credit card account held with the Bank. A cash advance is made when a credit card is used to obtain cash from a financial institution or an automated teller machine or when the cardholder uses special drafts issued by the Bank to draw against the cardholder's credit line. The Bank generally limits the amount of credit available for cash advances on new accounts to 50% of the total credit line. The majority of the accounts, the receivables of which are expected to be included in the Trust, are subject to the 50% limitation.



     When a cardholder uses the credit card issued by a bank under contract with MasterCard International, Inc. or VISA USA, Inc. (a "member bank"), the seller of goods or services or the provider of cash advances generally sells the resulting receivable to a merchant bank, which in turn sells the receivable (usually indirectly, through a clearing corporation and its agent bank) to the member bank for its face amount less interchange and other fees. The member bank is usually required by its contracts with MasterCard International, Inc. and VISA USA, Inc. to purchase and pay for daily all receivables generated by use of credit cards issued by the member bank. If the member bank were to fail to perform such obligations, MasterCard International, Inc. or VISA USA, Inc. would have the right to cancel the credit cards issued by the member bank.



BILLING AND PAYMENTS


     The Bank, using FDR as its service bureau, generates and mails to cardholders monthly statements summarizing account activity. For the majority of accounts, cardholders receive a 25-day grace period on purchases. Prior to April 5, 1995, cardholders were required to make a minimum monthly payment equal to finance and other charges, plus 1/60th of the principal balance for premium cards and 1/48th of the principal balance for regular cards. If such amount was less than a stated minimum monthly payment (generally $20), the stated minimum monthly payment was due. For monthly statements from April 5, 1995 through June 1997, all cardholders were required to make a minimum monthly payment equal to finance and other charges, plus 1/100th of their principal balance. In addition, the stated minimum monthly payment was reduced from $20 to $10. From June 1997 to the present, most cardholders are now required to make a monthly payment equal to 2% of their total balance.

     All fees, charges and credit insurance premiums assessed by the Bank are automatically charged to an account and are included in the account balance at the end of each billing cycle. The accrued and unpaid finance charges assessed by the Bank are calculated by multiplying the average daily balances of cash advances and previously billed unpaid purchases in an account by the applicable daily periodic rate then multiplying the resulting product by the number of days in the billing cycle. Finance charges are not assessed in most circumstances on purchases if all balances shown in the billing statement are paid by the Due Date. Under certain conditions related to customer performance, the Bank may immediately convert the annual percentage rate applicable to existing and future balances to a higher rate.

     The Bank primarily offers cards to customers without an annual fee. The Bank also assesses miscellaneous transaction fees, including cash advance and draft fees, late and overlimit charges, and returned check, returned draft, and draft stop payment charges. Prior to June 1997, such miscellaneous fees did not constitute a material portion of Finance Charge Receivables. However, since June 1997, such fees represent a greater portion of Finance Charge Receivables.

DESCRIPTION OF FDR

     Certain data processing and administrative functions associated with the servicing of the Fleet Consumer Credit Card Portfolio are currently being performed on behalf of the Bank by FDR. FDR was established in 1968 as the data processing unit of Midamerica Bankcard Association. According to FDR, it is the leading provider of credit card processing, payment systems, electronic commerce and information-based services to businesses and consumers, and, in 1996, maintained data for 153 million credit and debit cards, authorized approximately
2.3 billion credit and debit card transactions for more than 1,400 financial institutions, issued approximately 100 million credit and debit cards to consumers, and processed 5.9 billion total card transactions for 500,000 merchants.

     FDR's home office in the United States is located in Omaha, Nebraska.

DELINQUENCIES

     On the date of this Prospectus, the accounts which have been designated as Accounts and the Receivables of which are included in the Trust are accounts which were included in the Advanta Consumer Credit Card Portfolio. The discussion set forth in this paragraph relates to the policies currently in effect with respect to such Accounts. Different policies may apply with respect to accounts which were in the Existing Fleet Credit Card Portfolio or originated thereafter and the Bank may, from time to time, revise its policies with respect to delinquencies. Currently, with respect to Accounts designated to the Trust, each account is billed monthly on or about the same day of the month. An account is "contractually delinquent" if the minimum payment indicated on the cardholder's statement is not received by the Due Date. For purposes of determining the delinquency of an account, the period from one monthly billing statement to the next is considered a period of 30 days, regardless of the actual number of days elapsed. Efforts to collect contractually delinquent credit card receivables currently are made by the Bank's service center personnel or the Bank's designees. Customer Assistance activities include statement messages, formal collection letters and telephone calls. Customer Assistance personnel initiate telephone contact with cardholders as early as one day contractually delinquent. The intensity at which collection activity is pursued depends on the risk the account presents to the Bank which is determined by behavioral scoring and adaptive control techniques. In the event that initial telephone contact fails to resolve the delinquency, the Bank continues to contact the cardholder by telephone and by mail. Although such arrangements are made infrequently, the Bank may also enter into arrangements with cardholders to extend or otherwise change payment schedules. Delinquency levels are monitored by management of both the Customer Assistance and Credit Policy departments of the Bank and information is reported daily to senior management. Accounts are charged off when they become 186 days contractually delinquent, at which time non-bankrupt accounts are generally sold to outside third parties. The Bank charges off accounts within 30 days after receipt of any notice that the customer has died, and within 90 days after receipt of any notice of fraudulent charges within such account. In August 1996, Advanta National Bank adopted a new charge-off methodology related to bankrupt credit card accounts and such methodology continues to be in use by the Bank. Under the previous methodology, when notification was received that a cardholder had filed a bankruptcy petition, the account was written off within 30 days of notification. Under the new methodology, the Bank utilizes an investigative period of up to 90 days from the date of such notification. The receivable, if not paid during such investigative period, will be charged off unless the investigation shows that the cardholder's obligation should not be discharged as the result of the bankruptcy proceeding. In no event, under the new methodology, will the receivable be charged off later than 186 days after the receivable is contractually delinquent. The credit evaluation, servicing and charge-off policies and collection practices of the Bank may change from time to time in accordance with the Bank's business judgment and applicable laws and regulations.

     Information with respect to the delinquency and loss experience of the Fleet Consumer Credit Card Portfolio, is contained in the Prospectus Supplement. Such information sets forth delinquencies grouped by the number of days Receivables are delinquent and the percentage of the portfolio which is delinquent. The loss experience information will show the receivables outstanding, the charge-offs in dollars and as a percentage of the receivables outstanding. In addition, the Prospectus Supplement will include information on the composition of the Trust Portfolio by period of delinquency.

INTERCHANGE

     Creditors participating in the VISA and MasterCard International associations receive certain fees ("Interchange") as partial compensation for taking credit risk, absorbing fraud losses and funding receivables for a limited period prior to initial billing. Under the VISA and MasterCard International systems, a portion of the Interchange in connection with cardholder charges for merchandise and services is passed from banks which clear the transactions for merchants to credit card-issuing banks. Interchange approximates 1.4% of the transaction amount. VISA and MasterCard International may from time to time change the amount of Interchange reimbursed to banks issuing their credit cards. In respect of Interchange attributed to the cardholder charges for merchandise and services in the Accounts, collections of Finance Charge Receivables with respect to any Monthly Period will be deemed to include Interchange as calculated pursuant to the related Series Supplement for any Series.

COMPETITION

     The bank credit card industry is highly competitive. There is increased competitive use of advertising, target marketing and pricing competition in interest rates and annual cardholder fees as both traditional and new credit card issuers seek to expand or to enter the market. The Bank issues MasterCard and VISA credit cards to customers nationwide competing with certain money center banks and other large nationwide issuers, as well as with regional and local banks, savings and loan associations, and other depository institutions, many of whom have sizeable branch systems through which credit cards are marketed to the institutions' customer bases. Certain major credit card issuers assess finance charges for selected portions of their portfolios at rates significantly lower than the rates currently being assessed on the Accounts. Advanta National Bank, as predecessor to the Bank, primarily responded to the increased competition by marketing cards to customers without an annual fee and the Bank has continued that practice.

     The Trust will be dependent upon the Bank's continued ability to generate new Receivables. The Bank's ability to compete in the credit card industry will directly affect its ability to generate new Receivables. Under limited circumstances, if the rate at which new Receivables are generated declines significantly, a Pay Out Event with respect to a Series could occur and the Rapid Amortization Period with respect to such Series could commence.

                                USE OF PROCEEDS

     The net proceeds from the sale of each Series offered hereby and by the related Prospectus Supplement will be paid to the Seller. The Seller will use such proceeds for general corporate purposes which will include making more credit card loans.

                       THE BANK AND FLEET FINANCIAL GROUP

     The Bank, which is a wholly-owned subsidiary of Fleet National Bank, is the surviving bank of a merger consummated on November 14, 1997 between the Bank and Fleet Bank (Delaware), National Association. The Bank is a limited purpose credit card bank chartered under the laws of the United States.

     The Bank is subject to the supervision and regulation of the Office of the Comptroller of the Currency. The Bank's deposits are insured by the FDIC and the Bank is a member bank of the Federal Reserve Bank of Boston.

     Fleet Financial Group is a diversified financial services company organized under the laws of the State of Rhode Island, with its principal executive office located in Boston, Massachusetts. Fleet Financial Group was the 12th largest bank holding company in the United States as of December 31, 1997 in terms of total assets with total assets of $85.5 billion, total deposits of $63.7 billion and total equity capital of $8.0 billion. The banking subsidiaries of Fleet Financial Group are engaged in a general consumer and commercial banking and investment management business throughout the states of Connecticut, Massachusetts, New Jersey, New York, Rhode Island, Maine, New Hampshire and Florida, and the nonbanking subsidiaries of Fleet Financial Group provide a variety of financial services, including mortgage banking, asset-based lending, consumer finance, real estate financing, securities brokerage services, capital markets services, investment banking, investment advice and management, data processing and student loan servicing.

     The principal executive office of the Bank is located at 50 Kennedy Plaza, 18th Floor, Providence, Rhode Island 02903.

                   MATERIAL LEGAL ASPECTS OF THE RECEIVABLES

TRANSFER OF RECEIVABLES

     The Seller represents and warrants in the Pooling and Servicing Agreement that the transfer of the Receivables to the Trust constituted either a sale to the Trust of all right, title and interest of the Seller in and to the Receivables or a pledge of the Receivables which pledge is a first priority, perfected security interest free and clear from liens arising from or through the Seller, except for liens for municipal or other local taxes if such taxes shall not at the time be due or payable or if the Seller is contesting the validity of such taxes in good faith by appropriate proceedings and has set aside on its books adequate reserves for such taxes, the interest of the holders of the Bank Certificate and any Supplemental Certificates and the Seller's right to receive interest and investment earnings (net of losses and investment expenses) in respect of the Collection Account or any Series Account. For a discussion of the Trust's rights arising from a breach of these warranties, see "Description of the Certificates -- Representations, Warranties and Covenants."

     The Seller represents and warrants that the Receivables are "accounts" or "general intangibles" for purposes of the Uniform Commercial Code (the "UCC"). Both the sale of accounts and the transfer of accounts as security for an obligation are treated under Article 9 of the UCC as creating a security interest therein and are subject to its provisions, and the filing of appropriate financing statements is required to perfect the security interest of the Trust. If a transfer of general intangibles is deemed to create a security interest, the UCC applies and filing of an appropriate financing statement is also required in order to perfect the Trust's security interest in the Receivables. Financing statements covering the Receivables have been and will be filed with the appropriate governmental authority to protect the interests of the Trust in the Receivables. If a transfer of general intangibles is deemed not to create a security interest, the filing of a financing statement is not required to protect the Trust's interest from third parties, although some other action under applicable state law may be required.

     There are certain limited circumstances in which a prior or subsequent transferee of Receivables coming into existence after the date on which such Receivables are transferred to the Trust could have an interest in such Receivables with priority over the Trust's interest. Under the Pooling and Servicing Agreement, however, the Seller warrants that the Receivables were transferred to the Trust free and clear of the lien of any third party, except for certain tax and governmental liens and other nonconsensual liens. In addition, the Seller covenants that, except as permitted by the Pooling and Servicing Agreement, it will not sell, pledge, assign, transfer or grant any lien on any Receivable (or any interest therein) other than to the Trust. A tax or other government lien or other nonconsensal lien on property of the Seller arising prior to the time a Receivable comes into existence may also have priority over the interest of the Trust in such Receivable. In addition, if the FDIC were appointed as receiver or conservator of the Seller, certain administrative expenses of the receiver or conservator may also have priority over the interest of the Trust in the Receivables arising from the Accounts owned by the Seller.

MATTERS RELATING TO RECEIVERSHIP

     The Seller is chartered as a national banking association and is subject to regulation and supervision by the Office of the Comptroller of the Currency, which is authorized to appoint the FDIC as conservator or receiver of the Seller upon the occurrence of certain events relating to the Seller's financial condition.

     The FDIA, as amended by FIRREA, sets forth certain powers that the FDIC could exercise if it were appointed as receiver or conservator of the Seller. Positions taken by the FDIC staff prior to the passage of FIRREA do not suggest that the FDIC, as conservator or receiver for the Seller, would interfere with the timely transfer to a Trust of payments collected on the Related Receivables. If, however, the FDIC were to assert a contrary position, such as requiring the Trustee to establish its right to those payments by submitting to and completing the administrative claims procedure under the FDIA, or the conservator or receiver were to request a stay of proceedings with respect to the Seller as provided under the FDIA, delays in payments on the related Series of Certificates and possible reductions in the amount of those payments could occur. In addition, the FDIC, if appointed as conservator or receiver for the Seller, has the power under the FDIA to repudiate contracts, including secured contracts of the Seller. The FDIA provides that a claim for damages arising from the repudiation of a contract is limited to "actual direct compensatory damages." In the event the FDIC were to be appointed as conservator or receiver of the Seller and were to repudiate the Pooling and Servicing Agreement, then the amount payable out of available collateral to the Certificateholders could be lower than the outstanding principal and accrued interest on the Certificates.

     The Pooling and Servicing Agreement provides that, upon the commencement of an Insolvency Event with respect to the Seller, the Seller will promptly give notice thereof to the Trustee, and a Trust Pay Out Event will occur. Under the Pooling and Servicing Agreement, no new Principal Receivables will be transferred to the Trust and, unless otherwise instructed within a specified period by the holders of Certificates evidencing more than 50% of the Investor Amount of each Series (or if any such Series has more than one Class, of each Class of such Series) and, if at such time there is more than one Seller, any Seller which is not the subject of such Insolvency Event, and any holder of a Supplemental Certificate and certain other parties specified in the Series Supplements, or unless otherwise prohibited by law, the Trustee will proceed to sell, dispose of or otherwise liquidate the Receivables in a commercially reasonable manner and on commercially reasonable terms. The proceeds from the sale of the Receivables would then be treated by the Trustee as collections on the Receivables. This procedure could be delayed as described above. Upon the occurrence of a Pay Out Event, if a conservator or receiver is appointed for the Seller and no Pay Out Event other than such conservatorship or receivership or insolvency of the Seller exists, the conservator or receiver may have the power to prevent the early sale, liquidation or disposition of Receivables and the commencement of a Rapid Amortization Period with respect to any outstanding Series. In addition, a conservator or receiver for the Seller may have the power to cause early sale of the Receivables and the early payment of the Certificates or to prohibit the continued transfer of Principal Receivables to the Trust.

     In the event of a Servicer Default, if a conservator or receiver is appointed for the Servicer, and no Servicer Default other than such conservatorship or receivership or insolvency of the Servicer exists, the conservator or receiver may have the power to prevent either the Trustee or Certificateholders from effecting a transfer of servicing to a successor Servicer.

CONSUMER PROTECTION LAWS

     The relationship of the cardholder and credit card issuer is extensively regulated by Federal and state consumer protection laws. With respect to credit cards issued by the Banks, the most significant of these laws include the Federal Truth-in-Lending Act, Equal Credit Opportunity Act, Fair Credit Reporting Act, Fair Debt Collection Practice Act, Electronic Funds Transfer Act and National Bank Act, as well as any relevant Delaware or Rhode Island laws and comparable statutes in the states in which cardholders reside. These statutes impose disclosure requirements when a credit card account is advertised, when it is opened, at the end of monthly billing cycles, upon account renewal for accounts on which annual fees are assessed, and at year end and, in addition, limit cardholder liability for unauthorized use, prohibit certain discriminatory practices in extending credit, and impose certain limitations on the type of account-related charges that may be assessed. Federal legislation requires credit card issuers to disclose to consumers the interest rates, annual cardholder fees, grace periods, and balance calculation methods associated with their credit card accounts. Cardholders are entitled under current law to have payments and credits applied to the credit card account promptly, to receive prescribed notices and to have billing errors resolved promptly.

     The Trust may be liable for certain violations of consumer protection laws that apply to the Receivables, either as assignee of the Seller with respect to obligations arising before transfer of the Receivables to the Trust or as a party directly responsible for obligations arising after the transfer. In addition, a cardholder may be entitled to assert such violations by way of set-off against his obligation to pay the amount of Receivables owing. The Seller covenants in the Pooling and Servicing Agreement to accept the transfer of all Receivables in an Account, under certain circumstances, if any Receivable in such Account has not been created in compliance with the requirements of such laws. The Seller has also agreed in the Pooling and Servicing Agreement to indemnify the Trust for, among other things, any liability arising from such violations. See "Description of the Certificates -- Representations, Warranties and Covenants."

     Application of federal and state bankruptcy and debtor relief laws would adversely affect the interests of the Certificateholders if such laws result in any Receivables being written off as uncollectible. See "Description of the Certificates -- Defaulted Receivables; Rebates and Fraudulent Charges."

                        DESCRIPTION OF THE CERTIFICATES

     The Certificates will be issued in Series pursuant to the Pooling and Servicing Agreement (as supplemented by a Series Supplement thereto with respect to each Series) between the Bank, as Seller of interests in the Receivables and as Servicer of the Accounts and the Receivables, and Bankers Trust Company, as Trustee for the Certificateholders of each Series. Pursuant to the Pooling and Servicing Agreement, the Seller may execute further Series Supplements thereto among the Seller, the Servicer and the Trustee in order to issue additional Series. See "-- New Issuances." The Trustee will provide a copy of the Pooling and Servicing Agreement (without exhibits or schedules), including any Series Supplements, to Certificateholders of any Series without charge upon written request. A copy of the form of Pooling and Servicing Agreement has been filed with the Commission as an exhibit to the Registration Statement of which this Prospectus forms a part.

     The following summaries describe certain provisions common to each Series. Information specific to a Series will be contained in the related Prospectus Supplement. The following summaries together with information included elsewhere in this Prospectus and the information with respect to a specific Series contained in the related Prospectus Supplement describes the material terms of the Certificates. Such summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling and Servicing Agreement and the Series Supplement relating to each Series. When particular provisions or terms used in the Pooling and Servicing Agreement or any Series Supplement are referred to herein, such provisions or terms shall be as specified in the Pooling and Servicing Agreement or Series Supplement.

GENERAL

     The Pooling and Servicing Agreement does not limit the amount of Certificates that can be issued thereunder and provides that any Series may be issued thereunder up to the aggregate principal amount specified in the related Series Supplement that may be entered into among the Seller, the Servicer and the Trustee. Each Series will consist of one or more Classes, one or more of which may be floating rate Certificates or fixed rate Certificates or other type of Certificates as specified in the related Prospectus Supplement. A Series may include a Class or Classes which are subordinated in right of payment of principal and/or interest to another Class or other Classes of such Series or any other Series. If so specified in a related Prospectus Supplement, such subordinated Class or Classes may be offered hereby and by the related Prospectus Supplement. Each Series will be issued in the minimum denominations for each Class specified in the related Prospectus Supplement.

     The Certificates of any Series will generally represent the right to receive, to the extent of amounts then payable on the applicable Series of Certificates, from the assets of the Trust, a floating percentage (in the case of Principal Receivables during the Revolving Period of a Series and Finance Charge Receivables and Defaulted Receivables during the Revolving Period and the Amortization Period of a Series) or a fixed percentage (in the case of Principal Receivables during any Amortization Period for a Series) (each, the "Series Percentage") of all cardholder payments on the Receivables.

     The Seller holds the interest in the Principal Receivables (the "Seller Amount") not represented by the Certificates of all outstanding Series. The Seller holds an undivided interest in the Trust (the "Sellers' Interest"), including the right to a percentage (the "Seller Percentage") of all cardholder payments on the Receivables.

     During the Revolving Period for any Series, the Invested Amount for such Series will generally remain constant except in certain limited circumstances or unless otherwise specified in the related Prospectus Supplement. See
"-- Defaulted Receivables; Rebates and Fraudulent Charges." The amount of Principal Receivables, however, will vary each day as new Principal Receivables are created and others are paid. The Seller Amount will fluctuate daily, therefore, to reflect the changes in the amount of the Principal Receivables. When a Series is amortizing, the Invested Amount for such Series will generally decline for each Monthly Period as cardholder payments of Principal Receivables allocated to such Series are collected and held for distribution to the Certificateholders or deposited in a Series Account for the benefit of such Series or a Class of such Series for payment to the applicable Certificateholders when due. As a result, the Seller Amount will generally increase each month to reflect the reductions in the Invested Amount of a Series and will also change to reflect the variations in the amount of Principal Receivables.

     The Trust assets will include the Receivables, all monies due or to become due thereunder and all amounts received with respect thereto, all proceeds of the Receivables, the right to receive certain Interchange, Recoveries, proceeds of credit insurance policies relating to the Receivables, all monies and other property constituting Eligible Investments on deposit in, credited to or held in certain bank accounts of the Trust and the benefits of any Series Enhancement issued with respect to any Series (the drawing on or payment of such Series Enhancement being available only to Certificateholders of such Series or Class of such Series). The Trust assets may also include Participation Interests.


     If so specified in the related Prospectus Supplement, Certificates of each Series initially will be represented by certificates registered in the name of the nominee of DTC (together with any successor depository selected by the Seller, the "Depository") except as set forth below. If so specified in the related Prospectus Supplement, with respect to each Series of Certificates, beneficial interests in the Certificates will be available for purchase in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof in book-entry form only. The Seller has been informed by DTC that DTC's nominee will be Cede. Accordingly, Cede is expected to be the holder of record of each Series of Certificates. No Certificate Owner acquiring an interest in the Certificates will be entitled to receive a certificate representing such person's interest in the Certificates. Unless and until Definitive Certificates are issued for any Series under the limited circumstances described herein, all references herein to actions by Certificateholders shall refer to actions taken by DTC upon instructions from its Participants (as defined below), and all references herein to distributions, notices, reports and statements to Certificateholders shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Certificates, as the case may be, for distribution to Certificate Owners in accordance with DTC procedures. See "-- Book-Entry Registration" and "-- Definitive Certificates."

     If so specified in the Prospectus Supplement relating to a Series, application will be made to list the Certificates of such Series, or all or a portion of any Class thereof, on the Luxembourg Stock Exchange or any other specified exchange.

BOOK-ENTRY REGISTRATION


     If so specified in the related Prospectus Supplement, with respect to each Series of Certificates, Certificateholders may hold their Certificates through DTC (in the United States) or Cedel or Euroclear (in Europe) if they are participants of such systems.


     Cede, as nominee for DTC, will hold the global Certificates. Cedel and Euroclear will hold omnibus positions on behalf of the Cedel Participants and the Euroclear Participants, respectively, through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

     Unless and until Definitive Certificates are issued, it is anticipated that the only Certificateholder of the Certificates will be Cede & Co. ("Cede") as nominee of DTC. No Certificate Owner acquiring an interest in Certificates of a Series which have been issued in book-entry form will be entitled to receive a certificate representing such person's interest in the Certificates of such Series unless and until Definitive Certificates are issued under the limited circumstances described herein. All references herein to actions by Certificateholders of a Series shall refer (unless Definitive Certificates are so issued with respect to such Series) to actions taken by DTC, Cedel or Euroclear upon instructions from DTC Participants, Cedel Participants or Euroclear Participants, respectively, and all references herein to distributions, notices, reports and statements to Certificateholders shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Certificates of such Series, as the case may be, for distribution to Certificate Owners of such Series in accordance with DTC procedures. See "-- Definitive Certificates." Distributions will be made to DTC in immediately available funds.

     DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (including the Underwriters), banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others ("Indirect Participants") such as banks, brokers, dealers and trust companies that clear through, or maintain a custodial relationship with, Participants, either directly or indirectly.

     Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Cedel Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC (other than Cedel Participants and Euroclear Participants), on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

     Because of time-zone differences, credits of securities in Cedel or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Cedel Participant or Euroclear Participant on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC.

     Certificate Owners of a Series that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Certificates of such Series may do so only through Participants and Indirect Participants. In addition, Certificate Owners of a Series will receive all distributions of principal of and interest on the Certificates of such Series from the Paying Agent through the Participants who in turn will receive them from DTC. Under a book-entry system, Certificate Owners of a Series may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede, as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward the payments to Indirect Participants or Certificate Owners of such Series. Certificate Owners of a Series will not be recognized by the Trustee as Certificateholders of such Series, as such term is used in the Pooling and Servicing Agreement, and Certificate Owners of a Series will only be permitted to exercise the rights of Certificateholders of such Series indirectly through DTC and its Participants, who in turn will exercise the rights of Certificateholders of such Series through DTC.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Certificates of a Series and is required to receive and transmit distributions of principal of and interest on the Certificates of such Series. Participants and Indirect Participants with which Certificate Owners of a Series have accounts with respect to the Certificates of such Series similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners of a Series will not possess Certificates of such Series, such Certificate Owners will receive payments and will be able to transfer their interests.

     Because DTC may only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificate Owner of a Series to pledge Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

     DTC has advised the Servicer that it will take any action permitted to be taken by a Certificateholder of a Series under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose account with DTC the Certificates of such Series are credited. Additionally, DTC has advised the Servicer that it will take such actions with respect to specified percentages of the applicable Investor Amount only at the direction of and on behalf of Participants whose holdings include undivided interests that constitute such specified percentages. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

     Cedel Bank, societe anonyme ("Cedel") is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates.

Transactions may be settled in Cedel in any of 28 currencies, including United States dollars. Cedel provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters of any Series of Certificates. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

     The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangement for cross-market transfers with DTC described above. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters of any Series of Certificates. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions with respect to Certificates held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Federal Income Tax Consequences." Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under a related agreement on behalf of a Cedel Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

     Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     For additional information concerning global clearance, settlement and tax documentation procedures see Annex I. Annex I is hereby incorporated into this Prospectus by reference.


DEFINITIVE CERTIFICATES

     Book-entry Certificates of a Series will be re-issued in fully registered, certificated form ("Definitive Certificates"), to Certificate Owners of such Series or their respective nominees rather than to DTC or its nominee, only if
(i) the Seller advises the Trustee in writing that DTC is no longer willing or able properly to discharge its responsibilities as Depository with respect to any Class of Certificates of such Series, and the Trustee or the Seller is unable to locate a qualified successor, (ii) the Seller, at its option, advises the Trustee that it elects to terminate the book-entry system with respect to such Series or Class through DTC, or (iii) after the occurrence of a Servicer Default, Certificate Owners of such Series or Class evidencing more than 50% of the aggregate unpaid principal amount of such Series or Class advise the Trustee and DTC through Participants in writing that the continuation of a book-entry system with respect to the Certificates of such Series or Class through DTC (or a successor thereto) is no longer in the best interest of the Certificate Owners of such Certificates.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Certificates of such Series. Upon surrender by DTC of the definitive certificates representing the Certificates of such Series or Class and instructions for re-registration, the Seller will execute and the Trustee will authenticate and deliver such Certificates as Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as holders under the Pooling and Servicing Agreement ("Holders").

     Distribution of principal and interest on the Definitive Certificates of a Series will be made by the Paying Agent for such Series directly to Holders of such Series in accordance with the procedures set forth herein and in the Pooling and Servicing Agreement. Interest payments and any principal payments on each Distribution Date will be made to Holders in whose names the Definitive Certificates were registered at the close of business on the related Record Date for a Series. Distributions will be made by check mailed to the address of such Holder as it appears on the register maintained by the Trustee. The final payment on any Certificate (whether Definitive Certificates or the Certificates registered in the name of Cede representing the Certificates), however, will be made only upon presentation and surrender of such Certificate at the office or agency specified in the notice of final distribution to respective Certificateholders. The Trustee will provide such notice to registered Certificateholders of such Series not later than the fifth day of the month of such final distribution.

     Definitive Certificates of a Series will be transferable and exchangeable at the offices of the Transfer Agent and Registrar for such Series. No service charge will be imposed for any registration of transfer or exchange, but the Transfer Agent and Registrar of such Series may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

THE BANK CERTIFICATE; ADDITIONAL SELLERS

     The Pooling and Servicing Agreement provides that the Seller may surrender the Bank Certificate to the Trustee in exchange for a newly issued Bank Certificate and one or more additional certificates (each, a "Supplemental Certificate") for transfer or assignment to a person designated by the Seller upon the execution and delivery of a supplement to the Pooling and Servicing Agreement (which supplement will be subject to the amendment section of the Pooling and Servicing Agreement to the extent that it amends any of the terms of the Pooling and Servicing Agreement; see "-- Amendments"); provided, that (a) the Seller shall have given written notice to each Rating Agency of such exchange, (b) the Seller Amount (excluding the interest represented by any Supplemental Certificate) shall not be less than 2% of the total amount of Principal Receivables as of the date of, and after giving effect to, such exchange and (c) if any Series of Certificates are outstanding that were characterized as debt at the time of their issuance, the Seller shall have delivered to the Trustee and each Rating Agency a Tax Opinion, dated the date of such exchange (or transfer or exchange as provided below), with respect thereto. Any transfer or exchange of a Supplemental Certificate is subject to the condition set forth in clause
(b) above.

     The Bank Certificate (or any interest therein) may be transferred to an entity that is a member of the "affiliated group" of which Fleet Financial Group is the "common parent" (as such terms are defined in Section 1504(a) of the Code); provided, that (i) if any Series of Certificates are outstanding that were characterized as debt at their time of issuance, the Seller shall have delivered to the Trustee and each Rating Agency a Tax Opinion, and (ii) any such transferee will be deemed to be a "Seller" for purposes of the provisions of the Pooling and Servicing Agreement regarding the Seller indemnification and liquidation of the Receivables upon the occurrence of an Insolvency Event. See "-- Liquidation of Receivables" and "-- Indemnification."

     The Bank may designate affiliates of the Bank to be included as Seller ("Additional Sellers") under the Pooling and Servicing Agreement (by means of an amendment to the Pooling and Servicing Agreement that will not require the consent of any Certificateholder; see "-- Amendments") and, in connection with such designation, the Seller shall surrender the Bank Certificate to the Trustee in exchange for a newly issued Bank Certificate modified to reflect such Additional Seller's interest in the Seller's Interest; provided, however, that
(i) the conditions set forth in the preceding two paragraphs with respect to the issuance of a Supplemental Certificate or the transfer of the Bank Certificate, as applicable, shall have been satisfied with respect thereto prior to such designation and exchange and (ii) any applicable conditions described in "-- Addition of Accounts" shall have been satisfied with respect to the transfer of Receivables or Participation Interests by any Additional Seller to the Trust. Following the inclusion of an Additional Seller, the Additional Seller will be treated in the same manner as a Seller and each Additional Seller generally will have the same obligations and rights as a Seller described herein.

INTEREST PAYMENTS


     Each Class of a Series will accrue interest at the rate per annum specified in, or in the manner determined in, the related Prospectus Supplement (calculated on the basis specified in the related Prospectus Supplement). Interest on all Certificates will be due and payable on the Distribution Dates specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, interest for a Class of a Series will be calculated based on the Investor Amount of such Class at the end of the rate determination period preceding the applicable Distribution Date.


     To the extent provided in the related Prospectus Supplement, a Series may include one or more Classes of floating rate Certificates. The interest rate on floating rate Certificates will be a variable or adjustable rate. It is the Bank's present intention, subject to changing market conditions, that the floating interest rate formula or index be based on an established financial index in the national or international financial markets. The Distribution Dates for floating rate Certificates will be set forth in the related Prospectus Supplement and need not be the same as the Distribution Dates for the other Certificates of such Series, but may be either more or less frequent. For each Class of floating rate Certificates, the related Prospectus Supplement will set forth the initial floating rate certificate interest rate (or the method of determining it), the dates or the method for determining the dates on which the floating rate certificate interest rate is adjusted, and the formula, index or other method by which such interest rate is determined on such dates.

PRINCIPAL PAYMENTS


     If so specified in the related Prospectus Supplement, the Revolving Period for a Class of Certificates begins on the Relevant Closing Date and ends on the day before an Amortization Period or, if applicable, an Accumulation Period (as defined in the related Prospectus Supplement) begins for such Class. On each Distribution Date with respect to the Revolving Period, collections of Principal Receivables allocable to the Certificateholders' Interest of a Series will, subject to certain limitations, be paid to the holders of the Seller Certificates, to amortizing or accumulating Series or deposited in the Excess Funding Account. After an Amortization Period begins with respect to any Class of Certificates, collections of Principal Receivables allocable to such Class will no longer be paid to the holders of the Seller Certificates, to amortizing or accumulating Series or deposited in the Excess Funding Account but will generally either be deposited in the Collection Account or a Series Account to be distributed to Certificateholders on a date or dates specified in the related Prospectus Supplement or paid to such Certificateholders on the Distribution Dates specified in the related Prospectus Supplement following the commencement of the Amortization Period. To the extent that collections of Principal Receivables are available, subject to any controlled distribution amount or controlled deposit amount or other limitation set forth in the related Prospectus Supplement, payments of principal will be paid to Certificateholders of a Class until the Investor Amount of such Class has been paid in full; provided, that if one or more Classes is subordinated in right of payment of principal to another Class or Classes, the Certificateholders of such subordinated Class or Classes will, to the extent provided in the related Prospectus Supplement, receive payment only after the Investor Amount of the senior Class or Classes has been paid in part or in full. The extent of subordination of a Class of subordinated Certificates may be limited as described in the related Prospectus Supplement.

     Funds on deposit in the Collection Account or Series Account may be subject to a guaranteed rate agreement or guaranteed investment contract or other mechanism specified in the related Prospectus Supplement intended to assure a minimum rate of return on the investment of such funds. In order to enhance the likelihood of the payment in full of the principal amount of a Class of Certificates at the end of an Accumulation Period, such Class of Certificates may be subject to a maturity guaranty or other similar mechanism specified in the related Prospectus Supplement.

SHARED PRINCIPAL COLLECTIONS

     On each Distribution Date, (a) the Servicer will allocate Shared Principal Collections to each Principal Sharing Series, pro rata, in proportion to the Principal Shortfalls, if any, with respect to each such Series and (b) the Servicer will withdraw from the Collection Account and pay to the holders of the Seller Certificates an amount equal to the excess, if any, of (x) the aggregate amount for all outstanding Series of collections of Principal Receivables which the related Series Supplements specify are to be treated as "Shared Principal Collections" for such Distribution Date over (y) the aggregate amount for all outstanding Principal Sharing Series which the related Series Supplements specify are "Principal Shortfalls" for such Distribution Date; provided, however, that if on any Distribution Date the Seller Amount is less than or equal to the Required Seller Amount, the Servicer will not distribute to the holders of the Seller Certificates any Shared Principal Collections that otherwise would be distributed to the holders of the Seller Certificates, but will deposit such funds in the Excess Funding Account.

SHARING OF EXCESS FINANCE CHARGE COLLECTIONS

     Collections of Finance Charge Receivables allocable to any Series in excess of the amounts necessary to make required payments with respect to such Series may, if specified in the related Series Supplement, be applied to cover shortfalls, if any, with respect to amounts payable from collections of Finance Charge Receivables allocable to any other Series then outstanding as provided in the related Series Supplement.

COMPANION SERIES

     If specified in the Prospectus Supplement relating to a Series, such Series may be paired with another Series (each, a "Companion Series"), such that a reduction in the Invested Amount of one such Series results in an increase in the Invested Amount of the other such Series. In general, a Series may be issued as a Companion Series to enable the Trust to fund the amount by which the Prior Series has amortized and will amortize in the future. If a Pay Out Event occurs with respect to the Prior Series or the Companion Series when the Prior Series is in an Amortization Period, the Series Percentage for the allocation of collections of Principal Receivables for the Prior Series may be reset to a lower percentage as set forth in the Prospectus Supplement for the Prior Series and the Amortization Period for the Prior Series may be lengthened. The full extent by which the Amortization Period for the Prior Series may be lengthened will be dependent on a variety of factors and will not be readily determinable by the extent by which the Series Percentage has been changed. See "Risk
Factors -- Timing of Principal Payments Other Than at Expected Maturity" in the Prospectus and "Maturity Assumptions" in the Prospectus Supplement for a discussion of such factors.

GROUPS

     If specified in the Prospectus Supplements relating to any group of Series (together, a "Group"), such Series may be allocated all collections with respect to certain portions of the Receivables and any Participation Interests, provided that the Rating Agency Condition is satisfied and that such grouping will not result in an Adverse Effect.

NEW ISSUANCES

     The Pooling and Servicing Agreement authorizes the Seller to execute and direct the Trustee to authenticate and deliver three types of certificates: (i) one or more Series of Certificates which are transferable and have the characteristics described below, (ii) a Bank Certificate, evidencing the Bank's interest, which will initially be held by the Bank and which is transferable in certain circumstances to members of the affiliated group of which Fleet Financial Group is the common parent and (iii) Supplemental Certificates delivered in exchange for a portion of the Bank Certificate under certain circumstances described in the Pooling and Servicing Agreement (each, a "Supplemental Certificate," and, together with the Bank Certificate, the "Seller Certificates"). The Bank Certificate and the Supplemental Certificates represent the ownership interest in the remainder of the Trust assets not allocated pursuant to the Pooling and Servicing Agreement to the Certificateholders' Interest, including certain rights to receive collections with respect to the Receivables and other amounts pursuant to the Pooling and Servicing Agreement (the "Seller's Interest"). The Series Supplement for a Series will specify the following principal terms with respect to any new Series: (i) its name or designation, (ii) its initial Investor Amount and Series Investor Amount (or method for calculating such amounts), (iii) its certificate rate (or method for the determination thereof), (iv) the payment date or dates and the date or dates from which interest shall accrue, (v) the method for allocating collections to Certificateholders of such Series, (vi) the designation of any Series Accounts to be used by such Series and the terms governing the operation of any such Series Accounts, (vii) the method of calculating the servicing fee with respect thereto, (viii) the terms of any form of Series Enhancement with respect thereto, (ix) the terms on which the Certificates of such Series may be exchanged for Certificates of another Series, repurchased by the Seller or remarketed to other investors, (x) the Stated Series Termination Date of such Series, (xi) the number of Classes of such Series and, if such Series consists of more than one Class, the rights and priorities of each such Class, (xii) the extent to which the Certificates of such Series will be issuable in temporary or permanent global form (and, in such case, the depositary for such global Certificate or Certificates, the terms and conditions, if any, upon which such global Certificate may be exchanged, in whole or in part, for Definitive Certificates, and the manner in which any interest payable on a temporary or global Certificate will be paid), (xiii) whether such Certificates may be issued as bearer certificates and any limitations imposed thereon, (xiv) the priority of such Series with respect to any other Series, (xv) the Group, if any, to which such Series belongs, (xvi) whether or not such Series is a Principal Sharing Series, and (xvii) any other terms of such Series (all such terms the "Principal Terms" of such Series). None of the Seller, the Servicer, the Trustee or the Trust is required or intends to obtain the consent of any Certificateholder of any outstanding Series to issue any additional Series. However, as a condition of a New Issuance, the Rating Agency Condition must be satisfied and if any outstanding Series was characterized as debt at the time of its issuance, the Seller must deliver a Tax Opinion. The Seller may offer any Series under a Disclosure Document in transactions either registered under the Act, or exempt from registration thereunder, directly, through one or more underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise. Any such Series may be issued in fully registered or book-entry form in minimum denominations determined by the Seller.

     The Pooling and Servicing Agreement permits New Issuances such that each Series has a period during which amortization or accumulation of the principal amount thereof is intended to occur which may have a different length and begin on a different date than such periods for any other Series. Further, one or more Series may be in their Amortization Periods or Accumulation Periods while other Series are not. Thus, certain Series may not be amortizing or accumulating, while other Series are amortizing or accumulating. Moreover, one or more Series, or Classes of a Series, may have the benefits of forms of Series Enhancement different from the forms of Series Enhancement available with respect to another Class or Classes of any other Series.

Under the Pooling and Servicing Agreement, the Trustee will hold any form of Series Enhancement only on behalf of the Certificateholders of the Series (or Class) with respect to which it relates. Collections allocated to Finance Charge Receivables not used to pay interest on the Certificates will be allocated as provided in the related Series Supplement. There is no limit to the number of New Issuances that the Seller may perform under the Pooling and Servicing Agreement. The Trust will terminate only as provided in the Pooling and Servicing Agreement.

     Under the Pooling and Servicing Agreement and pursuant to a Series Supplement, a New Issuance may occur only upon satisfaction of the following conditions: (i) on or before the fifth day immediately preceding the Relevant Closing Date, the Seller shall have given the Trustee and the Servicer notice of such issuance and its date; and on or before the tenth day immediately preceding the Relevant Closing Date, the Seller shall have given each Rating Agency notice of such issuance and its date and (ii) the Seller shall have delivered to the Trustee (a) a related Series Supplement specifying the Principal Terms of the new Series, (b) any agreement relating to the Series Enhancement, (c) written confirmation from each Rating Agency that the New Issuance will not result in the Rating Agency reducing or withdrawing its rating of any outstanding Series or Class (the "Rating Agency Condition"), (d) an officer's certificate from the Seller stating that the Seller reasonably believes that such issuance will not cause a Pay Out Event to occur with respect to any Series, and (e) if any Series of Certificates are outstanding that were characterized as debt at the time of their issuance, a Tax Opinion. Upon satisfaction of such conditions, the Trustee will execute the related Series Supplement and authenticate the Certificates of the new Series upon execution thereof by the Bank.

TRANSFER AND ASSIGNMENT OF RECEIVABLES

     The Seller has transferred and assigned to the Trust all of its right, title and interest in and to specifically identified Receivables existing in the Accounts owned by the Seller on the day of the relevant transfer and assignment and in and to all Receivables created in the Accounts thereafter and all proceeds thereof.

     In connection with a transfer of the Receivables to the Trust, the Seller annotates and indicates in its computer files that the Receivables have been conveyed to the Trust for the benefit of the Certificateholders. In addition, the Seller provides to the Trustee a computer file or a microfiche list containing a true and complete list of all Accounts owned by the Seller the Receivables of which have been designated for inclusion in the Trust which specifies for each such Account, its account number, the aggregate amount outstanding and the aggregate amount of Principal Receivables outstanding as of the Related Cut Off Date. The Seller will not deliver to the Trustee any other records or agreements relating to such Accounts or the Receivables. The records and agreements relating to such Accounts and the Receivables maintained by the Seller or the Servicer will not be segregated by the Seller or the Servicer from other documents and agreements relating to other credit card accounts and receivables and will not be stamped or marked to reflect the transfer of the Receivables to the Trust. The Seller has and will file UCC financing statements meeting the requirements of applicable state law with respect to the Receivables. See "Material Legal Aspects of the Receivables."

LIQUIDATION OF RECEIVABLES

     If an Insolvency Event occurs with respect to the Seller, the Seller will immediately cease to transfer Principal Receivables to the Trust and promptly notify the Trustee thereof. Notwithstanding any cessation of the transfer to the Trust of additional Principal Receivables, Principal Receivables transferred to the Trust prior to the occurrence of such Insolvency Event and collections in respect of such Principal Receivables and Finance Charge Receivables whenever created, accrued in respect of such Principal Receivables, shall continue to be a part of the Trust. Within 15 days after receipt of such notice by the Trustee of the occurrence of such Insolvency Event, the Trustee shall (i) publish a notice in an authorized newspaper that an Insolvency Event has occurred and that the Trustee intends to sell, dispose of or otherwise liquidate the Receivables on commercially reasonable terms and in a commercially reasonable manner and
(ii) give notice to the Certificateholders describing the applicable provisions of the Pooling and Servicing Agreement and requesting instructions from the Certificateholders. Unless the Trustee has received instructions within 90 days from the date notice is first published from (x) Certificateholders evidencing more than 50% of the Investor Amount of each Series or, with respect to any Series with two or more Classes, of each Class, to the effect that such

Certificateholders disapprove of the liquidation of the Receivables and wish to continue having Principal Receivables transferred to the Trust as before such Insolvency Event, and (y) if at such time there is more than one Seller, any Seller which is not the subject of such Insolvency Event, and any holder of a Supplemental Certificate and certain other parties specified in the Series Supplements, to such effect, the Trustee shall promptly sell, dispose of or otherwise liquidate the Receivables in a commercially reasonable manner and on commercially reasonable terms, which shall include the solicitation of competitive bids. The Trustee may obtain a prior determination from any applicable conservator, receiver or liquidator that the terms and manner of any proposed sale, disposition or liquidation are commercially reasonable. If a conservator or receiver is appointed for the Seller and no Pay Out Event other than such conservatorship or receivership or insolvency of the Seller exists, the conservator or receiver may have the power to prevent the early sale, liquidation or disposition of Receivables.

     The proceeds from the sale, disposition or liquidation of the Receivables pursuant to the previous paragraph ("Insolvency Proceeds") shall be immediately deposited in the Collection Account. The Trustee shall determine conclusively the amount of the Insolvency Proceeds which are deemed to be Finance Charge Receivables and Principal Receivables. The Insolvency Proceeds shall be allocated and distributed to Certificateholders in accordance with the terms of each Series Supplement and the Trust shall terminate immediately thereafter.

REPRESENTATIONS, WARRANTIES AND COVENANTS

     The Seller makes representations and warranties relating to the Receivables as of the Relevant Closing Date and, with respect to Receivables in Additional Accounts, as of the related Addition Date, to the effect, among other things, that (i) the Pooling and Servicing Agreement, each Series Supplement and, in the case of Additional Accounts, the related assignment document, each constitute legal, valid and binding obligations of the Seller enforceable against the Seller in accordance with their terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting the enforcement of creditors' rights in general and the rights of creditors of national banks under United States law and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity), (ii) the schedule of Accounts referred to in the Pooling and Servicing Agreement is an accurate and complete listing in all material respects of the Accounts owned by the Seller as of the Related Cut Off Date and the information contained therein with respect to the identity of such Accounts and the Receivables existing thereunder is true and correct in all material respects as of the Related Cut Off Date, (iii) each Receivable conveyed to the Trust by the Seller has been conveyed to the Trust free and clear of any lien other than liens permitted by the Pooling and Servicing Agreement, (iv) all authorizations, consents, orders or approvals of or registrations or declarations with any governmental authority required to be obtained, effected or given by the Seller in connection with the conveyance by the Seller of Receivables to the Trust have been duly obtained, effected or given and are in full force and effect, (v) either the Pooling and Servicing Agreement and, in the case of Additional Accounts, the related assignment document, each constitute a valid sale, transfer and assignment to the Trust of all right, title and interest of the Seller in the Receivables conveyed to the Trust by the Seller and the proceeds thereof or, if the Pooling and Servicing Agreement or the related assignment document does not constitute a sale of such property, it constitutes a grant of a "security interest" (as defined in the UCC) in such property to the Trust, which, in the case of Receivables then existing and the proceeds thereof, is enforceable upon execution and delivery of the Pooling and Servicing Agreement or the related assignment document as of the applicable date and which will be enforceable with respect to such Receivables thereafter created and the proceeds thereof upon such creation and that upon the filing of financing statements required pursuant to the Pooling and Servicing Agreement, the Trust shall have a first priority perfected security or ownership interest in such property and proceeds except for (x) liens permitted under the Pooling and Servicing Agreement, (y) the interest of the Seller as holder of the Bank Certificate or any Supplemental Certificate and (z) the Seller's right to receive interest accruing on and investment earnings if any in respect of the Collection Account or any Series Account, as provided in the Pooling and Servicing Agreement or the related Series Supplement, (vi) except as otherwise expressly provided in the Pooling and Servicing Agreement or the related Series Supplement, neither the Seller nor any person claiming through or under the Seller has any claim to or interest in the Collection Account, the Excess

Funding Account, any Series Account or any Series Enhancement, (vii) as of the Related Cut Off Date, each Initial Account or Additional Account owned by the Seller is an Eligible Account, (viii) as of the Related Cut Off Date, each Receivable contained in any related Account owned by the Seller and being designated on such date is an Eligible Receivable, (ix) as of the date of the creation of any new Receivable in an Account owned by the Seller, such Receivable is an Eligible Receivable, and (x) no selection procedure has been utilized by the Seller which it reasonably believes would result in the selection of an Account that would be materially adverse to the interests of Certificateholders of any Series.

     In the event (i) any representation or warranty of the Seller contained in clause (ii), (iii), (iv), (vii), (viii), (ix) or (x) above is not true and correct in any material respect as of the date specified therein with respect to any Receivable transferred to the Trust or an Account and as a result of such breach any Receivables in the related Account become Defaulted Receivables or the Trust's rights in, to or under such Receivables or the proceeds of such Receivables are impaired or such proceeds are not available for any reason to the Trust free and clear of any lien, unless cured within 60 days (or such longer period, not in excess of 150 days, as may be agreed to by the Trustee) after the earlier to occur of the discovery thereof by the Seller or receipt by the Seller of notice thereof given by the Trustee, or (ii) a Receivable is evidenced by an instrument or chattel paper to the extent (and subject to the limitations) provided in the Pooling and Servicing Agreement with respect to any Receivables transferred to the Trust, then the Seller shall accept reassignment of all Receivables in the related Account ("Ineligible Receivables") on the terms and conditions set forth below; provided, however, that such Receivables will not be deemed to be Ineligible Receivables and will not be reassigned to the Seller if, on any day prior to the end of such 60-day or longer period, (x) either (A) in the case of an event described in clause (i) above the relevant representation and warranty shall be true and correct in all material respects as if made on such day or (B) in the case of an event described in clause (ii) above the circumstances causing such Receivable to become an Ineligible Receivable shall no longer exist and (y) the Seller shall have delivered to the Trustee an officer's certificate describing the nature of such breach and the manner in which the relevant representation and warranty became true and correct. Such Ineligible Receivables shall be automatically removed from the Trust by the Servicer deducting the portion of the Ineligible Receivables reassigned to the Seller which are Principal Receivables from the aggregate amount of Principal Receivables used to calculate the Seller Amount, the Series Percentages and any other percentage used to allocate within or among Series that is applicable to any Series. In the event that, following the exclusion of such Principal Receivables from the calculation of the Seller Amount, the Seller Amount would be less than the Required Seller Amount, not later than 12:00 noon, New York City time, on the first Distribution Date following the Monthly Period in which such reassignment obligation arises, the Seller shall make a deposit into the Excess Funding Account in immediately available funds in an amount equal to the amount by which the Seller Amount would be reduced below the Required Seller Amount (up to the amount of such Principal Receivables).

     Upon the deposit, if any, required to be made to the Excess Funding Account as provided in the Pooling and Servicing Agreement and the reassignment of Ineligible Receivables, the Trustee, on behalf of the Trust, shall automatically and without further action be deemed to sell, transfer, assign, set over and otherwise convey to the Seller or its designee, without recourse, representation or warranty, all the right, title and interest of the Trust in and to such Ineligible Receivables, all moneys due or to become due and all amounts received with respect thereto and all proceeds thereof. The Trustee shall execute such documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested by the Seller to effect the conveyance of Ineligible Receivables pursuant to this Section. The obligation of the Seller to accept reassignment of any Ineligible Receivables, and to make the deposits, if any, required to be made to the Excess Funding Account as provided in the Pooling and Servicing Agreement, shall constitute the sole remedy respecting the event giving rise to such obligation available to Certificateholders (or the Trustee on behalf of the Certificateholders.) The obligations of the Seller (including any Additional Seller) to accept reassignment of the Receivables will be several and not joint with respect to the Receivables transferred by the Seller to the Trust.

     The Seller also makes representations and warranties to the Trust to the effect, among other things, that as of the Relevant Closing Date with respect to each Series (i) it is a national banking association or corporation duly organized and validly existing in good standing under the laws of the jurisdiction of its organization or incorporation and has full corporate power, authority and legal right to own its property and conduct its consumer revolving lending business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under the Pooling and Servicing Agreement and each Series Supplement and to execute and deliver to the Trustee the Certificates pursuant thereto;
(ii) it is duly qualified to do business and is in good standing as a foreign corporation (or is exempt from such requirements), and has obtained all necessary licenses and approvals in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals would render any cardholder agreement relating to an Account owned by it or any Receivable transferred to the Trust by it unenforceable by the Seller, the Servicer or the Trustee or would have a material adverse effect on the Certificateholders of any Series; provided, however, that no representation or warranty will be made with respect to any qualification, licenses or approvals which the Trustee has or may be required at any time to obtain if any, in connection with the transactions contemplated by the Pooling and Servicing Agreement; (iii) the execution and delivery of the Pooling and Servicing Agreement and each Series Supplement by the Seller and the execution and delivery to the Trustee of the Certificates by the Bank and the consummation by the Seller of the transactions provided for in the Pooling and Servicing Agreement and each Series Supplement have been duly authorized by the Seller by all necessary corporate action on the part of the Seller and the Pooling and Servicing Agreement and each Series Supplement will remain, from the time of its execution, an official record of the Seller; (iv) the execution and delivery by the Seller of the Pooling and Servicing Agreement, each Series Supplement and the Certificates, the performance by the Seller of the transactions contemplated by the Pooling and Servicing Agreement and each Series Supplement and the fulfillment by the Seller of the terms thereof, will not conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Seller is a party or by which it or any of its properties are bound; (v) the execution and delivery by it of the Pooling and Servicing Agreement, each Series Supplement and the Certificates, the performance by the Seller of the transactions contemplated by the Pooling and Servicing Agreement and each Series Supplement and the fulfillment by the Seller of the terms thereof will not conflict with or violate any requirements of law applicable to the Seller, (vi) there are no proceedings or investigations, pending or, to the best knowledge of the Seller, threatened against it, before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (a) asserting the invalidity of the Pooling and Servicing Agreement, any Series Supplement or the Certificates, (b) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by the Pooling and Servicing Agreement, any Series Supplement or the Certificates, (c) seeking any determination or ruling that, in the reasonable judgment of the Seller, would materially and adversely affect the performance by it of its obligations with respect to any Series under the Pooling and Servicing Agreement or any Series Supplement, (d) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of the Pooling and Servicing Agreement, any Series Supplement or the Certificates, or (e) seeking to affect adversely the income tax attributes of the Trust or the Certificates of any Series under the United States federal or state income or franchise tax systems; (vii) all approvals, authorizations, consents, orders or other actions of any person or of any governmental body or official required in connection with the execution and delivery by the Seller of the Pooling and Servicing Agreement and each Series Supplement and the execution and delivery by the Bank of the Certificates, the performance by the Seller of the transactions contemplated by the Pooling and Servicing Agreement and each Series Supplement and the fulfillment by it of the terms thereof, have been obtained, except such as may be required by state securities or "blue sky" laws in connection with the distribution of the Certificates; (viii) no Insolvency Event with respect to the Seller has occurred and the transfer of the Receivables by the Seller to the Trust has not been made in contemplation of the occurrence thereof; and (ix) the Seller is either an insured institution for the purposes of the Federal Deposit Insurance Act or is a bankruptcy-remote entity.

     The Pooling and Servicing Agreement provides that the representations and warranties set forth in the immediately preceding paragraph will survive the transfer and assignment by the Seller of the Receivables to the Trust. Upon discovery by the Seller, the Servicer or the Trustee of a breach of any of the representations and warranties by the Seller set forth in the preceding paragraph, the party discovering such breach will give prompt written notice to the others and the Seller will cooperate with the Servicer and the Trustee in attempting to cure the breach.

     An "Eligible Account" is defined in the Pooling and Servicing Agreement to mean a revolving credit card account owned by the Bank and which account is identified by the Seller as of the Related Cut Off Date as having the following characteristics (a) is in existence and maintained by the Bank; (b) is payable in United States dollars; (c) except as provided below, has not been identified as an account the credit card or cards with respect to which have been reported to the Bank as having been lost or stolen; (d) the obligor of which has provided, as his or her billing address, an address located in the United States (or its territories or possession or military address); (e) has an obligor who has not been identified by the Bank as an employee of the Bank or any affiliate thereof; (f) except as provided below, does not have any Receivables which are Defaulted Receivables; and (g) except as provided below, does not have any Receivables which have been identified by the Bank or the relevant obligor as having been incurred as a result of fraudulent use of any related credit card.

     The Pooling and Servicing Agreement provides that Eligible Accounts may include Accounts, the Receivables of which have been written off, or with respect to which the Seller believes the related obligor is bankrupt, or as to which certain Receivables have been identified by the obligor as having been incurred as a result of fraudulent use of any credit cards, or as to which any credit cards have been reported to the Seller as lost or stolen, in each case as of the Related Cut Off Date; provided that (a) the balance of all Receivables included in such Accounts is reflected on the books and records of the Seller (and is treated for purposes of the Pooling and Servicing Agreement) as "zero", and (b) charging privileges with respect to all such Accounts have been canceled in accordance with the relevant credit card guidelines.

     An "Eligible Receivable" is defined in the Pooling and Servicing Agreement to mean each Receivable (a) which has arisen under an Eligible Account, (b) which was created in compliance with all requirements of law applicable to the Seller, the failure to comply with which would have a material adverse effect upon Certificateholders and pursuant to a credit card agreement which complies with all requirements of law applicable to the Seller, the failure to comply with which would have a material adverse effect upon Certificateholders, (c) with respect to which all material consents, licenses, approvals or authorizations of, or registrations or declarations with, any governmental authority required to be obtained or given by the Seller in connection with the creation of such Receivable or the execution, delivery and performance by the Seller of its obligations, if any, under the related credit card agreement have been duly obtained or given and are in full force and effect as of such date of creation of such Receivable, (d) as to which, at the time of its transfer to the Trust, the Seller or the Trust will have good and marketable title, free and clear of all liens, encumbrances, charges and security interests (except for certain tax liens permitted by the Pooling and Servicing Agreement), (e) which has been the subject of either (i) a valid transfer and assignment from the Seller to the Trust of all of the Seller's right, title and interest therein or
(ii) the grant of a first priority perfected security interest therein (and in the proceeds thereof), effective until the termination of the Trust, (f) which at and after the time of transfer to the Trust is the legal, valid and binding payment obligation of the obligor thereon, legally enforceable against such obligor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);
(g) which constitutes either an "account" or a "general intangible" under and as defined in Article 9 of the UCC; (h) which, at the time of its transfer to the Trust, has not been waived or modified except as permitted in accordance with the credit card guidelines and which waiver or modification is reflected in the Servicer's computer file of revolving credit card accounts; (i) which, at the time of its transfer to the Trust, is not subject to any right of rescission, setoff, counterclaim or any other defense of the obligor (including the defense of usury), other than defenses arising out of applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or equity) or as to which the Servicer is required by the Pooling and Servicing Agreement to make an adjustment; (j) as to which, at the time of its transfer to the Trust, the Seller has satisfied all obligations to be fulfilled by the Seller at the time it is transferred to the Trust; and (k) as to which, at the time of its transfer to the Trust, the Seller has not taken any action which, or failed to take any action the omission of which, would, at the time of its transfer to the Trust, impair the rights of the Trust or the Certificateholders therein.

     The Trustee will not make any initial or periodic general examination of the Receivables or any records relating to the Receivables for the purpose of establishing the presence or absence of defects, compliance with the Seller's representations and warranties or for any other purpose. The Servicer, however, has agreed to deliver to the Trustee on or before March 31 of each year an opinion of counsel with respect to the validity of the security interest of the Trust in and to the Receivables and certain other components of the Trust.

     The Seller covenants in the Pooling and Servicing Agreement that, except as otherwise required by any requirement of law, or as is deemed by the Seller in its sole discretion to be necessary in order for the Seller to maintain its lending business on a competitive basis, based on a good faith assessment by the Seller of the nature of the competition in the lending business, it will not at any time reduce the annual percentage rate at which periodic finance charges are assessed on any Receivable or the other fees and charges assessed on the Accounts owned by it if, as a result of such reduction, either (i) the Seller's reasonable expectation is that such reduction would cause a Series Pay Out Event to occur or (ii) such reduction is not also applied to any comparable segments of consumer revolving credit card accounts owned by the Seller which have characteristics the same as, or substantially similar to, such Accounts.

     The Seller also covenants that it may only change the terms relating to any of the Accounts owned by it if in the reasonable judgment of the Seller the change is made applicable to the comparable segment of the consumer revolving credit card accounts owned by the Seller with characteristics the same as, or substantially similar to, the Accounts, subject to compliance with all requirements of law.

ADDITION OF ACCOUNTS

     Pursuant to the Pooling and Servicing Agreement, the Seller may (under certain circumstances and subject to certain limitations and conditions) and, under certain conditions, will be required to designate from time to time additional Eligible Accounts to be included as Accounts ("Additional Accounts"), and will convey to the Trust all Receivables of such Additional Accounts, whether such Receivables are then existing or thereafter created. The date on which Additional Accounts are transferred to the Trust is referred to herein as the "Addition Date."

     Each Additional Account must be an Eligible Account as of the Related Cut Off Date. No selection procedures believed by the Seller to be adverse to the interests of the Certificateholders will be utilized in selecting Additional Accounts from the available Eligible Accounts in the Fleet Consumer Credit Card Portfolio. However, since Additional Accounts selected from the Fleet Consumer Credit Card Portfolio may not have been part of the Advanta Consumer Credit Card Portfolio at the time of the initial transfer of Accounts to the Trust, Additional Accounts may not be of the same credit quality as the Initial Accounts. Additional Accounts may have been originated by Advanta National Bank or an affiliate or by the Bank or an affiliate at a later date using credit criteria different from those that were applied to the Initial Accounts or may have been acquired by Advanta National Bank or the Bank or an affiliate from another credit card issuer that had different credit criteria.


     Required Additions. Generally, if either (x) the Seller Amount is less than the Required Seller Amount or (y) the aggregate amount of Principal Receivables is less than the Required Principal Balance, the Seller will be required to designate additional Eligible Accounts to be included as Accounts in a sufficient amount such that, after giving effect to such addition, the Seller Amount as of the close of business on the applicable Addition Date is at least equal to the Required Seller Amount on such date and the aggregate amount of Principal Receivables exceeds the Required Principal Balance. In lieu of, or in addition to, so designating Additional Accounts, the Seller may, subject to the conditions specified below and in the Pooling and Servicing Agreement, convey to the Trust participations (including 100% participations) representing undivided interests in a pool of assets primarily consisting of revolving credit card receivables, consumer loan receivables (secured and unsecured) arising as a result of advances made on bank cards, retail cards, corporate cards, and unsecured revolving lines of credit, and any interests in both such types of receivables, including securities representing or backed by both such types of receivables owned by the Seller or any affiliate of the Seller and collections thereon ("Participation Interests").


     "Required Seller Amount" means, with respect to any date, the product of the Required Seller Percentage and the aggregate amount of Principal Receivables.

     "Required Seller Percentage" currently means 5%, provided the Required Seller Percentage may be reduced to as low as 2% if the Seller delivers an officer's certificate stating that such reduction will not have an Adverse Effect and the Rating Agency Condition is satisfied.

     "Required Principal Balance" means, with respect to any date, the sum of the Series Investor Amounts for each Series minus the amount on deposit in the Excess Funding Account.

     "Series Investor Amount" means, for any Series, the amount set forth in the related Series Supplement and, for each Series offered hereby, in the Prospectus Supplement for such Series, but will generally be an amount equal to the numerator of the Series Percentage for allocating collections of Principal Receivables for such Series.

     Restricted Additions. The Seller may from time to time, at its sole discretion, subject to the conditions specified below, designate additional Eligible Accounts to be included as Accounts or Participation Interests to be included as Trust assets, in either case as of the applicable Addition Date.

     Conditions to Required and Restricted Additions. On the Addition Date with respect to any Additional Accounts or Participation Interests, the Trust shall purchase the Receivables in such Additional Accounts or shall purchase such Participation Interests, in each case as of the close of business on the applicable Addition Date, subject to the satisfaction of the following conditions: (i) on or before the tenth business day immediately preceding the Addition Date, the Seller shall have given the Trustee, the Servicer and each Rating Agency written notice that the Additional Accounts or Participation Interests will be included and specifying the applicable Addition Date, the Related Cut Off Date, and the approximate number of accounts expected to be added and the approximate aggregate balances expected to be outstanding in the accounts to be added (in case of Additional Accounts); (ii) in the case of Additional Accounts, the Seller shall have delivered to the Trustee copies of UCC-1 financing statements covering such Additional Accounts, if necessary to perfect the Trust's interest in the Receivables arising therein; (iii) as of each of the Related Cut Off Date and the Addition Date, no Insolvency Event with respect to the Seller shall have occurred nor shall the transfer of the Receivables arising in the Additional Accounts or of the Participation Interests to the Trust have been made in contemplation of the occurrence thereof; (iv) except in the case of certain required Additions, the Rating Agency Condition shall have been satisfied; (v) the Seller shall have delivered to the Trustee an officer's certificate, dated the Addition Date, stating that (x) in the case of Additional Accounts, as of the applicable Related Cut Off Date, the Additional Accounts are all Eligible Accounts, (y) to the extent applicable, the conditions set forth in clauses (ii) through (iv) above have been satisfied and (z) the Seller reasonably believes that (A) the addition of the Receivables arising in the Additional Accounts or of the Participation Interests to the Trust will not, based on the facts known to such officer at the time of such addition, then or thereafter cause a Pay Out Event to occur with respect to any Series and (B) in the case of Additional Accounts, no selection procedure was utilized by the Seller which would result in a selection of Additional Accounts (from among the available Eligible Accounts owned by the Seller) that would be materially adverse to the interests of the Certificateholders of any Series as of the Addition Date; (vi) the Seller shall have delivered to the Trustee and each Rating Agency an opinion of counsel stating the validity and perfection of the transfer of the Receivables created in such Additional Accounts to the Trustee;
(vii) in the case of designation of Additional Accounts, the Seller shall have delivered to the Trustee (x) the computer file or microfiche list containing a true and complete list of such Additional Accounts and (y) a duly executed, written assignment; and (viii) unless each Rating Agency otherwise consents, the number of Additional Accounts so designated with respect to a required addition with respect to any of the three consecutive Monthly Periods commencing in January, April, July and October of each calendar year, shall not exceed 15% of the number of Accounts as of the first day of the calendar year during which such Monthly Periods commence and the number of Additional Accounts so designated during any calendar year shall not exceed 20% of the number of Accounts as of the first day of such calendar year.

     Acquisition of Participation Interests. If the Seller designates Participation Interests to be included in the Trust and such Participation Interests are issued by an entity other than the Seller or any affiliate thereof, then such Participation Interests will (i) either (a) have been previously registered under the Securities Act of 1933 or (b) be eligible for sale under Rule 144(k); or (ii) will be acquired in bona fide secondary market transactions not from the Seller or an affiliate.

AUTOMATIC ACCOUNT ADDITIONS

     (i) The Seller may from time to time, at its sole discretion, subject to and in compliance with the limitations specified in clause (ii) below and the applicable conditions specified in clauses (iii) through (vii) below, designate Eligible Accounts ("Automatic Additional Accounts") to be included as Accounts as of the applicable Addition Date. For purposes of this paragraph, Eligible Accounts are deemed to include only consumer revolving credit card accounts which are originated by the Seller or any affiliate of the Seller.

     (ii) Unless each Rating Agency otherwise consents, the number of Automatic Additional Accounts designated with respect to any of the three consecutive Monthly Periods commencing in January, April, July and October of each calendar year, shall not exceed 15% of the number of Accounts as of the first day of the calendar year during which such Monthly Periods commence and the number of Automatic Additional Accounts designated during any such calendar year will not exceed 20% of the number of Accounts as of the first day of such calendar year.

     (iii) Within 30 days after the Addition Date with respect to any Automatic Additional Accounts, the Seller will deliver to the Trustee and each Rating Agency an opinion of counsel with respect to the Automatic Additional Accounts included as Accounts on such Addition Date, confirming the validity and perfection of the transfer of such Automatic Additional Accounts. If such opinion of counsel with respect to any Automatic Additional Accounts is not so received, the ability of the Seller to designate Automatic Additional Accounts will be suspended until such time as each Rating Agency otherwise consents in writing. If the Seller is unable to deliver an opinion of counsel with respect to any Automatic Additional Account, such inability shall be deemed to be a breach of the representation with respect to the Receivables in such Automatic Additional Account, provided that the cure period for such breach will not exceed 30 days.

     (iv) The Seller shall have delivered to the Trustee copies of UCC-1 financing statements covering such Automatic Additional Accounts, if necessary to perfect the Trust's interest in the Receivables arising therein.

     (v) As of each of the Related Cut Off Date and the Addition Date, no Insolvency Event with respect to the Seller shall have occurred nor shall the transfer of the Receivables arising in the Automatic Additional Accounts to the Trust have been made in contemplation of the occurrence thereof.

     (vi) The Seller shall have delivered to the Trustee an officer's certificate, dated the Addition Date, stating that (x) as of the applicable Related Cut Off Date, such Automatic Additional Accounts are all Eligible Accounts, (y) to the extent applicable, the conditions set forth in clauses (ii) through (v) above have been satisfied and (z) the Seller reasonably believes that (A) the addition by the Seller of the Receivables arising in such Automatic Additional Accounts will not, based on the facts known to such officer at the time of such addition, then or thereafter cause a Pay Out Event to occur with respect to any Series and (B) no selection procedure was utilized by the Seller which would result in a selection of Automatic Additional Accounts (from among the available Eligible Accounts owned by the Seller) that would be materially adverse to the interests of the Certificateholders of any Series as of the Addition Date.

     (vii) The Seller shall have delivered to the Trustee (x) a computer file or microfiche list containing a true and complete list of such Automatic Additional Accounts and (y) a duly executed assignment of the Receivables arising in such Automatic Additional Accounts.

REMOVAL OF ACCOUNTS

     Subject to the conditions set forth below, on any day of any Monthly Period the Seller shall have the right to require the reassignment to it or its designee of all the Trust's right, title and interest in, to and under the Receivables then existing and thereafter created, all moneys due or to become due and all amounts received with respect thereto and all proceeds thereof in or with respect to the Accounts owned and designated by the Seller (the "Removed Accounts") or Participation Interests designated by the Seller, upon satisfaction of the following conditions:

          (a) on or before the fifth business day immediately preceding the Removal Date (the "Removal Notice Date"), the Seller shall have given the Trustee, the Servicer, each Rating Agency and the provider of any Series Enhancement written notice of such removal, specifying the date for removal of the Removed Accounts or Participation Interests (the "Removal Date");

          (b) with respect to Removed Accounts, on or prior to the date that is ten business days after the Removal Date, the Seller will deliver to the Trustee a computer file or microfiche list containing a true and complete list of the Removed Accounts specifying for each such Account, as of the last day of the Monthly Period preceding the Removal Notice Date (the "Removal Cut Off Date"), its account number, the aggregate amount outstanding in such Account and the aggregate amount of Principal Receivables outstanding in such Account;

          (c) with respect to Removed Accounts, the Seller shall have represented and warranted as of the Removal Date that the list of Removed Accounts delivered pursuant to paragraph (b) above, as of the Removal Cut Off Date, is true and complete in all material respects;

          (d) the Rating Agency Condition shall have been satisfied with respect to such removal;

          (e) the Seller shall have delivered to the Trustee an officer's certificate, dated the Removal Date, to the effect that the Seller reasonably believes that (i) such removal will not, based on the facts known to such officer at the time of such certification, then or thereafter cause a Pay Out Event to occur with respect to any Series and (ii) no selection procedure was utilized by the Seller which would result in a selection of Removed Accounts or Participation Interests that would be materially adverse to the interests of the Certificateholders of any Series as of the Removal Date; and

          (f) as of the Removal Cut Off Date, no more than 10% of the Receivables outstanding are more than thirty days contractually delinquent.

     Upon satisfaction of the above conditions, the Trustee will execute and deliver to the Seller or its designee a written reassignment and will, without further action, be deemed to sell, transfer, assign, set over and otherwise convey to the Seller or its designee, effective as of the Removal Date, without recourse, representation or warranty, all the right, title and interest of the Trust in and to the Participation Interests or Receivables arising in the Removed Accounts, all moneys due and to become due and all amounts received with respect thereto and all proceeds thereof.

SERVICING PROCEDURES

     Pursuant to the Pooling and Servicing Agreement, the Servicer will be responsible for servicing and administering the Receivables in accordance with the Servicer's customary and usual servicing procedures for servicing credit card receivables comparable to the Receivables and in accordance with its credit card guidelines.

DISCOUNT OPTION


     The Pooling and Servicing Agreement provides that the Seller may designate at any time and from time to time a percentage or percentages, which may be a fixed percentage or a variable percentage based on a formula (the "Discount Percentage"), of all or any specified portion of Principal Receivables created after the effective date of such option (the "Discount Option Date") to be treated as Finance Charge Receivables (the "Discount Option Receivables"). In effect, if such option is exercised by the Seller, the Principal Receivables are treated as having been transferred to the Trust at a discount. The Seller also has the option of reducing or withdrawing the Discount Percentage, at any time and from time to time, on and after the Discount Option Date. The Pooling and Servicing Agreement requires the Seller to provide to the Servicer, the Trustee and any Rating Agency 30 days prior written notice of the Discount Option Date, and such designation will become effective on such Discount Option Date (i) unless such designation in the reasonable belief of the Seller would cause a Pay Out Event with respect to any Series to occur, or an event which, with notice or the lapse of time or both, would constitute a Pay Out Event with respect to any Series and (ii) only if the Rating Agency Condition is satisfied.



     Use of the discount option by the Seller will result in a higher level of Finance Charge Receivables and a lower level of Principal Receivables than if the discount option were not used. The discount option could be used to increase the yield of assets being added to the Trust, e.g., if for competitive reasons credit card accounts were originated at below market rates and the Seller desired to transfer the receivables in such accounts to the Trust.



     On the date of processing of any collections on or after the Discount Option Date, the product of the Discount Percentage and collections of Receivables which Receivables arose on or after the Discount Option Date and which would otherwise be Principal Receivables will be deemed "Discount Option Receivable Collections." An amount equal to the product of (i) the Series Percentage with respect to Finance Charge Receivables for each Series of Certificates issued and outstanding and (ii) the amount of such Discount Option Receivable Collections will be deposited by the Servicer into the Collection Account and an amount equal to the product of (iii) the Seller Percentage and
(iv) the amount of the Discount Option Receivable Collections will be paid to the holders of the Seller Certificates. The former amount deposited into the Collection Account will be applied as provided below regarding collections of Finance Charge Receivables.


TRUST ACCOUNTS

     The Servicer has caused to be established and maintained, in the name of the Trustee, for the benefit of Certificateholders of all Series, a "Collection Account", which at all times is required to be either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States or any one of the states thereof, including the District of Columbia (or any domestic branch of a foreign bank), and acting as a trustee for funds deposited in such account, so long as any of the securities of such depository institution shall have a credit rating from each Rating Agency in one of its generic credit rating categories which signifies investment grade (an "Eligible Deposit Account"). The Servicer has also caused to be established and maintained, in the name of the Trustee, an "Excess Funding Account," which also is required to be an Eligible Deposit Account. An "Eligible Institution" is defined as (I) a depository institution, which may be the Trustee, organized under the laws of the United States or any one of the states thereof, including the District of Columbia (or any domestic branch of a foreign bank) which at all times (a) has either (i) long-term unsecured debt rating of A1 or better by Moody's Investors Service Inc. ("Moody's") or (ii) a certificate of deposit rating of P-1 by Moody's, (b) has either (i) a long-term unsecured debt rating of AAA by Standard & Poor's Ratings Group ("Standard & Poor's") or (ii) a certificate of deposit rating of A-1+ by Standard & Poor's and (c) is a member of the FDIC or (II) any other institution that is acceptable to each Rating Agency. If so qualified, the Trustee or the Servicer may be considered an Eligible Institution.

     Funds in the Collection Account and the Excess Funding Account will be invested, at the direction of the Servicer, in "Eligible Investments" consisting of book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which evidence: (a) direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America; (b) demand deposits, time deposits or certificates of deposit (having original maturities of no more than 365 days) of depository institutions or trust companies incorporated under the laws of the United States of America or any state thereof (or domestic branches of foreign banks) and subject to supervision and examination by federal or state banking or depository institution authorities; provided, that at the time of the Trust's investment or contractual commitment to invest therein, the short-term debt rating of such depository institution or trust company shall be in the highest investment category of each Rating Agency; (c) commercial paper or other short-term obligations having, at the time of the Trust's investment or contractual commitment to invest therein, a rating from each Rating Agency in its highest investment category; (d) notes or bankers' acceptances (having original maturities of no more than 365 days) issued by any depository institution or trust company referred to in (b) above; (e) investments in money market funds rated in the highest investment category by each Rating Agency or otherwise approved in writing by each Rating Agency; (f) time deposits, other than as referred to in clause (e) above, with a person the commercial paper of which has a credit rating from each Rating Agency in its highest investment category; or
(g) any other investments approved in writing by each Rating Agency. The Trustee, acting as the initial paying agent (together with any successor thereto in such capacity and any entity specified in a Series Supplement to act in such capacity for the related Series, collectively, the "Paying Agent"), shall have the revocable power to withdraw funds from the Collection Account for the purpose of making distributions to the Certificateholders of any Series pursuant to the related Series Supplement.

SERIES PERCENTAGE AND SELLER PERCENTAGE

     Pursuant to the Pooling and Servicing Agreement, the Servicer will allocate between the Series, including each Class of each Series, and the Seller's Interest all amounts collected with respect to Finance Charge Receivables, Principal Receivables and all Defaulted Receivables. The Servicer will make each allocation by reference to the applicable Series Percentage for each Series and the Seller Percentage in each case. The Series Percentages for each Series will be as set forth in the related Series Supplement and, with respect to each Series offered hereby, in each Prospectus Supplement.

     The Seller Percentage in all cases means the excess of 100% over the aggregate Series Percentages of all Series then outstanding for each category of Receivables.

APPLICATION OF COLLECTIONS

     Except as provided below or in a Series Supplement, the Servicer will deposit into the Collection Account, no later than the second business day following the date of processing, any payment collected by the Servicer on the Receivables; provided, however, that the Servicer need not deposit amounts allocated to the Seller Certificates and certain amounts allocated to Certificateholders of a Series, as specified in the related Series Supplement, into the Collection Account, and provided, further, that for so long as the Bank remains the Servicer and (x) maintains a certificate of deposit rating of A-1 or better by Standard & Poor's and P-1 by Moody's (or such other rating below A-1 or P-1, as the case may be, that is satisfactory to each Rating Agency) or (y) the Bank has provided to the Trustee a letter of credit covering the collection risk of the Servicer acceptable to each Rating Agency, the Servicer need not make daily deposits of collections into the Collection Account, but may make a single monthly deposit into the Collection Account in immediately available funds.

OPERATION OF EXCESS FUNDING ACCOUNT

     On any Distribution Date on which the Seller Amount is less than the Required Seller Amount, the Servicer will deposit any Shared Principal Collections that would otherwise be distributed to the holders of the Seller Certificates into the Excess Funding Account. The Servicer will determine, with respect to each Distribution Date on which no Series is in an Amortization Period, the amount by which the Seller Amount exceeds the Required Seller Amount and will instruct the Trustee to withdraw such amount from the Excess Funding Account, to the extent of the principal amount of funds on deposit therein, and pay such amount to the holders of the Seller Certificates. The Servicer will determine, with respect to each Distribution Date on which one or more Series is in an Amortization Period, the aggregate amount of Principal Shortfalls, if any, with respect to each Series that is a Principal Sharing Series and will instruct the Trustee to withdraw such amount from the Excess Funding Account, to the extent of the principal amount of funds on deposit therein, and allocate such amount among each such Series as Shared Principal Collections.

DEFAULTED RECEIVABLES; REBATES AND FRAUDULENT CHARGES

     The term "Defaulted Receivables" means, for any Monthly Period, all Principal Receivables which are charged off as uncollectible in such Monthly Period in accordance with the Servicer's credit card guidelines and customary and usual servicing procedures for servicing consumer revolving credit card and other revolving credit account receivables comparable to the Receivables. A Principal Receivable shall become a Defaulted

Receivable on the day on which such Principal Receivable is recorded as charged off on the Servicer's computer master file of consumer revolving credit card accounts but, in any event, shall be deemed a Defaulted Receivable no later than the day the related Account becomes 186 days contractually delinquent unless the obligor cures such default by making a partial payment which satisfies the criteria for curing delinquencies set forth in the Servicer's applicable credit card guidelines. The term "Defaulted Amount" means, with respect to any Monthly Period, an amount (which shall not be less than zero) equal to (a) the amount of Principal Receivables which became Defaulted Receivables in such Monthly Period, minus (b) the amount of any Defaulted Receivables included in any Account the Receivables in which the Seller or the Servicer became obligated to accept reassignment or assignment in accordance with the terms of the Pooling and Servicing Agreement during such Monthly Period; provided, however, that, if an Insolvency Event occurs with respect to the Seller, the amount of such Defaulted Receivables which are subject to reassignment to the Seller in accordance with the terms of the Pooling and Servicing Agreement shall not be added to the sum so subtracted and, if certain events involving insolvency occur with respect to the Servicer, the amount of such Defaulted Receivables which are subject to reassignment or assignment to the Servicer in accordance with the terms of the Pooling and Servicing Agreement shall not be added to the sum so subtracted.

     On each day that the Servicer adjusts downward the amount of any Receivable because of a rebate, refund, unauthorized charge or billing error to a cardholder, or because such Receivable was created in respect of merchandise which was refused or returned by a cardholder, or if the Servicer otherwise adjusts downward the amount of any Receivable without receiving collections therefor or charging off such amount as uncollectible, then, in any such case, the amount of Principal Receivables used to calculate the Seller Amount, the Series Percentages and any other percentages used to allocate within or among Series will be reduced by the amount of the adjustment. Similarly, the amount of Principal Receivables used to calculate the Seller Amount, the Series Percentages and any other percentage used to allocate within or among Series will be reduced by the amount of any Receivable discovered to have been created through a fraudulent or counterfeit charge. Furthermore, in the event that the exclusion of such Principal Receivables from the calculation of the Seller Amount at such time would cause the Seller Amount to be less than the Required Seller Amount, the Seller shall be required to pay an amount equal to such deficiency into the Excess Funding Account (up to the amount of such Principal Receivables).

FINAL PAYMENT OF PRINCIPAL AND INTEREST; TERMINATION

     Subject to prior termination as described herein and in the Prospectus Supplement, the interest of the Certificateholders of a Series in the Trust will terminate following the earliest of (i) the day after the Distribution Date on which the final payment of principal and interest is made to the Certificateholders of such Series, (ii) the date specified for termination in the applicable Series Supplement ("Stated Series Termination Date" for such Series) and (iii) the Trust Termination Date. In the event the Investor Amount of any Series would be greater than zero on the Stated Series Termination Date for such Series or such earlier date specified in the related Series Supplement, the Trustee will sell or cause to be sold Principal Receivables and the related Finance Charge Receivables (or interests therein), as specified in the Pooling and Servicing Agreement and the related Series Supplement, in an amount equal to 100% of the Investor Amount of the Certificates of such Series and accrued and unpaid interest thereon on such date (but not more than the applicable Series Percentages of Receivables on such date for the Certificates of such Series). The proceeds of such sale will be allocated and distributed in accordance with the applicable Series Supplement.

     The Trust will only terminate on the earliest to occur of (a) the day following the payment date on which the aggregate Investor Amount and Series Enhancement investor amounts, if any, of each Series is zero (provided that the Seller has delivered a written notice to the Trustee electing to terminate the Trust), (b) December 31, 2044, or (c) if the Receivables are sold, disposed of or liquidated following the occurrence of an Insolvency Event as described under "-- Trust Pay Out Events", immediately following such sale, disposition or liquidation (the "Trust Termination Date"). Upon termination of the Trust, all right, title and interest in the Receivables and other funds of the Trust (other than amounts in accounts maintained by the Trust for the final payment of principal and interest to Certificateholders) will be conveyed and transferred to the Seller.

TRUST PAY OUT EVENTS

     The Revolving Period for all outstanding Series will continue through a date specified in the related Series Supplement unless a Trust Pay Out Event or a Series specific pay out event (a "Series Pay Out Event") specified in the related Series Supplement with respect to such Series (and for a Series offered hereby, the related Prospectus Supplement) occurs prior to such date. A "Trust Pay Out Event" occurs with respect to all Series upon the occurrence of any of the following:

     (a) an Insolvency Event relating to the Seller (including any Additional Seller);

     (b) the Trust shall become subject to regulation by the Commission as an "investment company" within the meaning of the Investment Company Act of 1940, as amended; or

     (c) the Seller (including any Additional Seller) is unable for any reason to transfer Receivables to the Trust in accordance with the provisions of the Pooling and Servicing Agreement.

     A Series Pay Out Event occurs with respect to a specific Series if an event designated as a Series Pay Out Event in the related Series Supplement and described in the related Prospectus Supplement, occurs with respect to such Series. A "Pay Out Event" means, with respect to any Series, a Trust Pay Out Event or a Series Pay Out Event. On the date on which a Pay Out Event with respect to a Series is deemed to have occurred, the Rapid Amortization Period with respect to such Series will commence. In such event, distributions of principal will be made to the Certificateholders of such Series in the priority provided for in the related Series Supplement and described in the related Prospectus Supplement. If, because of the occurrence of a Pay Out Event, the Rapid Amortization Period begins earlier than the Scheduled Amortization Date or the expected final payment date of such Series, Certificateholders of such Series will begin receiving distributions of principal earlier than they otherwise would have, which may shorten the final maturity of the Certificates of such Series.

     An "Insolvency Event" shall occur if the Seller (including if, at any such time as there is more than one Seller, any Additional Seller) shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Seller or of or relating to all or substantially all of its property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Seller; or the Seller shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make any assignment for the benefit of its creditors or voluntarily suspend payment of its obligations.

     If an Insolvency Event occurs with respect to the Seller, the Seller will immediately cease to transfer Principal Receivables to the Trust and promptly notify the Trustee thereof. Notwithstanding any cessation of the transfer to the Trust of additional Principal Receivables, Principal Receivables transferred to the Trust prior to the occurrence of such Insolvency Event and collections in respect of such Principal Receivables and Finance Charge Receivables whenever created, accrued in respect of such Principal Receivables, shall continue to be a part of the Trust. Within 15 days after receipt of such notice by the Trustee of the occurrence of such Insolvency Event, the Trustee will (i) publish a notice in an authorized newspaper that an Insolvency Event has occurred and that the Trustee intends to sell, dispose of or otherwise liquidate the Receivables on commercially reasonable terms and in a commercially reasonable manner and
(ii) give notice to the Certificateholders describing the applicable provisions of the Pooling and Servicing Agreement and requesting instructions from the Certificateholders. Unless the Trustee has received instructions within 90 days from the date notice is first published from (x) Certificateholders evidencing more than 50% of the Investor Amount of each Series or, with respect to any Series with two or more Classes, of each Class, to the effect that such Certificateholders disapprove of the liquidation of the Receivables and wish to continue having Principal Receivables transferred to the Trust as before such Insolvency Event, and (y) if at such time there is more than one Seller, any Seller which is not the subject of such Insolvency and any holder of a Supplemental Certificate and certain other parties specified in the Series Supplements, to such effect, the Trustee shall promptly sell, dispose of or otherwise liquidate the Receivables in a commercially reasonable manner and on commercially reasonable terms, which shall include the solicitation of competitive bids. The Trustee may obtain a prior determination from any such conservator, receiver or liquidator that the terms and manner of any proposed sale, disposition or liquidation are commercially reasonable.

     The proceeds from the sale, disposition or liquidation of the Receivables pursuant to the previous paragraph ("Insolvency Proceeds") shall be immediately deposited in the Collection Account. The Trustee shall determine conclusively the amount of the Insolvency Proceeds which are deemed to be Finance Charge Receivables and Principal Receivables. The Insolvency Proceeds shall be allocated and distributed to Certificateholders in accordance with the terms of each Series Supplement and the Trust shall terminate immediately thereafter.

     If the portion of such proceeds allocated to the Certificateholders and the proceeds of any collections on the Receivables in the Collection Account and the amounts available under any Series Enhancement are not sufficient to pay in full the remaining amount due on the Certificates, the Certificateholders will suffer a corresponding loss. See "Certain Legal Aspects of the Receivables -- Certain Matters Relating to Receivership" for a discussion of the impact of federal legislation on the Trustee's ability to liquidate the Receivables.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The Servicer's compensation for its servicing activities and reimbursement for its expenses for any Monthly Period will be a servicing fee (the "Servicing Fee") payable monthly on the related Distribution Date in an amount equal to one-twelfth of the product of (a) the weighted average of the applicable servicing fee rates with respect to each Series outstanding (based upon the applicable servicing fee rate for each Series and the Investor Amount of such Series or other amount specified in the applicable Series Supplement) and (b) the amount of Principal Receivables outstanding on the last day of the prior Monthly Period. The Servicing Fee will be allocated among the Seller's Interest and the Certificateholders' Interests of all Series. The share of the Servicing Fee allocable to the Certificateholders' Interest of a particular Series (the "Monthly Servicing Fee") will be determined in accordance with the applicable Series Supplement. The remainder of the Servicing Fee shall be paid by the Certificateholders of other Series and by the holders of the Seller Certificates and in no event shall the Trust, the Trustee or the Certificateholders of any Series be liable for the share of the Servicing Fee to be paid by the holders of the Seller Certificates. Unless otherwise provided in any Series Supplement, in the case of the first Monthly Period with respect to any Series, the Monthly Servicing Fee shall accrue from the Closing Date with respect to such Series.

     The Servicer will pay from its servicing compensation certain expenses incurred in connection with servicing the Receivables including, without limitation, payment of the fees and disbursements of the Trustee, any Paying Agent and transfer agent and registrar and independent accountants and other fees which are not expressly stated in the Pooling and Servicing Agreement to be payable by the Trust or the Certificateholders of a Series other than federal, state, local and foreign income, franchise or other taxes, if any, or any interest or penalties with respect thereto, imposed upon the Trust.

MATTERS REGARDING THE SERVICER

     The Servicer may not resign from its obligations and duties under the Pooling and Servicing Agreement, except upon determination that (i) the performance of its duties under the Pooling and Servicing Agreement is no longer permissible under applicable law and (ii) there is no reasonable action which the Servicer could take to make the performance of its duties thereunder permissible under applicable law. Any such determination permitting the resignation of the Servicer will be evidenced by an opinion of counsel to such effect delivered to the Trustee. No such resignation will become effective until the Trustee or a successor Servicer that is an Eligible Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with the Pooling and Servicing Agreement.

     "Eligible Servicer" means the Trustee, or if the Trustee is not acting as Servicer, an entity which, at the time of its appointment as Servicer, (i) is servicing a portfolio of revolving credit card accounts, (ii) is legally qualified and has the capacity to service the Accounts, (iii) has demonstrated the ability to professionally and completely service a portfolio of similar accounts in accordance with high standards of skill and care, (iv) is qualified to use the software that is then being used to service the Accounts or obtains the right to use, or has its own software, which is adequate to perform its duties under the Pooling and Servicing Agreement, and (v) has a net worth of at least $50,000,000 as of the end of its most recent fiscal quarter.

     Pursuant to the Pooling and Servicing Agreement, the Bank, as Servicer has the right to delegate any of its responsibilities and obligations as Servicer to any entity that agrees to conduct such duties in accordance with the Pooling and Servicing Agreement and the Seller's credit card guidelines; provided, that in the case of a significant delegation to an entity other than Fleet Financial Group, the Seller, any affiliate of the Seller, or FDR, (i) at least 30 days prior written notice must be given to the Trustee and each Rating Agency of such delegation and (ii) at or prior to the end of such 30-day period the Servicer must determine that the Rating Agency Condition has been met. The Bank currently conducts is servicing operations through Fleet Credit Card, LLC, a subsidiary of the Bank and the Bank contracts with FDR to perform certain of its servicing activities. Notwithstanding any such delegation to any entity, the Servicer will continue to be liable for all of its obligations under the Pooling and Servicing Agreement.

INDEMNIFICATION

     The Pooling and Servicing Agreement provides that the Seller will indemnify and hold harmless the Trust and the Trustee, its officers, directors, employees and agents from and against any loss, liability, expense, damage or injury suffered or sustained by reason of any acts, omissions or alleged acts or omissions or otherwise arising out of or based upon the arrangement created by the Pooling and Servicing Agreement or any Series Supplement, as though the Pooling and Servicing Agreement or such Series Supplement created a general partnership under the Delaware Uniform Partnership Law in which the Seller is the general partner; provided, however, that the Seller will not indemnify the Trustee if such acts, omissions or alleged acts or omissions constitute or are caused by fraud, negligence, or willful misconduct by the Trustee; provided further, without limiting the claims of third parties, that the Seller will not indemnify the Trust, the Certificateholders or the Certificate Owners for any liabilities, costs or expenses of the Trust with respect to any action taken by the Trustee at the request of the Certificateholders; provided further, that the Seller will not indemnify the Trust, the Certificateholders or the Certificate Owners as to any losses, claims or damages incurred by any of them in their capacities as investors, including, without limitation, losses incurred as a result of Defaulted Receivables; and provided further, that the Seller will not indemnify Certificateholders or the Certificate Owners for any liabilities, costs or expenses of the Certificateholders or the Certificate Owners arising under any tax law relating to any federal, state, local or foreign income or franchise taxes or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith) required to be paid by or for the account of the Certificateholders or the Certificate Owners in connection herewith to any taxing authority. Any such indemnification will not be payable from the Trust assets.

     The Pooling and Servicing Agreement also provides that the Servicer will indemnify and hold harmless the Trust and the Trustee from and against any loss, liability, expense, damage or injury suffered or sustained by reason of any acts or omissions of the Servicer with respect to the Trust pursuant to the Pooling and Servicing Agreement, including any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any action, proceeding or claim; provided, however, that the Servicer will not indemnify: (i) the Trustee if such acts or omissions constitute or are caused by fraud, negligence, or willful misconduct by the Trustee; (ii) the Trust, the Certificateholders or the Certificate Owners for any liabilities, costs or expenses of the Trust with respect to any action taken by the Trustee at the request of the Certificateholders; (iii) the Trust, the Certificateholders or the Certificate Owners as to any losses, claims or damages incurred by any of them in their capacities as investors, including without limitation losses incurred as a result of Defaulted Receivables; or (iv) the Trust, Certificateholders or Certificate Owners for any liabilities, costs or expenses of the Trust, the Certificateholders or the Certificate Owners arising under any tax law, including without limitation, any Federal, state, local or foreign income or franchise taxes or any other tax imposed on or measured by income (or any interest or penalties with respect thereto) required to be paid by the Trust, the Certificateholders or the Certificate Owners in connection herewith to any taxing authority. Any such indemnifications will not be payable from the Trust assets.

SERVICER DEFAULT

     In the event of any Servicer Default, so long as the Servicer Default shall not have been remedied, the Trustee, or Certificateholders evidencing more than 50% of the aggregate Investor Amount of the Certificates of all Series, by notice to the Servicer (and to the Trustee if given by Certificateholders) (a "Termination Notice"), may terminate all but not less than all of the rights and obligations of the Servicer as Servicer under the Pooling and Servicing Agreement and in and to the Receivables and the proceeds thereof. The rights and interest of the Seller under the Pooling and Servicing Agreement and in the Seller Certificates will not be affected by such termination; provided, however, if within 60 days of receipt of a Termination Notice, the Trustee does not receive any bids from Eligible Servicers in accordance with the Pooling and Servicing Agreement to act as a successor Servicer and receives an officer's certificate of the Servicer to the effect that the Servicer cannot in good faith cure the Servicer Default which gave rise to the Termination Notice, then the Trustee will offer the Seller the right at its option to purchase the Certificateholders' Interest on the next succeeding Distribution Date. The purchase price for the Certificateholders' Interest will be equal to the sum of the amounts specified therefor in the related Series Supplements. The Seller will notify the Trustee in writing prior to the Record Date for the Distribution Date of the purchase if they are exercising such option. If the Seller exercises such option, the Seller will (i) if the Seller's short-term deposits or long-term unsecured debt obligations are not rated at the time at least P-3 or Baa3, respectively, by Moody's, deliver to the Trustee an opinion of counsel (which must be an independent outside counsel), to the effect that the purchase would not be considered a fraudulent conveyance and (ii) deposit the purchase price into the Collection Account on such Distribution Date in immediately available funds.

     A "Servicer Default" refers to any of the following events:

          (a) any failure by the Servicer to make any payment, transfer or deposit or to give instructions or notice to the Trustee pursuant to the Pooling and Servicing Agreement or any Series Supplement on or before the date occurring five business days after the date such payment, transfer, deposit or such instruction or notice is required to be made or given, as the case may be, under the terms of the Pooling and Servicing Agreement or any Series Supplement;

          (b) failure on the part of the Servicer duly to observe or perform in any material respect any other covenants or agreements of the Servicer set forth in the Pooling and Servicing Agreement or any Series Supplement, which has a material adverse effect on the Certificateholders of any Series or Class and which failure continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Servicer and the Trustee by Certificateholders evidencing more than 50% of the aggregate Investor Amount of all Series then outstanding (or, with respect to any failure that does not relate to all Series, the Series to which such failure relates); or the Servicer shall delegate its duties under the Pooling and Servicing Agreement except as permitted under the terms thereof, a responsible officer of the Trustee has actual knowledge of such delegation and such delegation continues unremedied for 15 days after the date on which written notice thereof, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Servicer and the Trustee by Certificateholders evidencing more than 50% of the aggregate Investor Amount of all Series;

          (c) any representation, warranty or certification made by the Servicer in the Pooling and Servicing Agreement or any Series Supplement or in any certificate delivered pursuant to the Pooling and Servicing Agreement or any Series Supplement shall prove to have been incorrect when made, which has a material adverse effect on the Certificateholders of any Series or Class and which continues to be incorrect in any material respect for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Servicer and the Trustee by Certificateholders evidencing more than 50% of the aggregate Investor Amount of all Series then outstanding (or, with respect to any such representation, warranty or certification that does not relate to all Series, the Series to which such representation, warranty or certification relates); or

          (d) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make any assignment for the benefit of its creditors or voluntarily suspend payment of its obligations.

     Notwithstanding the foregoing, a delay in or failure of performance under clauses (a), (b) or (c), will not, for certain limited periods, constitute a Servicer Default if such delay or failure (i) could not be prevented by the exercise of reasonable diligence by the Servicer and (ii) was caused by an act of God or the public enemy, acts of declared or undeclared war, terrorism, public disorder, rebellion or sabotage, epidemics, landslides, lightning, fire, hurricanes, earthquakes, floods or similar causes. The preceding sentence will not relieve the Servicer from using its best efforts to perform its respective obligations in a timely manner in accordance with the terms of the Pooling and Servicing Agreement and any Series Supplement and the Servicer will provide the Trustee, each Rating Agency, the holders of the Seller Certificates and the Certificateholders of all Series with an officer's certificate giving prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations.

REPORTS TO CERTIFICATEHOLDERS


     The Seller expects that on each Distribution Date of a Series, the Paying Agent will forward to each Certificateholder of record of such Series a statement prepared by the Servicer setting forth, among other things, (a) the total amount distributed to Certificateholders of each Class of such Series, (b) the amount of any distribution allocable to principal on such Certificates, (c) the amount of such distribution allocable to interest on such Certificates, (d) the aggregate amount of collections processed during the prior Monthly Period and allocated in respect of the Certificates, (e) the amount of collections of Principal Receivables processed during the prior Monthly Period and allocated in respect of the Certificates, (f) the amount of collections of Finance Charge Receivables processed during the prior Monthly Period and allocated in respect of the Certificates, (g) the Series Percentage with respect to each Class of Certificates with respect to Principal Receivables and Finance Charge Receivables, each as of the end of the last day of the prior Monthly Period, (h) the aggregate outstanding balance of Accounts which are 30 or more days contractually delinquent, by class of delinquency, as of the end of the last day of the prior Monthly Period, (i) the Defaulted Amount for the prior Monthly Period, (j) the amount of the Monthly Servicing Fee for each Class for the prior Monthly Period, and (k) the amount of any Series Enhancement, if any, available with respect to each Class as of the close of business on such Distribution Date.


     On or before a date of each calendar year specified in the related Prospectus Supplement, ending in the year following the Stated Series Termination Date, the Paying Agent will furnish to each person who at any time during the preceding calendar year was a Certificateholder of record of a Series a statement prepared by the Servicer containing the information required to be contained in the regular monthly report to Certificateholders of such Series, as set forth in clauses (a), (b) and (c) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder, together with such other customary information (consistent with the treatment of the Certificates as debt) as the Trustee or the Servicer deems necessary or desirable to enable the Certificateholders of such Series to prepare their tax returns.

EVIDENCE AS TO COMPLIANCE

     The Pooling and Servicing Agreement provides that on or before November 30th of each calendar year, the Servicer will cause a firm of nationally recognized independent public accountants (who may also render other services to the Servicer or the Seller) to furnish a report (addressed to the Trustee) to the effect that such firm has applied certain agreed-upon procedures to certain documents and records relating to the servicing of the Receivables and that, based upon such agreed-upon procedures, no matters came to their attention that caused them to believe that such servicing (including the allocations of collections) was not conducted in compliance with certain applicable terms and conditions set forth in the Pooling and Servicing Agreement and any Series Supplements except for such exceptions as such firm shall believe to be immaterial and such other exceptions as shall be set forth in such statement. In addition, on or before November 30 of each calendar year, such accountants will compare the mathematical calculations of certain amounts contained in the monthly Servicer's certificates delivered during the period covered by such report with the computer reports of the Servicer which were the source of such amounts and deliver a report to the Trustee confirming that such amounts are in agreement except for such exceptions as they believe to be immaterial and such other exceptions which shall be set forth in such report.

     The Pooling and Servicing Agreement provides for delivery to the Trustee on or before November 30 of each calendar year of a statement signed by an authorized officer of the Servicer to the effect that the Servicer has, or has caused to be, fully performed its obligations in all material respects under the Pooling and Servicing Agreement and any Series Supplements throughout the preceding year or, if there has been a default in the performance of any such obligations, specifying the nature and status of the default.

     Copies of all statements, certificates and reports furnished to the Trustee may be obtained by a request in writing delivered to the Trustee.

AMENDMENTS

     The Pooling and Servicing Agreement or any Series Supplement may be amended from time to time (including in connection with the provision of additional Series Enhancement for the benefit of the Certificateholders of any Series (or the reduction of such Series Enhancement), the addition of a Participation Interest to the Trust or the designation of an Additional Seller) by the Seller (including, if applicable, any Additional Seller being designated), the Servicer and the Trustee, without Certificateholder consent, provided that the Seller has delivered to the Trustee an officer's certificate to the effect that the Seller reasonably believes that such amendment will not have an Adverse Effect and that the Rating Agency Condition has been satisfied.

     The Pooling and Servicing Agreement or any Series Supplement may also be amended by the Seller, the Servicer and the Trustee with the consent of the holders of Certificates evidencing not less than 66 2/3% of the aggregate Investor Amount of all adversely affected Series of Certificates for the purpose of adding any provisions to, changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or any Series Supplement or of modifying in any manner the rights of Certificateholders. No such amendment, however, may (a) reduce in any manner the amount of or delay the timing of distributions to be made to Certificateholders or deposits of amounts to be so distributed or the amount available under any Series Enhancement without the consent of each affected Certificateholder, (b) change the definition of or the manner of calculating the interest of any Certificateholder without the consent of each affected Certificateholder, (c) reduce the aforesaid percentage required to consent to any such amendment without the consent of each Certificateholder or (d) adversely affect the rating of any Series or Class by each Rating Agency without the consent of Certificateholders of such Series or Class evidencing not less than 66 2/3% of the aggregate Investor Amount of such Series or Class. Any amendment shall be deemed not to adversely affect any outstanding Series with respect to which the Seller delivers an opinion of counsel that such amendment will not have an Adverse Effect with respect to such Series. Promptly following the execution of any such amendment, the Trustee will furnish written notice (provided to the Trustee by the Servicer) of the substance of such amendment to each Certificateholder.

DEFEASANCE

     Pursuant to the Pooling and Servicing Agreement, the Seller may terminate its substantive obligations in respect of any Series or all outstanding Series (the "Defeased Series") by depositing with the Trustee (such deposit to be made from other than the Seller's or any affiliate of the Seller's funds), under the terms of an irrevocable trust agreement satisfactory to the Trustee, monies or Eligible Investments (or a combination thereof) sufficient to make all remaining scheduled interest and principal payments on the Defeased Series on the dates scheduled for such payments and to pay all amounts owing to any provider of Series Enhancement with respect to such Defeased Series. To achieve that end, the Seller has the right to use collections on Receivables allocated to the Defeased Series and available to purchase additional Receivables to be applied to purchase Eligible Investments rather than additional Receivables. Prior to its first exercise of its right to substitute monies or Eligible Investments for Receivables, the Seller shall deliver to the Trustee a Tax Opinion with respect to such deposit and termination of obligations and to the Servicer and the Trustee written notice from each Rating Agency that the Rating Agency Condition shall have been satisfied. In addition, the Seller must comply with certain other requirements set forth in the Pooling and Servicing Agreement, including requirements that the Seller deliver to the Trustee an opinion of counsel to the effect that the deposit and termination of obligations will not require the Trust to register as an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and that the Seller deliver to the Trustee and certain providers of Series Enhancement a certificate of an authorized officer stating that, based on the facts known to such officer at the time, in the reasonable opinion of the Seller, such deposit and termination of obligations will not at the time of its occurrence cause a Pay Out Event or an event that, after the giving of notice or the lapse of time, would constitute a Pay Out Event, to occur with respect to any Series. If the Seller discharges its substantive obligations in respect of the Defeased Series, any Series Enhancement for the affected Series might no longer be available to make payments with respect thereto.

LIST OF CERTIFICATEHOLDERS

     Upon application of Certificateholders of record representing undivided interests in the Trust aggregating not less than 10% of the aggregate unpaid principal amount of any Series or all Series, as applicable, the Trustee will, having been adequately indemnified by such Certificateholders, within five business days of such request, afford such Certificateholders access during business hours to the current list of registered Certificateholders of such Series or all Series, as applicable, for purposes of communicating with other Certificateholders with respect to their rights under the Pooling and Servicing Agreement or any Series Supplement or the Certificates.

THE TRUSTEE

     Bankers Trust Company will be Trustee under the Pooling and Servicing Agreement. The Seller, the Servicer and their respective affiliates may from time to time enter into normal banking and trustee relationships with the Trustee and its affiliates. The Trustee, the Seller, the Servicer and any of their respective affiliates may hold Certificates in their own names. In addition, for purposes of meeting the legal requirements of certain local jurisdictions, the Trustee shall have the power to appoint a co-trustee or separate trustees of all or any part of the Trust. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Pooling and Servicing Agreement shall be conferred or imposed upon the Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.

     The Trustee may resign at any time, in which event the Servicer will be obligated to appoint a successor Trustee. The Servicer may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement, is legally unable to act or if the Trustee becomes bankrupt or insolvent. In such circumstances, the Servicer will be obligated to appoint a successor Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee does not become effective until acceptance of the appointment by the successor Trustee.

                                  ENHANCEMENT

GENERAL

     For any Series, Series Enhancement may be provided with respect to one or more Classes thereof. Series Enhancement may be in the form of the subordination of one or more Classes of the Certificates of such Series, a letter of credit, the establishment of a cash collateral guaranty or account, a collateral interest, a surety bond, insurance, the use of cross support features or any combination of the foregoing. If so specified in the related Prospectus Supplement, any form of Series Enhancement may be structured so as to be drawn upon by more than one Class to the extent described therein.


     For any Series, the Series Enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Certificates and interest thereon. If losses occur which exceed the amount covered by the Series Enhancement or which are not covered by the Series Enhancement, Certificateholders will bear their allocable share of deficiencies.


     If Series Enhancement is provided with respect to a Series, the related Prospectus Supplement will include a description of (a) the amount payable under such Series Enhancement, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions (if any) under which the amount payable under such Series Enhancement may be reduced and under which such Series Enhancement may be terminated or replaced and (d) any provisions of any agreement relating to such Series Enhancement material to the Certificateholders of such Series. Additionally, the related Prospectus Supplement may set forth certain information with respect to the issuer of any third-party Series Enhancement, including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the Prospectus Supplement.

SUBORDINATION

     If so specified in the related Prospectus Supplement, one or more Classes of a Series may be subordinated to one or more other Classes of a Series. If so specified in the related Prospectus Supplement, the rights of the holders of the subordinated Certificates or uncertificated interests to receive distributions of principal and/or interest on any Distribution Date will be subordinated to such rights of the holders of the Certificates which are senior to such subordinated Certificates or uncertificated interests to the extent set forth in the related Prospectus Supplement. The amount of subordination will decrease whenever certain amounts otherwise payable to the holders of subordinated Certificates or uncertificated interests are paid to the holders of the Certificates which are senior to such subordinated Certificates or uncertificated interests.

LETTER OF CREDIT

     If so specified in the related Prospectus Supplement, a letter of credit with respect to a Series or Class of Certificates may be issued by the bank or financial institution specified in the related Prospectus Supplement (the "L/C Bank"). Under the letter of credit, the L/C Bank will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the amount described in the related Prospectus Supplement. The amount available under the letter of credit will be reduced to the extent of the unreimbursed payments thereunder.

CASH COLLATERAL GUARANTY OR ACCOUNT

     If specified in the related Prospectus Supplement, the Certificates of any Class or Series may have the benefit of a Cash Collateral Guaranty issued pursuant to a trust agreement between a cash collateral depositor, a cash collateral trustee and the Seller and the Servicer or a Cash Collateral Account directly. The Cash Collateral Guaranty will generally be an obligation of the cash collateral trust and not of the cash collateral depositor, the cash collateral trustee (except to the extent of amounts on deposit in the cash collateral account), the Trustee or the Bank as Seller and Servicer.

     The Servicer will determine on each Determination Date with respect to the Series enhanced by the Cash Collateral Guaranty or the Cash Collateral Account whether a deficiency exists with respect to the payment of interest and/or principal on the Certificates so enhanced. If the Servicer determines that a deficiency exists, it shall instruct the Trustee to draw an amount equal to such deficiency from the Cash Collateral Guaranty or the Cash Collateral Account, up to the maximum amount available thereunder.

COLLATERAL INTEREST

     If so specified in the Prospectus Supplement, support for a Series of Certificates or one or more Classes thereof may be provided initially by an uncertificated, subordinated interest in the Trust (the "Collateral Interest") in an amount initially equal to a percentage of the Certificates of such Series specified in the Prospectus Supplement.

SURETY BOND OR INSURANCE POLICY

     If so specified in the related Prospectus Supplement, insurance with respect to a Series or Class of Certificates may be provided by one or more insurance companies. Such insurance will guarantee, with respect to one or more Classes of the related Series, distributions of interest or principal in the manner and amount specified in the related Prospectus Supplement.

     If so specified in the related Prospectus Supplement, a surety bond may be purchased for the benefit of the holders of any Series or Class of such Series to assure distributions of interest or principal with respect to such Series or Class of Certificates in the manner and amount specified in the related Prospectus Supplement.

SPREAD ACCOUNT

     If so specified in the related Prospectus Supplement, support for a Series or one or more Classes of a Series may be provided by the periodic deposit of certain available excess cash flow from the Trust assets into an account (the "Spread Account") intended to assure the subsequent distribution of interest and principal on the Certificates of such Class or Series in the manner specified in the related Prospectus Supplement.

                        FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following is a discussion of the material federal income tax consequences relating to the purchase, ownership and disposition of a Certificate offered hereby, which discussion has been prepared by Orrick, Herrington & Sutcliffe LLP, special federal income tax counsel to the Seller ("Special Tax Counsel"). Additional material federal income tax considerations, if any, relevant to a particular Series will be set forth in the related Prospectus Supplement. Special Tax Counsel is of the opinion that this discussion is correct in all material respects. As more fully described below, Special Tax Counsel is also of the opinion that the offered Certificates will be characterized as debt for federal income tax purposes and that the Trust will not be treated as an association or publicly traded partnership taxable as a corporation for such purposes. Except as provided in a related Prospectus Supplement, Special Tax Counsel will render no other opinions to the Seller with respect to the offered Certificates or the Trust. This discussion is intended as an explanatory discussion of the possible effects of the classification of the offered Certificates as debt to investors generally and related tax matters affecting investors generally, but does not purport to furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's tax advisor. This discussion is based on current law, which is subject to changes that could prospectively or retroactively modify or adversely affect the tax consequences summarized below. The discussion does not address all of the tax consequences relevant to a particular Certificate Owner in light of that Certificate Owner's circumstances, and some Certificate Owners may be subject to special tax rules and limitations not discussed below. Each prospective Certificate Owner is urged to consult its own tax adviser in determining the federal, state, local and foreign income and any other tax consequences of the purchase, ownership and disposition of a Certificate.

     For purposes of this discussion, "U.S. Person" means a citizen or resident of the United States, a corporation or partnership organized in or under the laws of the United States, any state thereof, or any political subdivision of either (including the District of Columbia), or an estate or trust the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source. The term "U.S. Certificate Owner" means any U.S. Person and any other person to the extent that the income attributable to its interest in a Certificate is effectively connected with that person's conduct of a U.S. trade or business.

TREATMENT OF THE CERTIFICATES AS DEBT

     The Seller expresses in the Pooling and Servicing Agreement the intent that for federal, state and local income and franchise tax purposes, the Certificates will be debt secured by the Receivables. The Seller, by entering into the Pooling and Servicing Agreement, and each investor, by the acceptance of a beneficial interest in a Certificate, will agree to treat the Certificates as debt for federal, state and local income and franchise tax purposes. However, the Pooling and Servicing Agreement generally refers to the transfer of Receivables as a "sale," and because different criteria are used in determining the non-tax accounting treatment of the transaction, the Seller will treat the Pooling and Servicing Agreement for certain non-tax accounting purposes as causing a transfer of an ownership interest in the Receivables and not as creating a debt obligation.

     A basic premise of federal income tax law is that the economic substance of a transaction generally determines its tax consequences. The form and non-tax characterization of a transaction, while relevant factors, are not conclusive evidence of its economic substance. In appropriate circumstances, the courts have allowed taxpayers as well as the Internal Revenue Service (the "IRS") to treat a transaction in accordance with its economic substance as determined under federal income tax law, even though the participants in the transaction have characterized it differently for non-tax purposes.

     The determination of whether the economic substance of a purchase of an interest in property is instead a loan secured by the transferred property has been made by the IRS and the courts on the basis of numerous factors designed to determine whether the seller has relinquished (and the purchaser has obtained) substantial incidents of ownership in the property. Among those factors, the primary ones examined are whether the purchaser has the opportunity to gain if the property increases in value, and has the risk of loss if the property decreases in value. Except to the extent otherwise specified in the related Prospectus Supplement, Special Tax Counsel is of the opinion that, under current law as in effect on the Relevant Closing Date, although no transaction closely comparable to that contemplated herein has been the subject of any Treasury regulation, revenue ruling or judicial decision, for federal income tax purposes the Certificates will not constitute an ownership interest in the Receivables, but properly will be characterized as debt. Except where indicated to the contrary, the following discussion assumes that the Certificates are debt for federal income tax purposes.

TREATMENT OF THE TRUST

     General. The Pooling and Servicing Agreement permits the issuance of Certificates and certain other interests in the Trust (including Collateral Interests), each of which may be treated for federal income tax purposes either as debt or as equity interests in the Trust. If all of the Certificates and other interests (other than the Bank Certificate) in the Trust were characterized as debt, the Trust might be characterized as a security arrangement for debt collateralized by the Receivables and issued directly by the Seller (or other holders of the Bank Certificate). Under such a view, the Trust would be disregarded for federal income tax purposes. Alternatively, if some of the Seller Certificates, the Certificates and other interests in the Trust were characterized as equity therein, the Trust might be characterized as a separate entity owning the Receivables, issuing its own debt, and jointly owned by the Seller (or other holders of the Bank Certificate) and any other holders of equity interests in the Trust. However, Special Tax Counsel is of the opinion that, under the current law as in effect on the Relevant Closing Date, any such entity constituted by the Trust will not be an association or publicly traded partnership taxable as a corporation.

     Possible Treatment of the Trust as a Partnership or a Publicly Traded Partnership. Although, as described above, Special Tax Counsel is of the opinion that the Certificates will properly be treated as debt for federal income tax purposes and that the Trust will not be treated as an association or publicly traded partnership taxable as a corporation for such purposes, such opinions will not bind the IRS and thus no assurance can be given that such treatment will prevail. If the IRS were to contend successfully that some or all of the Seller Certificates, the Certificates or other interest in the Trust (including any Collateral Interest) were equity in the Trust for federal income tax purposes, all or a portion of the Trust could be classified as a partnership or a publicly trade partnership taxable as a corporation for such purposes. Because Special Tax Counsel is of the opinion that the Certificates will be characterized as debt for federal income tax purposes and because any holder of an interest in a Collateral Interest will agree to treat that interest as debt for such purposes, no attempt will be made to comply with any tax reporting requirements that would apply as a result of such alternative characterizations.

     If the Trust were treated in whole or in part as a partnership in which some or all holders of interests in the publicly offered Certificates were partners, that partnership could be classified as a publicly traded partnership and so could be taxable as a corporation. Further, regulations published by the Treasury Department (the "Regulations") could cause the Trust to constitute a publicly traded partnership even if all holders of interests in the publicly offered Certificates are treated as holding debt. The Regulations generally apply to taxable years beginning after December 31, 1995 and, accordingly, could affect the classification of presently existing entities and the ongoing tax treatment of already completed transactions. Although the Regulations provide for a 10-year grandfather period for a partnership actively engaged in an activity before December 4, 1995, it is not clear whether the Trust would qualify for the grandfather period. If the Trust were classified as a publicly traded partnership, whether by reason of the treatment of publicly offered Certificates as equity or by reason of the Regulations, it would avoid taxation as a corporation if its income was not derived in the conduct of a "financial business;" however, whether the income of the Trust would be so classified is unclear.

     Under the Code and the Regulations, a partnership will be classified as a publicly traded partnership if equity interests therein are traded on an "established securities market," or are "readily tradable" on a "secondary market" or its "substantial equivalent." The Seller intends to take measures designed to reduce the risk that the Trust could be classified as a publicly traded partnership by reason of interests in the Trust other than the publicly traded Certificates. Although the Seller expects such measures will ultimately be successful, certain of the actions that may be necessary for avoiding the treatment of such interests as "readily tradable" on a "secondary market" or its "substantial equivalent" are not fully within the control of the Seller. As a result, there can be no assurance that the measures the Seller intends to take will in all circumstances be sufficient to prevent the Trust from being classified as a publicly traded partnership under the Regulations.

     If the Trust were treated as a partnership other than a publicly traded partnership taxable as a corporation, that partnership would not be subject to federal income tax. Rather, each item of income, gain, loss and deduction of the partnership generated through the ownership of the related Receivables would be taken into account directly in computing taxable income of the Seller (or the holder of the Bank Certificate) and any Certificate Owners treated as partners in accordance with their respective partnership interests therein. The amounts and timing of income reportable by any Certificate Owners treated as partners would likely differ from that reportable by such Certificate Owners had they been treated as owning debt. In addition, if the Trust were treated in whole or in part as a partnership other than a publicly traded partnership, income derived from the partnership by any Certificate Owner that is a pension fund or other tax-exempt entity may be treated as unrelated business taxable income. Partnership characterization also may have adverse state and local income or franchise tax consequences for a Certificate Owner. Further, if the Trust were treated in whole or in part as a partnership and the number of holders of interests in the publicly offered Certificates and other interests in the Trust treated as partners equaled or exceeded 100, the Seller may cause the Trust to elect to be an "electing large partnership." The consequence of such election to investors could include the determination of certain tax items at the partnership level and the disallowance of otherwise allowable deductions. No representation is made as to whether any such election will be made.

     If the arrangement created by the Pooling and Servicing Agreement were treated in whole or in part as a publicly traded partnership taxable as a corporation, that entity would be subject to federal income tax at corporate tax rates on its taxable income generated by ownership of the related Receivables. That tax could
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

result in reduced distributions to Certificate Owners. No distributions from the Trust would be deductible in computing the taxable income of the corporation, except to the extent that any Certificates were treated as debt of the corporation and distributions to the related Certificate Owners were treated as payments of interest thereon. In addition, distributions to Certificate Owners not treated as holding debt would be dividend income to the extent of the current and accumulated earnings and profits of the corporation (and Certificate Owners may not be entitled to any dividends received deduction in respect of such income).

TAXATION OF INTEREST INCOME OF U.S. CERTIFICATE OWNERS

     General. Stated interest on a beneficial interest in a Certificate will be includible in gross income in accordance with a U.S. Certificate Owner's method of accounting.

     Original Issue Discount. If the Certificates are issued with original issue discount ("OID"), the provisions of sections 1271 through 1273 and 1275 of the Internal Revenue Code of 1986 (the "Code") will apply to the Certificates. Under those provisions, a U.S. Certificate Owner (including a cash basis holder) generally would be required to accrue the OID on its interest in a Certificate in income for federal income tax purposes on a constant yield basis, resulting in the inclusion of OID in income somewhat in advance of the receipt of cash attributable to that income. In general, a Certificate will be treated as having OID to the extent that its "stated redemption price" exceeds its "issue price," if such excess is more than 0.25 percent multiplied by the weighted average life of the Certificate (determined by taking into account only the number of complete years following issuance until payment is made for any partial principal payments). Under section 1272(a)(6) of the Code, special provisions apply to debt instruments on which payments may be accelerated due to prepayments of other obligations securing those debt instruments. However, no regulations have been issued interpreting those provisions, and the manner in which those provisions would apply to the Certificates is unclear. Additionally, the IRS could take the position based on Treasury regulations that none of the interest payable on a Certificate is "unconditionally payable" and hence that all of such interest should be included in the Certificate's stated redemption price at maturity. If sustained, such treatment should not significantly affect the tax liability of most Certificate Owners, but prospective U.S. Certificate Owners should consult their own tax advisers concerning the impact to them in their particular circumstances.

     Market Discount. A U.S. Certificate Owner who purchases an interest in a Certificate at a discount that exceeds any unamortized OID may be subject to the "market discount" rules of sections 1276 through 1278 of the Code. These rules provide, in part, that gain on the sale or other disposition of a Certificate and partial principal payments on a Certificate are treated as ordinary income to the extent of accrued market discount. The market discount rules also provide for deferral of interest deductions with respect to debt incurred to purchase or carry a Certificate that has market discount.

     Market Premium. A U.S. Certificate Owner who purchases an interest in a Certificate at a premium may elect to offset the premium against interest income over the remaining term of the Certificate in accordance with the provisions of section 171 of the Code.

SALE OR EXCHANGE OF CERTIFICATES

     Upon a disposition of an interest in a Certificate, a U.S. Certificate Owner generally will recognize gain or loss equal to the difference between the amount realized on the disposition and the U.S. Certificate Owner's adjusted basis in its interest in the Certificate. The adjusted basis in the interest in the Certificate will equal its cost, increased by any OID or market discount includible in income with respect to the interest in the Certificate prior to its sale and reduced by any principal payments previously received with respect to the interest in the Certificate and any amortized premium. Subject to the market discount rules, gain or loss will be capital gain or loss if the interest in the Certificate was held as a capital asset. Capital losses generally may be used only to offset capital gains.

NON-U.S. CERTIFICATE OWNERS

     In general, a non-U.S. Certificate Owner will not be subject to U.S. federal income tax on interest (including OID) on a beneficial interest in a Certificate unless (i) the non-U.S. Certificate Owner actually or
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

constructively owns 10 percent or more of the total combined voting power of all classes of stock of the Seller entitled to vote (or of a profits or capital interest of the Trust if characterized as a partnership), (ii) the non-U.S. Certificate Owner is a controlled foreign corporation that is related to the Seller (or the Trust if treated as a partnership) through stock ownership, (iii) the non-U.S.,Certificate Owner is a bank described in Code Section 881(c)(3)(A),
(iv) such interest is contingent interest described in Code Section 871(h)(4), or (v) the non-U.S. Certificate Owner bears certain relationships to any holder of either the Seller Certificates other than the Seller or any other interest in the Trust not properly characterized as debt. To qualify for the exemption from taxation, under currently applicable procedures, the last U.S. Person in the chain of payment prior to payment to a non-U.S. Certificate Owner (the "Withholding Agent") must have received (in the year in which a payment of interest or principal occurs or in either of the two preceding years) a statement that (i) is signed by the non-U.S. Certificate Owner under penalties of perjury, (ii) certifies that the non-U.S. Certificate Owner is not a U.S. Person and (iii) provides the name and address of the non-U.S. Certificate Owner. The statement may be made on a Form W-8 or substantially similar substitute form, and the non-U.S. Certificate Owner must inform the Withholding Agent of any change in the information on the statement within 30 days of the change. If a Certificate is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide a signed statement to the Withholding Agent. However, in that case, the signed statement must be accompanied by a Form W-8 or substitute form provided by the non-U.S. Certificate Owner to the organization or institution holding the Certificate on behalf of the non-U.S. Certificate Owner. The U.S. Treasury Department is considering implementation of further certification requirements aimed at determining whether the issuer of a debt obligation is related to holders thereof. The U.S. Treasury Department recently issued final regulations which will revise some of the foregoing procedures whereby a non-U.S. Certificate Owner may establish an exemption from withholding beginning January 1, 1999. Non-U.S. Certificate Owners should consult their tax advisors concerning the impact to them, if any, of such procedures.

     Generally, any gain or income realized by a non-U.S. Certificate Owner upon retirement or disposition of an interest in a Certificate will not be subject to U.S. federal income tax, provided that (i) in the case of a Certificate Owner that is an individual, such Certificate Owner is not present in the United States for 183 days or more during the taxable year in which such retirement or disposition occurs and (ii) in the case of gain representing accrued interest, the conditions described in the preceding paragraph for exemption from withholding are satisfied. Certain exceptions may be applicable, and an individual non-U.S. Certificate Owner should consult a tax advisor.

     If the Certificates were treated as an interest in a partnership, the recharacterization could cause a non-U.S. Certificate Owner to be treated as engaged in a trade or business in the United States. In that event, the non-U.S. Certificate Owner would be required to file a federal income tax return and, in general, would be subject to U.S. federal income tax (including the branch profits tax) on its net income from the partnership. Further, certain withholding obligations apply with respect to income allocable or distributions made to a foreign partner. That withholding may be at a rate as high as 39.6 percent. If some or all of the Certificates were treated as stock in a corporation, any related dividend distributions to a non-U.S. Certificate Owner generally would be subject to withholding of tax at the rate of 30 percent, unless that rate were reduced by an applicable tax treaty.

INFORMATION REPORTING AND BACKUP WITHHOLDING

     Backup withholding of U.S. federal income tax at a rate of 31 percent may apply to payments made in respect of a Certificate to a registered owner who is not an "exempt recipient" and who fails to provide certain identifying information (such as the registered owner's taxpayer identification number) in the manner required. Generally, individuals are not exempt recipients whereas corporations and certain other entities are exempt recipients. Payments made in respect of a U.S. Certificate Owner must be reported to the IRS, unless the U.S. Certificate Owner is an exempt recipient or otherwise establishes an exemption. Compliance with the identification procedures (described in the preceding section) would establish an exemption from backup withholding for a non-U.S. Certificate Owner who is not an exempt recipient.

     In addition, upon the sale of a Certificate to (or through) a "broker," the broker must withhold 31 percent of the entire purchase price, unless either (i) the broker determines that the seller is a corporation or other exempt recipient or (ii) the seller provides certain identifying information in the required manner, and in the case of a non-U.S. Certificate Owner certifies that the seller is a non-U.S. Certificate Owner (and certain other conditions are met). Such a sale must also be reported by the broker to the IRS, unless either (i) the broker determines that the seller is an exempt recipient or (ii) the seller certifies its non-U.S. status (and certain other conditions are met). Certification of the registered owner's non-U.S. status normally would be made on Form W-8 under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence. As defined by Treasury regulations, the term "broker" includes all persons who stand ready to effect sales made by others in the ordinary course of a trade or business, as well as brokers and dealers registered as such under the laws of the United States or a state. These requirements generally will apply to a U.S. office of a broker, and the information reporting requirements generally will apply to a foreign office of a U.S. broker as well as to a foreign office of a foreign broker (i) that is a controlled foreign corporation within the meaning of section 957(a) of the Code or (ii) 50 percent or more of whose gross income from all sources for the three year period ending with the close of its taxable year preceding the payment (or for such part of the period that the foreign broker has been in existence) was effectively connected with the conduct of a trade or business within the United States.

     Any amounts withheld under the backup withholding rules from a payment to a Certificate Owner would be allowed as a refund or a credit against such Certificate Owner's U.S. federal income tax, provided that the required information is furnished to the IRS.

     Recently issued final Treasury regulations will revise some of the foregoing information reporting and backup withholding procedures beginning January 1, 1999. Certificate Owners should consult their tax advisors concerning the impact to them, if any, of such revised procedures.

STATE AND LOCAL TAXATION

     The discussion above does not address the taxation of the Trust or the tax consequences of the purchase, ownership or disposition of an interest in the Certificates under any state or local tax law. Each investor should consult its own tax adviser regarding state and local tax consequences.

                              ERISA CONSIDERATIONS

     This section provides a brief summary of the material provisions of ERISA and the Code which should be considered by potential investors if such investors contemplate acquisition of the Certificates as an investment of a Plan, as defined below. Additional information with respect to each Series and the Classes thereof will be included in the related Prospectus Supplement.

     Section 406 of ERISA and Section 4975 of the Code prohibit certain pension, profit sharing or other employee benefit plans, individual retirement accounts or annuities, employee annuity plans and Keogh plans (each, a "Plan") from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code (collectively, "Parties in Interest") with respect to the Plan. ERISA also imposes certain duties on persons who are fiduciaries of Plans subject to ERISA or Section 4975 of the Code and prohibits certain transactions between a Plan and Parties in Interest with respect to such Plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan (subject to certain exceptions not here relevant). A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and
Section 4975 of the Code for such persons, unless a statutory regulatory or administrative exemption is available. Plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in
Section 3(33) of ERISA) are not subject to ERISA requirements.

     Plan fiduciaries must determine whether the acquisition and holding of the Certificates of a Series and the operations of the Trust would result in direct or indirect prohibited transactions under ERISA or

Section 4975 of the Code. The operations of the Trust could result in prohibited transactions if Plans that purchase the Certificates of a Series are deemed to own an interest in the underlying assets of the Trust. There may also be an improper delegation of the responsibility to manage Plan assets if Plans that purchase the Certificates are deemed to own an interest in the underlying assets of the Trust.

     Pursuant to a regulation (the "Regulation") issued by the Department of Labor ("DOL") concerning the definition of what constitutes the "plan assets" of a Plan, the assets and properties of certain entities (including certain insurance company general accounts) in which a Plan makes an equity investment could be deemed to be assets of the Plan in certain circumstances. Accordingly, if Plans purchase Certificates of a Series, the Trust could be deemed to hold "plan assets" unless one of the exceptions under the Regulation is applicable to the Trust.

     The Regulation only applies to the purchase by a Plan of an "equity interest" in an entity. Because the Certificates will represent beneficial interests in a Trust, and despite the agreement of the Seller and the Certificate Owners to treat each Series of Certificates as debt instruments, the Certificates are likely to be considered equity interests in the Trust for purposes of the Regulation, with the result that the assets of the Trust are likely to be treated as "plan assets" of the investing Plans for purposes of ERISA and Section 4975 of the Code, unless either of the following exceptions applies. The Regulation contains an exception that provides that if a Plan acquires a "publicly-offered security," the issuer of the security is not deemed to hold plan assets. A publicly-offered security is a security that is (i) freely transferable, (ii) part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another at the conclusion of the initial public offering of such securities and (iii) either is (A) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act or (B) sold to the Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. In addition, the Regulation provides that, if at all times more than 75% of the value of each class of equity interests in the trust (e.g. each Class of Certificates) is held by investors other than "benefit plan investors" (which is defined in the Regulation as including Plans and other employee benefit plans not subject to ERISA, such as governmental or foreign plans, as well as entities holding assets deemed to be "plan assets"), the investing Plan's assets will not include any of the underlying assets of the Trust.

     No assurance can be made with respect to any offering of any Class of the Certificates of any Series that the conditions which would allow the Trust's assets not to be "plan assets" will be met, although the intention of the Underwriters (but not their assurance) as to whether interests in each Class of the Certificates of a particular Series will be held by at least 100 independent investors at the conclusion of the offering for such Series, and therefore qualify as publicly-offered securities eligible for the exception under the Regulation, will be set forth in the related Prospectus Supplement.

     If interests in a Class of the Certificates of a Series fail to meet the criteria of publicly-offered securities and the Trust's assets are deemed to include assets of Plans that hold Certificates of such Class, transactions involving the Trust and "Parties in Interest" with respect to such Plans might be prohibited under Section 406 of ERISA and Section 4975 of the Code unless an exemption is applicable. In addition, any Seller or any Underwriter of such Series may be considered to be a Party in Interest or fiduciary with respect to an investing Plan. Accordingly, an investment of "plan assets" of a Plan such Class of Certificates may result in a prohibited transaction under ERISA and
Section 4975 of the Code unless such investment is subject to a statutory or administrative exemption. Thus, for example, if a participant in any Plan is a cardholder of one of the Accounts, under DOL interpretations the purchase of interests in such Class of Certificates by such Plan could constitute a prohibited transaction. Five class exemptions issued by the DOL that could apply in such event are DOL Prohibited Transaction Exemption ("PTCE") 96-23 (Class Exemption for Plan Asset Transactions Determined by In-House Asset Managers), PTCE 95-60 (Class Exemption for Certain Transactions Involving Insurance Company General Accounts), PTCE 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds), PTCE 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts) and PTCE 84-14 (Class Exemption for Plan Asset Transactions Determined by Independent Qualified Professional Asset Managers). There is no assurance that these exemptions, even if all of the conditions specified therein are satisfied, or any other exemption will apply to all transactions involving the Trust's assets.

     In light of the foregoing, fiduciaries or other persons contemplating purchasing the Certificates (or any interest therein) on behalf or with "plan assets" of any Plan should consult their own counsel regarding whether the Trust assets represented by the Certificates would be considered "plan assets," the consequences that would apply if the Trust's assets were considered "plan assets," and the possibility of exemptive relief from the prohibited transaction rules.

     The Small Business Job Protection Act of 1996 added new Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Code. Pursuant to Section 401(c), the DOL was required to issue final regulations (the "General Account Regulations") not later than December 31, 1997 with respect to insurance policies or annuity contracts issued on or before December 31, 1998 that are supported by an insurer's general account. The General Account Regulations are to provide guidance on which assets held by the insurer constitute "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code. The DOL issued proposed regulations under Section 401(c) on December 22, 1997, but the required final regulations have not been issued as of the date hereof. The assets of a general account that support insurance polices or annuity contracts (other than "guaranteed benefit polices" within the meaning of Section 401(b)(2) of ERISA) (i) issued to Plans after December 31, 1998 or (ii) issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the General Account Regulations, may be treated as "plan assets". However, except in the case of avoidance of the General Account Regulations and actions brought by the Secretary of Labor relating to certain breaches of fiduciary duties that also constitute breaches of state or federal criminal law, until the date that is 18 months after the General Account Regulations become final, no liability under the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 may result on the basis of a claim that the assets of the general account of an insurance company constitute the "plan assets" of any Plan. The "plan assets" status of insurance company separate accounts is unaffected by new Section 401(c) of ERISA, and separate account assets continue to be treated as the plan assets of any plan invested in a separate account.

     If the assets of a general account invested in the Certificates are treated as "plan assets" of any Plan or the protections of Section 401(c) of ERISA become unavailable, certain violations of the prohibited transaction rules may be deemed to occur as a result of the operation of the Trust. Insurance companies contemplating the investment of general account assets in the Certificates should consult with their legal advisors concerning the impact of
Section 401(c) of ERISA, including the status of assets of the general account as "plan assets" after December 31, 1998, and accordingly, the general account's ability to continue to hold the Certificates after the date that is 18 months after the General Account Regulations become final.

     Finally, Plan fiduciaries and other Plan investors should consider the fiduciary standards under ERISA or other applicable law in the context of the Plan's particular circumstances before authorizing an investment of a portion of the Plan's assets in the Certificates. Accordingly, among other factors, Plan fiduciaries and other Plan investors should consider whether the investment (i) satisfies the diversification requirements of ERISA or other applicable law,
(ii) is in accordance with the Plan's governing instruments, and (iii) is prudent in light of the "Risk Factors" and other factors discussed herein and in the related Prospectus Supplement.

                              PLAN OF DISTRIBUTION

     The Certificates of any Series offered hereby and by the related Prospectus Supplement may be offered by the underwriter or underwriters named in the related Prospectus Supplement as agent or underwriter, or through underwriting syndicates represented by such underwriter or underwriters (collectively, the "Underwriters").

                                  UNDERWRITING

     The Prospectus Supplement relating to a Series will set forth the terms of the offering of such Series and each Class within such Series, including the name or names of the Underwriters, the proceeds to and their intended use by the Seller, and either the initial public offering price, the discounts and commissions to the Underwriters and any discounts or concessions allowed or reallowed to certain dealers, or the method by which the price at which the Underwriters will sell the Certificates of such Series will be determined.

     The Underwriters will be obligated, subject to certain conditions, to purchase all of the Certificates described in the Prospectus Supplement relating to a Series if any such Certificates are purchased. The Certificates may be acquired by the Underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

     The Seller may also sell the Certificates offered hereby and by means of the related Prospectus Supplements from time to time in negotiated transactions or otherwise, at prices determined at the time of sale. Such transactions may be effected by selling Certificates to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Seller and any purchasers of Certificates for whom they may act as agents.

     The place and time of delivery for the Series in respect of which this Prospectus is delivered will be set forth in the related Prospectus Supplement.

                                 LEGAL MATTERS


     It is anticipated that certain legal matters relating to the issuance of the Certificates of any Series will be passed upon for the Bank by counsel named in the Prospectus Supplement and, with respect to the federal tax consequences of such issuance, by Special Tax Counsel. Certain legal matters relating to the issuance of the Certificates of a Series and ERISA matters will be passed upon for the Underwriters by the counsel named in the Prospectus Supplement. Prior to the sale of each Series of Certificates the Seller will cause a legality opinion to be filed with the Commission with respect to such Series.

                            INDEX OF PRINCIPAL TERMS


                            TERM                              PAGE NO.
                            ----                              ---------
Accounts....................................................       1, 5
Accumulation Period.........................................         11
Act.........................................................          2
Addition Date...............................................         45
Additional Accounts.........................................         45
Additional Sellers..........................................         37
Advanta Contributors........................................         23
Advanta Consumer Credit Card Portfolio......................      5, 24
Advanta National Bank.......................................          4
Adverse Effect..............................................         12
Amendment Number 3..........................................      4, 23
Amortization Period.........................................         11
Assignment Agreement........................................         23
Automatic Additional Accounts...............................         47
Bank........................................................          1
Bank Certificate............................................          7
Cash Collateral Account.....................................         14
Cash Collateral Guaranty....................................         14
Cede........................................................      9, 33
Cedel.......................................................         34
Cedel Participants..........................................         34
Certificate Owner...........................................          9
Certificateholders..........................................          6
Certificateholders' Interest................................          6
Certificates................................................       1, 5
Class.......................................................          6
Code........................................................         63
Collateral Interest.........................................     14, 60
Collection Account..........................................     10, 49
Commission..................................................          2
Companion Series............................................     12, 38
Contribution Agreement......................................         23
Controlled Amortization Period..............................         11
Cooperative.................................................         35
Credit Card L.P.............................................         24
Defaulted Amount............................................         51
Defaulted Receivables.......................................         50
Defeased Series.............................................         58
Definitive Certificate......................................          9
Definitive Certificates.....................................         36
Depositaries................................................         33
Depository..................................................         32
Disclosure Document.........................................          8
Discount Option Date........................................         48
Discount Option Receivable Collections......................         49
Discount Option Receivables.................................         48
Discount Percentage.........................................         48

                            TERM                              PAGE NO.
                            ----                              ---------
Distribution Date...........................................         10
DOL.........................................................         66
DTC.........................................................          9
Due Date....................................................         19
Eligible Account............................................         44
Eligible Deposit Account....................................         49
Eligible Institution........................................         49
Eligible Investments........................................         49
Eligible Receivable.........................................         44
Eligible Servicer...........................................         53
ERISA.......................................................         16
Euroclear...................................................         35
Euroclear Operator..........................................         35
Euroclear Participants......................................         35
Excess Funding Account......................................         49
Exchange Act................................................          2
Existing Fleet Credit Card Portfolio........................         24
FDIA........................................................         18
FDIC........................................................       1, 7
FDR.........................................................         24
Finance Charge Receivables..................................          8
FIRREA......................................................         18
Fleet Contributors..........................................         23
Fleet Credit Card Portfolio.................................      5, 24
Fleet Financial Group.......................................      7, 23
Full Invested Amount........................................         12
Funding Period..............................................         12
General Account Regulations.................................         67
Group.......................................................     12, 39
Holders.....................................................         36
Indirect Participants.......................................         33
Ineligible Receivables......................................         42
Initial Accounts............................................       5, 8
Insolvency Event............................................         52
Insolvency Proceeds.........................................     41, 53
Interchange.................................................      8, 28
Interest Period.............................................         10
Invested Amount.............................................          6
Investor Amount.............................................          6
IRS.........................................................         61
L/C Bank....................................................     14, 59
Limited Amortization Period.................................         11
LLC.........................................................      4, 23
Monthly Period..............................................         10
Monthly Servicing Fee.......................................         53
Moody's.....................................................         49
New Issuance................................................          7
OID.........................................................         63
Optional Amortization Period................................         11

                            TERM                              PAGE NO.
                            ----                              ---------
Participants................................................         33
Participation Interests.....................................      5, 46
Parties in Interest.........................................         65
Pay Out Event...............................................         52
Paying Agent................................................         50
Plan........................................................         65
Pooling and Servicing Agreement.............................          4
Pre-Funding Account.........................................         12
Pre-Funding Amount..........................................         12
Principal Amortization Period...............................         11
Principal Receivables.......................................          8
Principal Sharing Series....................................         11
Principal Shortfalls........................................     11, 38
Principal Terms.............................................         39
Prior Series................................................         12
PTCE........................................................         66
Rapid Amortization Period...................................         11
Rating Agency...............................................         16
Rating Agency Condition.....................................      7, 40
Receivables.................................................       1, 5
Recoveries..................................................          8
Regulation..................................................         66
Regulations.................................................         62
Related Cut-Off Date........................................          8
Relevant Closing Date.......................................         10
Removal Cut-Off Date........................................         48
Removal Date................................................         48
Removal Notice Date.........................................         48
Removed Accounts............................................         48
Required Principal Balance..................................         46
Required Seller Amount......................................         46
Required Seller Percentage..................................         46
Revolving Period............................................         10
Scheduled Amortization Date.................................         11
Seller......................................................          4
Seller Amount...............................................      6, 32
Seller Certificates.........................................      7, 39
Seller Percentage...........................................         32
Sellers' Interest...........................................  6, 32, 39
Series......................................................       1, 6
Series Account..............................................          6
Series Enhancement..........................................      5, 13
Series Investor Amount......................................         46
Series Pay Out Event........................................         52
Series Percentage...........................................         32
Series Supplement...........................................          4
Servicer....................................................          4
Servicer Default............................................         55
Servicing Fee...............................................         53

                            TERM                              PAGE NO.
                            ----                              ---------
Shared Principal Collections................................     11, 38
Special Tax Counsel.........................................         60
Spread Account..............................................     15, 60
Standard & Poor's...........................................         49
Stated Series Termination Date..............................     15, 51
Supplemental Certificate....................................  7, 36, 39
Tax Opinion.................................................          8
Termination Notice..........................................         55
Terms and Conditions........................................         35
Transfer....................................................         23
Trust.......................................................       1, 4
Trust Pay Out Event.........................................         52
Trust Termination Date......................................     15, 51
U.S. Certificate Owner......................................         61
U.S. Person.................................................         61
UCC.........................................................         29
Underwriters................................................         67
Withholding Agent...........................................         64

                                                                         ANNEX I

                        GLOBAL CLEARANCE, SETTLEMENT AND
                          TAX DOCUMENTATION PROCEDURES

     Except in certain circumstances, the globally offered Fleet Credit Card Master Trust II Asset Backed Securities (the "Global Securities") to be issued in Series from time to time (each, a "Series") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company ("DTC"), Cedel or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through Cedel and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between Cedel or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Cedel and Euroclear (in such capacity) and as DTC Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to issues of Certificates by ADVANTA Credit Card Master Trust II prior to the change of the Trust to Fleet Credit Card Master Trust II. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior Advanta Credit Card Master Trust II issues in same-day funds.

     Trading between Cedel and/or Euroclear Participants. Secondary market trading between Cedel Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC seller and Cedel or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedel Participant or a Euroclear Participant, the purchaser will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. Cedel or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or Euroclear Participant's account. The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel or Euroclear cash debit will be valued instead as of the actual settlement date.

     Cedel Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until Global Securities are credited to their accounts one day later.

     As an alternative, if Cedel or Euroclear has extended a line of credit to them, Cedel Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Cedel Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedel Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

     Trading between Cedel or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Cedel Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Cedel or Euroclear will instruct the respective Depositary, as appropriate, to deliver the bonds to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Cedel Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedel Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Cedel or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

          (a) borrowing through Cedel or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's customary procedures;

          (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

          (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedel Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global Securities holding securities through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless, under applicable law, (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for non-U.S. Persons (Form W-8). Beneficial owners of Certificates that are non-U.S. Persons generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

     Exemption for non-U.S. Persons with effectively connected income (Form
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Certificate Owner or his agent.

     Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

     The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States, any state thereof, or any political subdivision of either (including the District of Columbia) or (iii) an estate or trust the income of which is includible in gross income for United States tax purposes regardless of its source. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities. Further, the IRS has recently finalized new regulations that will revise some aspects of the current system for withholding on amounts paid to foreign persons. Under these regulations, interest or OID paid to a nonresident alien would continue to be exempt from U.S. withholding taxes (including backup withholding) provided that the holder complies with the new procedures.

                                    PART II

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.

Registration Statement Fee..................................  $    295**
Printing and Engraving Expenses.............................          *
Trustee's Fees and Expenses.................................          *
Legal Fees and Expenses.....................................          *
Blue Sky Fees and Expenses..................................          *
Accountants' Fees and Expenses..............................          *
Rating Agency Fees..........................................          *
Miscellaneous Fees and Expenses.............................          *
                                                              --------
          Total.............................................  $       *
                                                              ========

---------------
*  To be filed by amendment.

** Actual

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Articles of Association (the "Articles") of Fleet Bank (RI), National Association (the "Bank") provide that each person who was or is made a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (each a "proceeding"), by reason of the fact that he or she is or was a director, officer or employee of the Bank or is or was serving at the request of the Bank as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, or other enterprise, shall be indemnified and held harmless by the Bank to the fullest extent authorized by the law of the state in which the Bank's ultimate parent company is incorporated, expect as provided below. The Bank may, by action of its Board of Directors, grant rights to indemnification to agents of the Bank and to any director, officer, employee or agent of any of its subsidiaries with the same scope and effect as the foregoing indemnification of directors and officers.

     The Articles provide, however, that (i) no person shall be indemnified against expenses, penalties or other payments incurred in an administrative proceeding or action institute by a federal bank regulatory agency that results in a final order assessing civil money penalties against that person, requiring affirmative action by that person in the form of payments to the Bank or removing or prohibiting that person from service with the Bank and (ii) no person shall be indemnified here the Articles to the extent such indemnification would violate or conflict with any applicable federal statute or any applicable final regulation or interpretation adopted by the Office of the Comptroller of the Currency ("OCC") or the Federal Deposit Insurance Corporation ("FDIC").

     The Articles also provide that the Bank may purchase, maintain and make payment or reimbursement for reasonable premiums on, insurance to protect itself and any director, officer, employee or agent of the Bank or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Bank would have the power to indemnify such person against such person against such expense, liability or loss under the law of the state in which the Bank's ultimate parent is incorporated; provided, however, that such insurance shall explicitly exclude insurance coverage for a final order of a federal bank regulatory agency assessing civil money penalties against an Association director, officer, employee or agent.

     The Bank's ultimate parent company is incorporated in the State of Rhode Island. The laws of the State of Rhode Island provide that Rhode Island corporations may indemnify directors, officers, employees or agents against judgments, fines, reasonable costs, expenses and counsel fees paid or incurred in connection with any proceeding to which such director, officer, employee or agent or his legal representative may be a party (or for testifying when not a party) by reason of his being a director, officer, employee or agent, provided that such director, officer, employee or agent shall have acted in good faith and shall have reasonably believed (a) if he was acting in his official capacity that his conduct was in the corporation's best interests, (b) in all other cases that his conduct was at least not opposed to its best interests, and (c) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. With respect to possible indemnification of directors, officers and controlling persons of the Bank for liabilities arising under the Securities Act of 1933 (the "Act") pursuant to such provisions, the Bank is aware that the Securities and Exchange Commission has publicly taken the position that such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 16.  EXHIBITS.


 1.1  --   Form of Underwriting Agreement for the Certificates**
 4.1  --   Amended and Restated Pooling and Servicing Agreement**
 4.2  --   Amendment Number 1 to the Amended and Restated Pooling and
           Servicing Agreement**
 4.3  --   Amendment Number 2 to the Amended and Restated Pooling and
           Servicing Agreement**
 4.4  --   Amendment Number 3 to the Amended and Restated Pooling and
           Servicing Agreement**
 4.5  --   Assignment and Assumption Agreement**
 4.6  --   Form of Series Supplement to Pooling and Servicing
           Agreement**
 5.1  --   Opinion of Orrick, Herrington & Sutcliffe LLP with respect to legality**
 8.1  --   Opinion of Orrick, Herrington & Sutcliffe LLP with respect to federal tax matters
23.1  --   Consent of Orrick, Herrington & Sutcliffe LLP (included in its opinion filed as Exhibit 5.1)**
23.2  --   Consents of Orrick, Herrington & Sutcliffe LLP (included in its opinion filed as Exhibit 8.1)
24.1  --   Powers of Attorney**


---------------

** Previously filed.

ITEM 17.  UNDERTAKINGS.

     The undersigned Registrant on behalf of the Fleet Credit Card Master Trust II (the "Trust") hereby undertakes as follows:

       (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement; (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that (a)(1)(i) and (a)(1)(ii) will not apply if the information required to be included in a post-effective amendment thereby is contained in periodic reports filed pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering hereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

             (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of each issue.

          (d) That, for the purpose of determining any liability under the Securities Act of 1933, each posteffective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering hereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it (i) has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, (ii) reasonably believes that the security rating requirement contained in Transaction Requirement B.5 of Form S-3 will be met by the time of the sale of the securities registered hereunder and (iii) has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Horsham, Pennsylvania, on July 31, 1998.


                                          FLEET BANK (RI), NATIONAL ASSOCIATION
                                            as Depositor to the Trust and as
                                            Servicer on behalf
                                           of the Trust

                                          By:       /s/ MICHAEL COCO

                                            ------------------------------------
                                                     Name: Michael Coco
                                                   Title: Vice President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed on July 31, 1998 by the following persons in the capacities indicated.


                      SIGNATURE                                            TITLE
                      ---------                                            -----

*                                                      Chairman, President, Chief Executive Officer
-----------------------------------------------------    and Director
Name: Joseph W. Saunders

*                                                      Principal Financial Officer and Principal
-----------------------------------------------------    Accounting Officer
Name: John K. Bray

*                                                      Director
-----------------------------------------------------
Name: Robert B. Hedges, Jr.

*                                                      Director
-----------------------------------------------------
Name: Eugene M. McQuade

*                                                      Director
-----------------------------------------------------
Name: Brian T. Moynihan

*                                                      Director
-----------------------------------------------------
Name: H. Jay Sarles

*                                                      Director
-----------------------------------------------------
Name: Hayden D. Watson

*                                                      Director
-----------------------------------------------------
Name: Michael R. Zucchini

                *By: /s/ MICHAEL COCO
  ------------------------------------------------
                    Michael Coco
                  Attorney-in-Fact

*Note: Powers of Attorney appointing Joseph W. Saunders, John K. Bray and
       Michael Coco, or any of them acting singly, to execute the Registration Statement and any amendments thereto on behalf of the above-named individuals were previously filed with the Securities and Exchange Commission.

                                 EXHIBIT INDEX


EXHIBIT
NUMBER                               DESCRIPTION
-------                              -----------
1.1     --   Form of Underwriting Agreement for the Certificates**
4.1     --   Amended and Restated Pooling and Servicing Agreement**
4.2     --   Amendment Number 1 to the Amended and Restated Pooling and
             Servicing Agreement**
4.3     --   Amendment Number 2 to the Amended and Restated Pooling and
             Servicing Agreement**
4.4     --   Amendment Number 3 to the Amended and Restated Pooling and
             Servicing Agreement**
4.5     --   Assignment and Assumption Agreement**
4.6     --   Form of Series Supplement to the Pooling and Servicing
             Agreement**
5.1     --   Opinion of Orrick, Herrington & Sutcliffe LLP with respect to legality**
8.1     --   Opinion of Orrick, Herrington & Sutcliffe LLP with respect to federal tax matters
23.1    --   Consent of Orrick, Herrington & Sutcliffe LLP (included in opinion filed as Exhibit 5.1)**
23.2    --   Consent of Orrick, Herrington & Sutcliffe LLP (included in opinion filed as Exhibit 8.1)
24.1    --   Powers of Attorney**


---------------

** Previously filed.